Exhibit 2.1

EXECUTION COPY

AGREEMENT AND PLAN OF MERGER

by and among

MARQUEE HOLDINGS INC.,

and

LCE HOLDINGS, INC.

DATED AS OF JUNE 20, 2005

i

Index of Defined Terms

Acquisition Proposal	68
Affiliate	68
Agreement	1
Alternative Financing	60
Alternative Transaction	68
AMCE	69
AMCE Common Stock	10
AMCE Financial Statements	33
AMCE SEC Documents	31
Antitrust Authorities	56
Bankruptcy Exception	13
Business Day	69
Capital Stock	69
CERCLA	25
Certificate of Merger	2
Closing	2
Closing Date	2
Closing Parent Share Number	69
Code	1
Company	1
Company 2004 Balance Sheet	27
Company 401(k) Plan	57
Company Adjustment Amount	69
Company Adjustment Cap Amount	69
Company Bylaws	12
Company Capital Stock	4
Company Certificate of Incorporation	12
Company Class A-1 Common Stock	4
Company Class A-2 Common Stock	4
Company Class A-3 Common Stock	4
Company Class A-4 Common Stock	4
Company Class L Common Stock	4
Company Consent and Support Agreement	1
Company Disclosure Schedule	69
Company Employee Plans	69
Company ERISA Affiliate	69
Company Financial Statements	16
Company JVs	70
Company Korean Theatre Assets	70
Company Korean Theatre Assets Amount	70
Company Korean Theatre Sale Certificate	52
Company Leased Real Properties	23
Company Leases	23
Company Material Contract	19
Company Owned Intellectual Property	26
Company Owned Real Properties	22
Company Ownership Quotient	70
Company Permits	16
Company Ratio Amount	70
Company Real Properties	23
Company S-4	15
Company SEC Documents	15
Company Space Leases	24
Company Space Tenant	24
Company Stock Option	70
Company Stock Option Plans	70
Company Stock Purchase Agreement	59
Company Stockholders	1
Company Subsidiaries	11
Confidentiality Agreement	54
Contract	70
Contractors	22
Copyrights	72
Debt Commitment Letter	60
DGCL	1
DLLCA	7
Domestic Company JVs	70
Effective Time	2
Election Form	5
Environmental Claim	70
Environmental Laws	70
Environmental Permits	71
Equity Interests	71
ERISA	71
Exchange Act	71
Exchange Ratio	71
Existing Parent Common Stock	3
Expenses	71
Final Order	56
Financing	60
Foreign Company JVs	71
GAAP	71
Governmental Entity	14
group	71

Hazardous Materials	71
HSR Act	71
Indebtedness	72
Indemnifiable Claim	58
Indemnified Parties	57
Intellectual Property	72
IRS	72
Knowledge	72
Law	72
LCE Holdco	7
LCE Holdco Merger	7
LCE Intermediate Holdings	7
LCE Intermediate Holdings Capital Stock	9
LCE Intermediate Holdings Common Stock	9
LCE Intermediate Holdings Merger	8
LCE Intermediate Holdings Merger Consideration	9
LCE Intermediate Holdings Preferred Stock	9
LCE Voting Agreement	62
Liabilities	73
License Agreements	72
Lien	73
Loews	9
Loews Capital Stock	10
Loews Financial Statments	16
Losses	58
Management Fee Amendment	62
Marquee Voting Agreement	63
Material Adverse Effect	73
Merger	1
Merger Consideration	4
Merger Consideration Share Number	73
Net Cash Proceeds	73
Operating Company Merger	9
Operating Company Merger Consideration	10
Outside Date	64
Parent	1
Parent 2004 Balance Sheet	43
Parent Adjustment Amount	74
Parent Adjustment Cap Amount	74
Parent Bylaws	29
Parent Capital Stock	3
Parent Certificate of Incorporation	29
Parent Charter Amendments	3
Parent Class A Common Stock	3
Parent Class A-1 Common Stock	3
Parent Class A-2 Common Stock	3
Parent Class L Common Stock	3
Parent Class L-1 Common Stock	3
Parent Class L-2 Common Stock	3
Parent Class N Common Stock	3
Parent Consent and Support Agreement	1
Parent Disclosure Schedule	74
Parent Employee Plans	74
Parent ERISA Affiliate	74
Parent Financial Statements	33
Parent Japanese Theatre Assets	74
Parent Japanese Theatre Assets Amount	74
Parent Japanese Theatre Sale Certificate	52
Parent Leased Real Properties	39
Parent Leases	39
Parent Material Contract	35
Parent Owned Intellectual Property	41
Parent Owned Real Properties	38
Parent Permits	32
Parent Ratio Amount	74
Parent Real Properties	39
Parent Space Leases	40
Parent Space Tenant	40
Parent Stock Option	74
Parent Stock Option Plans	75
Parent Stockholders	1
Parent Subsidiaries	29
Patents	72
PBGC	75
Permitted Encumbrances	75
Person	75
Pre-Closing Parent Share Number	75
Preferred Exchange Ratio	75
Release	75
Representatives	53
Retention Plan	75
SEC	75
Securities Act	75
Significant Company Theatre Properties	76

v

Significant Parent Theatre Properties	76
Software	72
Stockholders Agreement	62
Stockholders’ Shares	6
Subsidiaries	76
Subsidiary	76
Surviving Class A-1 Common Stock	5
Surviving Class A-2 Common Stock	5
Surviving Class L-1 Common Stock	4
Surviving Class L-2 Common Stock	4
Surviving Class N Common Stock	4
Surviving Corporation	2
Surviving Corporation Option	6
Takeover Statute	28
Tax Return	76
Taxes	76
Term Sheet	76
Third Party	76
Trademarks	72
Transaction Documents	77
Treasury Regulations	77
Vested Company Option	6
WARN Act	77

AGREEMENT AND PLAN OF MERGER

AGREEMENT AND PLAN OF MERGER, dated as of June 20, 2005 (this “Agreement”), by and among Marquee Holdings Inc., a Delaware corporation (“Parent”), and LCE Holdings, Inc., a Delaware corporation (the “Company”).

W I T N E S S E T H:

WHEREAS, upon the terms and subject to the conditions of this Agreement and in accordance with the General Corporation Law of the State of Delaware (the “DGCL”), Parent and the Company will enter into a business combination transaction pursuant to which the Company will merge with and into Parent with Parent as the surviving corporation (the “Merger”); and

WHEREAS, the respective Boards of Directors of Parent and the Company have determined that the Merger is advisable to, and in the best interests of, their respective companies and their respective stockholders and, accordingly, have each approved this Agreement, agreed to effect the Merger and resolved to recommend that their respective stockholders consent to and approve this Agreement, the Merger and the other transactions contemplated hereby; and

WHEREAS, as a condition to and as an inducement to Parent’s willingness to enter into this Agreement, the Company  is concurrently with the execution and delivery of this Agreement, entering into a Consent and Support Agreement in the form of Exhibit A to this Agreement (the “Company Consent and Support Agreement”) with the holders of Company Capital Stock (as defined therein) listed on the signature pages thereto (together with all other holders of outstanding shares of Company Common Stock, the “Company Stockholders”) pursuant to which, among other things, each of such Company Stockholders is consenting to and approving this Agreement, the Merger and the other transactions contemplated hereby;

WHEREAS, as a condition to and as an inducement to the Company’s willingness to enter into this Agreement, Parent is concurrently with the execution and delivery of this Agreement, entering into a Consent and Support Agreement in the form of Exhibit B to this Agreement (the “Parent Consent and Support Agreement”) with the holders of Existing Parent Common Stock (as defined herein) listed on the signature pages thereto (together with all other holders of outstanding shares of Existing Parent Common Stock, the “Parent Stockholders”) pursuant to which, among other things, each of such Parent Stockholders is consenting to and approving this Agreement, the Merger and the other transactions contemplated hereby;

WHEREAS, for federal income tax purposes, it is intended that each of the Merger and the Operating Company Merger shall qualify as a “reorganization,” and this Agreement shall constitute a plan of reorganization, within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”) and the Treasury Regulations promulgated thereunder;

WHEREAS, for federal income tax purposes, it is intended that the LCE Intermediate Holdings Merger shall qualify as a complete liquidation of a subsidiary and a “reorganization” and this Agreement shall constitute both a plan of liquidation, within the meaning of Section 332 of the Code and the Treasury Regulations promulgated thereunder, and a plan of reorganization, within the meaning of Section 368(a) of the Code and the Treasury Regulations promulgated thereunder;

WHEREAS, for federal income tax purposes, it is intended that the LCE Holdco Merger shall qualify as a complete liquidation of a subsidiary and this Agreement shall constitute a plan of liquidation, within the meaning of Section 332 of the Code and the Treasury Regulations promulgated thereunder;

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Agreement and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE I

THE MERGER

Section 1.1                                      The Merger.  Upon the terms and subject to the satisfaction or waiver of the conditions set forth in this Agreement, and in accordance with the DGCL, at the Effective Time, the Company shall be merged with and into Parent.  As a result of the Merger, the separate corporate existence of the Company shall cease and Parent shall continue as the surviving corporation of the Merger (the “Surviving Corporation”).

Section 1.2                                      Closing.  The closing of the Merger (the “Closing”) shall take place on the third Business Day after the satisfaction or waiver (subject to applicable Law) of the conditions (excluding conditions that, by their nature, cannot be satisfied until the Closing) set forth in Article VII, unless this Agreement has been theretofore terminated pursuant to its terms or unless another time or date is agreed to in writing by the parties hereto (the actual date of the Closing being referred to herein as the “Closing Date”).  The Closing shall be held at the offices of Latham & Watkins LLP, 885 Third Avenue, New York, New York 10022, unless another place is agreed to in writing by the parties hereto.  On the Closing Date, the parties hereto shall cause the Merger to be consummated by filing a certificate of merger relating to the Merger (the “Certificate of Merger”) with the Secretary of State of the State of Delaware, in such form as required by, and executed in accordance with the relevant provisions of, the DGCL.  The Certificate of Merger shall be effective on the date and time of such filing or such later date and time as Parent and the Company shall have agreed to and shall be specified in the Certificate of Merger (such date and time, being the “Effective Time”).

Section 1.3                                      Effect of the Merger.  The Merger will have the effects provided in the applicable provisions of the DGCL.  Without limiting the generality of the foregoing, at the Effective Time, except as otherwise provided herein, all the property, rights, privileges, powers and franchises of the Company and Parent shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Parent shall become the debts, liabilities and duties of the Surviving Corporation.

Section 1.4                                      Certificate of Incorporation and Bylaws of Surviving Corporation.

(a)                                  Certificate of Incorporation.  The Certificate of Incorporation of Parent, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation, until thereafter changed or amended as provided therein or by applicable Law.

(b)                                 Parent Charter Amendments.  Prior to the Effective Time, following the LCE Intermediate Holdings Merger, the Certificate of Incorporation of Parent shall be amended and restated as described in the Term Sheet (the “Parent Charter Amendments”).  By virtue of the Parent Charter Amendments, and without any action on the part of Parent or its stockholders, (i) each existing share of common stock, par value $0.01 per share, of Parent (the “Existing Parent Common Stock”) issued and outstanding at the time of the Parent Charter Amendments shall be reclassified, changed and converted into one half of a share of Class A-1 Common Stock of Parent, par value $0.01 per share (the “Parent Class A-1 Common Stock”), and one half of a share of Class A-2 Common Stock of Parent, par value $0.01 per share (the “Parent Class A-2 Common Stock” and, together with the Parent Class A-1 Common Stock, the “Parent Class A Common Stock”), each having the rights, powers and privileges set forth in the Parent Charter Amendments, (ii) there shall be authorized a new class of common stock of Parent designated as Class L-1 Common Stock, par value $0.01 per share (the “Parent Class L-1 Common Stock”), and there shall be authorized a new series of common stock of Parent designated as Class L-2 Common Stock, par value $0.01 per share (the “Parent Class L-2 Common Stock” and, together with the Parent Class L-1 Common Stock, the “Parent Class L Common Stock”), each having the rights, powers and privileges set forth in the Parent Charter Amendments, (iii) there shall be authorized a new class of common stock of Parent designated as Class N Common Stock, par value $0.01 per share (the “Parent Class N Common Stock”), having the rights, powers and privileges set forth in the Parent Charter Amendments and (iv) the authorized and unissued Existing Parent Common Stock (together with the Parent Class A Common Stock, the Parent Class L Common Stock and the Parent Class N Common Stock, the “Parent Capital Stock”) shall remain authorized and shall be reclassified as residual common stock, par value $0.01, per share of Parent, with the rights, powers and privileges set forth in the Parent Charter Amendments.

(c)                                  Bylaws.  At the Effective Time, the Bylaws of Parent in effect immediately prior to the Effective Time, which shall contain the provisions necessary to effectuate the arrangements contemplated by the Term Sheet, shall become the Bylaws of the Surviving Corporation, until thereafter changed or amended as provided therein or by applicable Law.

Section 1.5                                      Directors and Officers of the Surviving Corporation.  At the Effective Time, (i) the initial directors of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation, shall be those individuals appointed by the stockholders of the Surviving Corporation in accordance with the arrangements contemplated by the Term Sheet and (ii) the initial officers of the Surviving Corporation, each to hold the office in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation, shall be those appointed by the initial directors of the Surviving Corporation in accordance with the arrangements contemplated by the Term Sheet.

ARTICLE II

CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES; TAX CONSEQUENCES

Section 2.1                                      Conversion of Securities.  At the Effective Time, by virtue of the Merger and without any action on the part of Parent, the Company or the holders of any of the following securities:

(a)                                  Conversion Generally.  Each share of Class A-1 Common Stock, par value $0.001 per share (“Company Class A-1 Common Stock”), Class A-2 Common Stock, par value $0.001 per share (“Company Class A-2 Common Stock”), Class A-3 Common Stock, par value $0.001 per share (“Company Class A-3 Common Stock”) and Class A-4 Common Stock, par value $0.001 per share, (the “Company Class A-4 Common Stock”) of the Company issued and outstanding immediately prior to the Effective Time shall be converted, at the election of the holder thereof in accordance with the procedures set forth herein, into either (i) a fraction of a newly and validly issued, fully paid and nonassessable share of Class L-1 Common Stock, par value $0.01 per share, of the Surviving Corporation (“Surviving Class L-1 Common Stock”) equal to one half of the Exchange Ratio and a fraction of a newly and validly issued, fully paid and nonassessable share of Class L-2 Common Stock, par value $0.01 per share, of the Surviving Corporation (“Surviving Class L-2 Common Stock”) equal to one half of the Exchange Ratio or (ii) a fraction of a newly and validly issued, fully paid and nonassessable share of Class N Common Stock, par value $0.01 per share, of the Surviving Corporation (“Surviving Class N Common Stock”) equal to the Exchange Ratio.  Each share of Class L Common Stock, par value $0.001 per share (the “Company Class L Common Stock” and, together with the Company Class A-1 Common Stock, the Company Class A-2 Common Stock, the Company Class A-3 Common Stock and the Company Class A-4 Common Stock, the “Company Capital Stock”), of the Company, none of which will be issued and outstanding at or immediately prior to the Effective Time, shall automatically cease to exist without payment of any consideration therefor.  The consideration described in this Section 2.1(a) and payable with respect to a particular share of Company Capital Stock is referred to herein as the “Merger Consideration.”  Except as provided in this Section 2.1, at the Effective Time, by virtue of the Merger, all shares of Company Capital Stock shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each certificate previously representing any such shares shall thereafter represent the right to receive the Merger Consideration payable in respect of such shares of Company Capital Stock.

(b)                                 Cancellation of Company Treasury Shares.  Each share of Company Capital Stock, if any, held by the Company as treasury stock immediately prior to the Effective Time shall be cancelled, and no payment (of Merger Consideration or otherwise) shall be made with respect thereto.

(c)                                  Capital Stock of Parent.  After giving effect to the Parent Charter Amendments, (i) no shares of Parent Class L Common Stock or Existing Parent Common Stock will be issued and outstanding prior to the Effective Time (ii) each share of Parent Class A-1 Common Stock issued and outstanding immediately prior to the Effective Time shall, at the election of the holder thereof in accordance with the procedures set forth herein, either (A) remain issued and outstanding and unchanged as a validly issued, fully paid and nonassessable share of Class A-1 Common Stock, par value $0.01 per share, of the Surviving Corporation (“Surviving Class A-1 Common Stock”) or (B) be converted into one validly issued, fully paid and nonassessable share of Surviving Class N Common Stock, (iii) each share of Parent Class A-2 Common Stock issued and outstanding immediately prior to the Effective Time shall, at the election of the holder thereof in accordance with the procedures set forth herein, either (A) remain issued and outstanding and unchanged as a validly issued, fully paid and nonassessable share of Class A-2 Common Stock, par value $0.01 per share, of the Surviving Corporation (“Surviving Class A-2 Common Stock”) or (B) be converted into one validly issued fully paid and nonassessable share of Surviving Class N Common Stock and (iv) each share of Parent Class N Common Stock issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding and unchanged as a validly issued, fully paid and nonassessable share of Surviving Class N Common Stock.

(d)                                 Change in Shares.  If, between the date of this Agreement and the Effective Time, the outstanding shares of Parent Capital Stock or Company Capital Stock shall have been changed into, or exchanged for, a different number of shares or a different class, by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, the Merger Consideration shall be correspondingly adjusted to provide the holders of Company Capital Stock the same economic effect as contemplated by this Agreement prior to such event.  For the avoidance of doubt, the reclassification of the Existing Parent Common Stock pursuant to the Parent Charter Amendments shall not give rise to any adjustment to the Merger Consideration pursuant to this Section 2.1(d).

Section 2.2                                      Exchange of Certificates; Merger Consideration and Surviving Corporation Capital Stock.  Each holder of record of Company Class A-1 Common Stock, Company Class A-2 Common Stock, Company Class A-3 Common Stock or Company Class A-4 Common Stock shall make an election on a form designated by Parent (an “Election Form”) as to the type of Merger Consideration such holder elects to receive as provided in Section 2.1(a).  Any Company Capital Stock for which such holder of record has not, as of the Closing Date, properly submitted an Election Form shall be converted into Merger Consideration consisting of Class L Common Stock, par value $0.01 per share, of the Surviving Corporation in accordance with the exchange mechanism set forth in Section 2.1(a) (it being understood that the Company Stockholders who are employees of the Company shall elect to receive Class N

Common Stock, par value $0.01 per share, of the Surviving Corporation).  Each holder of record of Parent Class A-1 Common Stock or Parent Class A-2 Common Stock shall make an election on an Election Form as to the type of Capital Stock of the Surviving Corporation such holder elects to receive as provided in Section 2.1(c).  Any Parent Class A-1 Common Stock or Parent Class A-2 Common Stock for which such holder of record has not, as of the Closing Date, properly submitted an Election Form shall remain outstanding as Surviving Class A-1 Common Stock or Surviving Class A-2 Common Stock, as applicable, in accordance with Section 2.1(c) (it being understood that the Parent Stockholders who are employees of Parent shall elect to receive Surviving Class N Common Stock).  At the Closing (or as soon as practicable thereafter), upon surrender by the Company Stockholders to Parent of stock certificates representing all of the outstanding shares of Company Capital Stock (the “Stockholders’ Shares”), which certificates shall be accompanied by stock powers duly executed in blank, Parent shall deliver, or cause to be delivered, to each of the Company Stockholders, common stock certificates of the Surviving Corporation representing the portion of Merger Consideration such Company Stockholder is entitled based on the Stockholders’ Shares held by such Company Stockholder.

Section 2.3                                      Withholding.  In the event that Parent would be required by the Code or by any provision of state, local or foreign tax Law to deduct and withhold any amount from the payment of Merger Consideration otherwise payable to a Company Stockholder pursuant to this Agreement, such holder shall, at the Closing, pay to Parent an amount of cash equal to the amount of such required deduction or withholding and Parent shall pay to such holder, without deduction or withholding, the full amount of the Merger Consideration payable to such holder pursuant to this Agreement, and such holder shall be treated, for all purposes of this Agreement, as having been paid the full amount of the Merger Consideration to which it is entitled pursuant to this Agreement.

Section 2.4                                      Stock Transfer Books.  At the Effective Time, the stock transfer books of the Company shall be closed and thereafter, there shall be no further registration of transfers of shares of Company Capital Stock theretofore outstanding on the records of the Company.  From and after the Effective Time, the holders of certificates representing shares of Company Capital Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares of Company Capital Stock except the right to receive the Merger Consideration.

Section 2.5                                      Company Stock Options.

(a)                                  The Company and Parent shall use commercially reasonable efforts to take all actions reasonably necessary and appropriate to provide that, at the Effective Time, each unexpired and unexercised Company Stock Option that has vested prior to the Effective Time (each such Company Stock Option, a “Vested Company Option”) shall be cancelled and shall thereafter be of no force or effect, or shall be exchanged for an option to purchase Capital Stock of the Surviving Corporation (a “Surviving Corporation Option”) pursuant to terms reasonably agreed to by the Company and Parent, taking into account the terms of such Company Vested Option, including the exercise price and the value of the shares of Company Capital Stock to which such Company Vested Option relates relative to the value of shares of Capital Stock of the Surviving Corporation to which the Surviving Corporation Option shall relate.  The Company shall use commercially reasonable efforts, including pursuant to the rights of the Company under any Company Stock Option Plans or other Contracts in respect of Company Stock Options to which the Company is party, to cause each of the holders of Vested Company Options to consent to the cancellation or exchange of such holder’s Vested Company Options in accordance with the preceding sentence.

(b)                                 Prior to the Effective Time, the Company and LCE Holdco shall take all actions reasonably necessary or appropriate to provide that the Company Stock Option Plan shall terminate as of the Effective Time and each unexpired and unexercised Company Stock Option (other than Vested Company Options) outstanding immediately prior to the Effective Time shall be cancelled as of the Effective Time and the holder thereof shall not be entitled to receive any consideration or other payment (whether in cash, property or otherwise) therefor.

Section 2.6                                      Merger of LCE Holdco LLC.

(a)                                  LCE Holdco Merger Generally.  Immediately prior to the Effective Time, in accordance with the DGCL and the Delaware Limited Liability Company Act (the “DLLCA”), the Company shall cause LCE Holdco LLC., a Delaware limited liability company (“LCE Holdco”) that is a direct wholly owned Subsidiary of LCE Intermediate Holdings, Inc., a Delaware corporation and a direct wholly owned Subsidiary of the Company (“LCE Intermediate Holdings”), to be merged with and into LCE Intermediate Holdings (the “LCE Holdco Merger”).  As a result of the LCE Holdco Merger, the separate limited liability company existence of LCE Holdco shall cease and LCE Intermediate Holdings shall continue as the surviving corporation of the LCE Holdco Merger.

(b)                                 LCE Holdco Certificate of Merger.  The Company shall cause the LCE Holdco Merger to be consummated by filing (or causing to be filed) a certificate of merger relating to the LCE Holdco Merger with the Secretary of State of the State of Delaware, in such form as required by, and executed in accordance with, the relevant provisions of, the DGCL and the DLLCA.

(c)                                  Effects of the LCE Holdco Merger.  The LCE Holdco Merger will have the effects provided in the applicable provisions of the DGCL and DLLCA.  Without limiting the generality of the foregoing, upon consummation of the LCE Holdco Merger, all the property, rights, privileges, powers and franchises of LCE Holdco and LCE Intermediate Holdings shall vest in LCE Intermediate Holdings, and all debts, liabilities and duties of LCE Holdco and the LCE Intermediate Holdings shall become the debts, liabilities and duties of LCE Intermediate Holdings.

(d)                                 Certificate of Incorporation; Bylaws; Directors and Officers.  Upon consummation of the LCE Holdco Merger, the Certificate of Incorporation, Bylaws, directors and officers of LCE Intermediate Holdings, as the surviving corporation of the LCE Holdco Merger, shall be the Certificate of Incorporation, Bylaws, directors and officers of the Company in effect or in office, as applicable, immediately prior to the LCE Holdco Merger.

(e)                                  Conversion of LCE Intermediate Holdings Securities.  Upon consummation and by virtue of the LCE Holdco Merger, without any action on the part of LCE Holdco, LCE Intermediate Holdings, or the members of LCE Holdco or stockholders of LCE Intermediate Holdings, each membership interest in LCE Holdco, of which none have been issued and are outstanding that are not held by LCE Intermediate Holdings, shall automatically be cancelled, retired and cease to exist without payment of any consideration therefor and any and all other membership interests in LCE Holdco shall automatically be canceled and shall cease to exist without payment of any consideration therefor.

(f)                                    Company Capital Stock.  Each share of Capital Stock of LCE Intermediate Holdings issued and outstanding immediately prior to the consummation of the LCE Holdco Merger shall remain issued and outstanding and unchanged as a validly issued, fully paid and nonassessable share of Capital Stock of LCE Holdco as in existence prior to the consummation of the LCE Holdco Merger.

Section 2.7                                      Merger of LCE Intermediate Holdings.

(a)                                  LCE Intermediate Holdings Merger Generally.  Immediately prior to the Effective Time, following the consummation of the LCE Holdco Merger, in accordance with the DGCL, LCE Intermediate Holdings shall be merged with and into the Company (the “LCE Intermediate Holdings Merger”).  As a result of the LCE Intermediate Holdings Merger, the separate corporate existence of LCE Intermediate Holdings shall cease and the Company shall continue as the surviving corporation of the LCE Intermediate Holdings Merger.

(b)                                 LCE Intermediate Holdings Certificate of Merger.  The Company shall cause the LCE Intermediate Holdings Merger to be consummated by filing a certificate of merger relating to the LCE Intermediate Holdings Merger with the Secretary of State of the State of Delaware, in such form as required by, and executed in accordance with, the relevant provisions of, the DGCL.

(c)                                  Effects of the LCE Intermediate Holdings Merger.  The LCE Intermediate Holdings Merger will have the effects provided in the applicable provisions of the DGCL.  Without limiting the generality of the foregoing, upon consummation of the LCE Intermediate Holdings Merger, all the property, rights, privileges, powers and franchises of LCE Intermediate Holdings and the Company shall vest in the Company, and all debts, liabilities and duties of LCE Intermediate Holdings and the Company shall become the debts, liabilities and duties of the Company.

(d)                                 Certificate of Incorporation; Bylaws; Directors and Officers.  Upon consummation of the LCE Intermediate Holdings Merger, the Certificate of Incorporation, Bylaws, directors and officers of the Company, as the surviving corporation of the LCE Intermediate Holdings Merger, shall be the Certificate of

Incorporation, Bylaws, directors and officers of the Company in effect or in office, as applicable, immediately prior to the LCE Intermediate Holdings Merger.

(e)                                  Conversion of LCE Intermediate Holdings Securities.  Upon consummation and by virtue of the LCE Intermediate Holdings Merger, without any action on the part of LCE Intermediate Holdings, the Company or the holders of any of the following securities, (i) each share of 10% Cumulative Preferred Stock, par value $0.001 per share (the “LCE Intermediate Holdings Preferred Stock”), of LCE Intermediate Holdings issued and outstanding immediately prior to the consummation of the LCE Intermediate Holdings Merger shall be converted into a number of fully paid and nonassessable shares of Company Class A-4 Common Stock equal to the Preferred Exchange Ratio and (ii) each share of Common Stock, par value $0.01 per share (the “LCE Intermediate Holdings Common Stock” and, together with the LCE Intermediate Holdings Preferred Stock, the “LCE Intermediate Holdings Capital Stock”), of LCE Intermediate Holdings, of which no shares are outstanding that are not held by the Company, shall automatically be cancelled and cease to exist without payment of any consideration therefor, (iii) each share of LCE Intermediate Holdings Capital Stock, if any, held by LCE Intermediate Holdings as treasury stock immediately prior to the consummation of the LCE Intermediate Holdings Merger shall be cancelled, and no payment of consideration shall be made with respect thereto and (iv) except as provided in this Section 2.7(e), all shares of LCE Intermediate Holdings Capital Stock shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each certificate previously representing any such shares shall thereafter represent the right to receive the LCE Intermediate Holdings Merger Consideration payable in respect of such shares of LCE Intermediate Holdings Capital Stock.  The consideration described in this Section 2.7(e) and payable with respect to a particular share of LCE Intermediate Holdings Capital Stock is referred to herein as the “LCE Intermediate Holdings Merger Consideration.”

(f)                                    Company Capital Stock.  Each share of Company Capital Stock issued and outstanding immediately prior to the consummation of the LCE Intermediate Holdings Merger shall remain issued and outstanding and unchanged as a validly issued, fully paid and nonassessable share of Company Capital Stock.

Section 2.8                                      Merger of Operating Companies

(a)                                  Operating Company Merger Generally.  Immediately following the Effective Time, in accordance with the DGCL, Loews Cineplex Entertainment Corporation, a Delaware corporation (“Loews”), shall be merged with and into AMCE (the “Operating Company Merger”).  As a result of the Operating Company Merger, the separate corporate existence of Loews shall cease and AMCE shall continue as the surviving corporation of the Operating Company Merger.

(b)                                 Operating Company Certificate of Merger.  The Surviving Corporation shall cause AMCE to cause the Operating Company Merger to be consummated by filing a certificate of merger relating to the Operating Company Merger with the Secretary of State of the State of Delaware, in such form as required by, and executed in accordance with, the relevant provisions of, the DGCL.

(c)                                  Effects of the Operating Company Merger.  The Operating Company Merger will have the effects provided in the applicable provisions of the DGCL.  Without limiting the generality of the foregoing, upon consummation of the Operating Company Merger, all the property, rights, privileges, powers and franchises of Loews and AMCE shall vest in AMCE, and all debts, liabilities and duties of Loews and AMCE shall become the debts, liabilities and duties of AMCE.

(d)                                 Certificate of Incorporation; Bylaws; Directors and Officers.  Upon consummation of the Operating Company Merger, the Certificate of Incorporation, Bylaws, directors and officers of AMCE, as the surviving corporation of the Operating Company Merger, shall be the Certificate of Incorporation, Bylaws, directors and officers of AMCE in effect or in office, as applicable, immediately prior to the Operating Company Merger.

(e)                                  Conversion of Loews Securities.  Upon consummation and by virtue of the Operating Company Merger, without any action on the part of AMCE, Loews or the holders of the following securities, (i) each share of Preferred Stock, par value $0.01 per share, Class A Common Stock, par value $0.01 per share and Class B Common Stock, par value $0.01 per share (collectively, the “Loews Capital Stock”) of Loews issued and outstanding immediately prior to the consummation of the Operating Company Merger shall be cancelled and be converted into the right to receive one newly issued fully paid and nonassessable share of common stock, par value $0.01, of AMCE (“AMCE Common Stock”), (ii) each share of Loews Capital Stock, if any, held by Loews as treasury stock immediately prior to the consummation of the Operating Company Merger shall be cancelled, and no payment of consideration shall be made with respect thereto, (iii) except as provided in this Section 2.8(e), all shares of Loews Capital Stock shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each certificate previously representing any such shares shall thereafter represent the right to receive the Operating Company Merger Consideration payable in respect of such shares of Loews Capital Stock.  The consideration described in this Section 2.8(e) and payable with respect to a particular share of Loews Capital Stock is referred to herein as the “Operating Company Merger Consideration.”

(f)                                    AMCE Common Stock.  Each share of AMCE Common Stock issued and outstanding immediately prior to the consummation of the Operating Company Merger shall remain issued and outstanding and unchanged as a validly issued, fully paid and nonassessable share of AMCE Common Stock.

Section 2.9                                      Transaction Order.  For the avoidance of doubt, it is understood and agreed that the transactions contemplated by Article I and this Article II shall occur in the following order: (a) immediately prior to the Effective Time, (i) first, the LCE Holdco Merger shall be consummated, (ii) second, the LCE Intermediate Holdings Merger shall be consummated and (iii) third, the Parent Charter Amendments shall be effected, (b) at the Effective Time, the Merger shall be consummated and (c)

immediately following the Effective Time, the Operating Company Merger shall be consummated.

Section 2.10                                Tax Consequences  The parties intend that each of the Merger, the Operating Company Merger and the LCE Intermediate Holdings Merger qualify as a “reorganization” under Section 368(a) of the Code.  With respect to each of the Merger, the Operating Company Merger and the LCE Intermediate Holdings Merger, each of the parties hereto adopts this Agreement as a “plan of reorganization” within the meaning of Treasury Regulations Sections 1.368-2(g) and 1.368-3(a) and agrees to cooperate in order to qualify the transactions as reorganizations, and to report each of the Merger, the Operating Company Merger and the LCE Intermediate Holdings Merger for federal and state income tax purposes in a manner consistent with such characterization.

(b)                                 The parties intend that each of the LCE Intermediate Holdings Merger and the LCE Holdco Merger qualify as a complete liquidation of a subsidiary under Section 332 of the Code.  Each of the parties hereto adopts this Agreement as a “plan of liquidation” with respect to each of the LCE Intermediate Holdings Merger and the LCE Holdco Merger within the meaning of Section 332(b) of the Code and Treasury Regulations Section 1.332-6 and agrees to cooperate in order to qualify the transactions as liquidations, and to report each of the LCE Intermediate Holdings Merger and the LCE Holdco Merger for federal and state income tax purposes in a manner consistent with such characterization.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to Parent that, except as set forth in the Company Disclosure Schedule (each schedule of which qualifies the correspondingly numbered section in this Agreement and any other section to which it is reasonably apparent on the face of such schedule that such schedule would qualify such other section):

Section 3.1                                      Corporate Existence and Power.

(a)                                  The Company is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware.  Each Subsidiary of the Company (collectively, the “Company Subsidiaries”) is, and to the Knowledge of the Company each Company JV is, duly organized, validly existing and in good standing (with respect to jurisdictions that recognize such concept) under the Laws of the jurisdiction in which it is organized, except where the failure to be so organized, existing or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company.  Each of the Company, the Company Subsidiaries and, to the Knowledge of the Company each Company JV, has the requisite power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to have such power and authority would not, individually or in the aggregate, reasonably be expected to have a Material

Adverse Effect on the Company.  Each of the Company, the Company Subsidiaries and, to the Knowledge of the Company each of the Company JVs, is duly qualified or licensed to do business, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company.  The Company has heretofore made available to Parent true, correct and complete copies of the Company’s Certificate of Incorporation (the “Company Certificate of Incorporation”), Bylaws (the “Company Bylaws”) and minute books and the similar organizational documents and minute books of each of the Company Subsidiaries, all as currently in effect.  None of the Company, any of the Company Subsidiaries, or to the Knowledge of the Company any Company JV, is in violation of any of the terms or provisions of their respective Certificates of Incorporation, Bylaws or similar organizational documents, in each case as currently in effect, except, in the case of the Company Subsidiaries and Company JVs, such violations as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company.

(b)                                 As of the date hereof, Schedule 3.1(b) sets forth a list of (i) all Company Subsidiaries and Company JVs and their respective jurisdictions of organization and (ii) all Persons in which the Company or a Company Subsidiary directly or indirectly owns 10% or more of the outstanding Capital Stock, including an indication of the percentage owned by the Company or such Company Subsidiary.  As of the date hereof, except as set forth on Schedule 3.1(b), the Company directly or indirectly holds 100% of the issued and outstanding shares of Capital Stock of each of the Company Subsidiaries and Company JVs and there are no other outstanding Equity Interests in the Company Subsidiaries or, to the Knowledge of the Company, the Company JVs.  All of the issued and outstanding shares or certificates representing Capital Stock of each of the Company Subsidiaries and Company JVs that are owned by the Company, a Company Subsidiary or a Company JV are owned free and clear of all Liens and are validly issued, fully paid and nonassessable.

Section 3.2                                      Capitalization.  The authorized Capital Stock of the Company consists of 13,600,000 shares of Company Class A-1 Common Stock, 13,600,000 shares of Company Class A-2 Common Stock, 8,800,000 shares of Company Class A-3 Common Stock, 37,000,000 shares of Company Class A-4 Common Stock and 4,250,000 shares of Company Class L Common Stock.  As of the date hereof, there are outstanding 13,285,332.70 shares of Company Class A-1 Common Stock, 13,285,332.70 shares of Company Class A-2 Common Stock, 8,596,391.81 shares of Company Class A-3 Common Stock, 91,530.77  shares of Company Class A-4 Common Stock and 3,917,620.91 shares of Company Class L Common Stock, and there are no other outstanding Equity Interests of the Company.  All shares of Company Capital Stock have been duly authorized and validly issued and are fully paid and nonassessable and were not issued in violation of any preemptive rights.  No bonds, debentures, notes or other indebtedness of the Company having the right to vote on any matters on which the holders of capital stock of the Company may vote are issued or outstanding.  As of the date hereof, except as set forth on Schedule 3.2(a), there are no outstanding options, warrants or other rights to acquire Capital Stock from the Company, and no preemptive or similar rights, calls, agreements, commitments, arrangements, subscriptions or other rights, convertible or exchangeable securities, agreements, arrangements or commitments of any character, relating to the Capital Stock of the Company, obligating the Company to issue, deliver, transfer, issue or sell, any Equity Interests of the Company or obligating the Company to grant, extend or enter into any agreement, arrangement or commitment with respect to any such Equity Interests.  Schedule 3.2(a) sets forth a true, correct and complete list of all outstanding options to purchase shares of Company Capital Stock and shares of Capital Stock of LCE Intermediate Holdings, Inc., as of the date hereof, which list sets forth the name of the holders thereof and, to the extent applicable, the exercise price or purchase price thereof, the number of shares of Company Capital Stock and shares of Capital Stock of LCE Intermediate Holdings, Inc., as applicable, subject thereto, the governing agreement or arrangement with respect thereto and the expiration date thereof.  Except as set forth on Schedule 3.2(b), as required by the terms of any Company Stock Options, and/or as permitted by Section 5.1, there are no (i) outstanding agreements or other obligations of the Company, any Company Subsidiary or to the Knowledge of the Company any Company JV to repurchase, redeem or otherwise acquire (or cause to be repurchased, redeemed or otherwise acquired) any shares of Company Capital Stock or shares of Capital Stock of LCE Intermediate Holdings, Inc. or (ii) voting trusts or other agreements or understandings to which the Company or any Company Subsidiary or, to the Knowledge of the Company, any of the Company’s directors or executive officers is a party with respect to the voting of Capital Stock of the Company, any Company Subsidiary or to the Knowledge of the Company any Company JV.

Section 3.3                                      Corporate Authorization.

(a)                                  The execution, delivery and performance by the Company of this Agreement and the Transaction Documents to which it is or will be party and the consummation by the Company of the transactions contemplated hereby and thereby are within the corporate powers of the Company, and have been duly authorized by all necessary corporate action, except with respect to the approval of the Company Stockholders that is being obtained immediately following the execution hereof.  This Agreement and each Transaction Document to which the Company is or will be party constitutes or will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditors’ rights, and to general equitable principles (the “Bankruptcy Exception”).

(b)                                 The Company’s Board of Directors, at a meeting duly called and held or by unanimous written consent, and not subsequently rescinded or modified in any way, has duly (i) determined that this Agreement, the Transaction Documents to which the Company is or will be party and the transactions contemplated hereby and thereby (including the Merger) are fair to and in the best interests of the Company Stockholders, (ii) approved and adopted this Agreement, the Transaction Documents to which the Company is or will be party and the transactions contemplated hereby and thereby (including the Merger) and declared this Agreement advisable and (iii) recommended that the Company Stockholders vote in favor of the adoption of this Agreement and the Transaction Documents to which the Company is or will be party and in favor of all other actions necessary to consummate the transactions contemplated hereby and thereby.

Section 3.4                                      No Conflict; Required Filings and Consents.

(a)                                  The execution and delivery of this Agreement and the Transaction Documents to which it is or will be party by the Company do not, and the performance by the Company of its obligations hereunder and thereunder will not, (i) conflict with or violate any provision of the Company Certificate of Incorporation or Company Bylaws or any similar organizational documents of any Company Subsidiary or to the Knowledge of the Company, any Company JV, (ii) assuming that all consents, approvals, authorizations and permits described in Section 3.4(b) have been obtained and all filings and notifications described in Section 3.4(b) have been made and any waiting periods thereunder have terminated or expired, conflict with or violate any Law applicable to the Company or any Company Subsidiary, or to the Knowledge of the Company any Company JV, or by which any property or asset of the Company, any Company Subsidiary or any Company JV is bound or affected or (iii) require any consent or approval under, result in any breach of or any loss of any benefit under, or constitute a change of control or default (or an event which with notice or lapse of time or both would become a default) under, or give to others any right of termination, vesting, amendment, acceleration or cancellation of, or result in the creation of a Lien or other encumbrance on any property or asset of the Company, any Company Subsidiary, or the Knowledge of the Company any Company JV, pursuant to, any Contract, Company Permit or other instrument or obligation, except, with respect to clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences which would not, individually or in the aggregate, reasonably be expected to (x) have a Material Adverse Effect (without giving effect to clause (iv) of the definition thereof) on the Company or (y) prevent or materially delay the performance by the Company of its obligations hereunder or under the Transaction Documents or the ability of the Company to take any action necessary to consummate the Merger.

(b)                                 The execution and delivery of this Agreement and the Transaction Documents to which it is or will be party by the Company do not, and the performance by the Company of its obligations hereunder or thereunder will not, require any consent, approval, authorization or permit of, or filing with, or notification to, any domestic or foreign governmental, administrative, judicial or regulatory authority (a “Governmental Entity”) or any other Person (it being understood that the approval of the Company Stockholders is being obtained immediately following the execution hereof), except (i) under the Exchange Act, the Securities Act and any applicable Blue Sky Law, (ii) under the HSR Act and, if and to the extent necessary, foreign or supranational antitrust and competition Laws, (iii) the filing and recordation of the Certificate of Merger as required by the DGCL and (iv) for such other consents, approvals, authorizations, permits, filings or notifications, the failure of which to make or obtain, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company.

Section 3.5                                      SEC Filings.

(a)                                  Each of the Company and its Subsidiaries, including Loews, has timely filed all forms, reports and documents (including all Exhibits, Schedules and Annexes thereto) required to be filed by it under the Securities Act or the Exchange Act, as the case may be, with the SEC since July 27, 2004, including any amendments or supplements thereto and including the registration statement on Form S-4 of Loews and certain other Company Subsidiaries filed on April 15, 2005 (including the draft amendment to such Form S-4 dated June 9, 2005 that has been delivered to Parent, the “Company S-4” and collectively, the “Company SEC Documents”).  The Company SEC Documents, as of their respective filing dates, or in the case of the amendment to the S-4, as of the date hereof, (i) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (ii) complied in all material respects with the Securities Act or the Exchange Act, each as in effect on the date so filed or delivered to Parent, as the case may be.  As of the date hereof, no Company Subsidiary or Company JV is, and the Company is not, subject to the periodic reporting requirements of the Exchange Act.  The Company has previously provided to Parent a true, correct and complete copy of the draft of the amendment dated June 9, 2005 included in the Company S-4 to be filed subsequent to the announcement of this Agreement and there are no other amendments or modifications which have not yet been filed with the SEC to any agreement, document or other instrument which previously has been filed by Loews with the SEC pursuant to the Securities Act or the Exchange Act, to the extent such amendment or modification is required to be filed thereunder.

(b)                                 The management of each of the Company and Loews has (i) implemented disclosure controls and procedures (as defined in Rule 13a-15(e) of the Exchange Act) to ensure that material information relating to the Company and its Subsidiaries, including Loews, is made known to the management of the Company and Loews by others within those entities and (ii) disclosed, based on its most recent evaluation, to the Company’s and to Loews’ outside auditors and the audit committee of the Boards of Directors of the Company and Loews and to Parent (A) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act) that, in its good faith judgment, are reasonably likely to materially affect the Company’s or Loews’ ability to record, process, summarize and report financial data and (B) any fraud, whether or not material, known to management that involves management or other employees who, in each case, have a significant role in the Company’s or Loews’ internal control over financial reporting.

Section 3.6                                      Permits; Compliance With Law.  The Company, each of the Company Subsidiaries, and to the Knowledge of the Company each Company JV, is in possession of all authorizations, licenses, permits (including Environmental Permits), certificates, approvals and clearances, and has submitted notices to, all Governmental Entities necessary for the Company or any Company Subsidiary or Company JV to develop, construct, own, lease and operate its properties or other assets and to carry on their respective businesses in the manner described in the Company SEC Documents filed or delivered to Parent prior to the date hereof and as it is being conducted as of the date hereof (other than authorizations, licenses, permits (including Environmental Permits), certificates, approvals and clearances required to be in the possession of, or notices required to be submitted by landlords of real properties leased by the Company, a Company Subsidiary or a Company JV pursuant to a lease or other agreement) (the “Company Permits”), and all such Company Permits are valid, and in full force and effect, except where the failure to have, or the suspension or cancellation of, or failure to be valid or in full force and effect of, any of the Company Permits would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company.  None of the Company, any Company Subsidiary, or any Company JV, is in conflict with, or in default or violation of, (i) any Law applicable to the Company, any Company Subsidiary or, to the Knowledge of the Company, any Company JV or by which any property or asset of the Company, any Company Subsidiary or any Company JV is bound or affected or (ii) any Company Permits, except, with respect to clauses (i) and (ii), for any such conflicts, defaults or violations that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company.

Section 3.7                                      Financial Statements.

(a)                                  The audited and unaudited financial statements, including all related notes and schedules, contained in the Company SEC Documents (or incorporated therein by reference) (collectively, the “Loews Financial Statments”) (i) when filed, complied in all material respects with all applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto (ii) present fairly in all material respects the consolidated financial position of Loews and its consolidated Subsidiaries as of their respective dates and the consolidated results of operations, retained earnings and cash flows of Loews and its consolidated Subsidiaries for the respective periods indicated and (iii) were prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except for changes in accounting principles disclosed in the notes thereto and subject, in the case of unaudited statements, to normal year end adjustments which were not and are not expected to be material in amount and the absence of related notes).

(b)                                 Set forth on Schedule 3.7(b) are the unaudited consolidated balance sheet of the Company and the consolidated Company Subsidiaries as of March 31, 2005 and the related unaudited statements of income and cash flows for the three calendar months ended March 31, 2005 (the “Company Financial Statements”).  The Company Financial Statements (i) present fairly in all material respects the consolidated financial position of the Company and the consolidated Company Subsidiaries as of their respective dates and the consolidated results of operations, retained earnings and cash flows of the Company and the consolidated Company Subsidiaries for the respective periods indicated and (ii) were prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except for changes in accounting principles disclosed in the notes thereto and subject, in the case of unaudited statements, to normal year end adjustments which were not and are not expected to be material in amount and the absence of related notes).

Section 3.8                                      Absence of Certain Changes.

(a)                                  Since December 31, 2004, except as specifically required by, or as disclosed pursuant to, this Agreement, the Company, the Company Subsidiaries, the Domestic Company JVs and, to the Knowledge of the Company, the Foreign Company JVs, have conducted their respective businesses in all material respects in the ordinary course consistent with past practice, and there has not been any event, occurrence or development which individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect on the Company.

(b)                                 Since December 31, 2004, except as specifically required or expressly permitted by, or as disclosed pursuant to, this Agreement, none of the Company, any Company Subsidiary, any Domestic Company JV or to the Knowledge of the Company any Foreign Company JV has taken any action that, if taken during the period from the date of this Agreement through the Effective Time, would violate Section 5.1.

Section 3.9                                      No Undisclosed Liabilities.  There are no Liabilities of the Company, any Company Subsidiary or any Company JV of the kind required to be reflected in the Loews Financial Statements in accordance with GAAP, other than (i) Liabilities disclosed or provided for in the Loews Financial Statements, (ii) Liabilities incurred since December 31, 2004, in the ordinary course of business consistent with past practice which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company and (iii) Liabilities which would not, individually or in the aggregate, be material to the Company and the Company Subsidiaries, taken as a whole.

Section 3.10                                Litigation.  There is no action, suit, investigation or proceeding pending against, or to the Knowledge of the Company threatened against or affecting, the Company or any Company Subsidiary, or to the Knowledge of the Company any Company JV, or any of their respective properties or any of their respective officers or directors, or for which the Company, any Company Subsidiary or to the Knowledge of the Company any Company JV, is obligated to indemnify a Third Party, before any court or arbitrator or any governmental body, agency or official except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company.  There is no judgment, decree, injunction, rule, writ or order of any Governmental Entity or arbitrator outstanding against the Company, any Company Subsidiary or to the Knowledge of the Company any Company JV, which would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company.

Section 3.11                                Taxes.

(a)                                  Each of the Company, each Company Subsidiary, and to the Knowledge of the Company each Company JV, has timely filed or caused to be timely filed with the appropriate Tax authorities all material Tax Returns that are required to be filed by, or with respect to, the Company, the Company Subsidiaries and the Company

JVs on or prior to the Closing Date.  All such Tax Returns are true, correct and complete in all material respects.  There are no material Liens for Taxes upon the assets of the Company, any Company Subsidiary or to the Knowledge of the Company any Company JV, except Liens for Taxes not yet due.

(b)                                 All material Taxes and Tax liabilities of the Company, the Company Subsidiaries, and to the Knowledge of the Company the Company JVs, have been timely paid or fully provided for as a liability on the financial statements of the Company, the Company Subsidiaries and Company JVs in compliance with GAAP.

(c)                                  None of the Company, any of the Company Subsidiaries, or to the Knowledge of the Company any of the Company JVs, has been a party to any distribution occurring during the two years preceding the date of this Agreement in which the parties to such distribution treated the distribution as subject to Section 355 of the Code.

(d)                                 No deficiencies for material Taxes have been claimed, proposed or assessed in writing against the Company, any of the Company Subsidiaries, or to the Knowledge of the Company any Company JV, by any Tax authority that have not been finally resolved, and neither the Company nor any Company Subsidiary has Knowledge of any pending or threatened claim, proposal or assessment against the Company, any Company Subsidiary or Company JV for any such deficiency for material Taxes.  The Company has not received written notice of any audits, investigations or other proceedings relating to any Liability of the Company, any Company Subsidiary or any Company JV in respect of any material Taxes which to the Company’s Knowledge is still open.

(e)                                  None of the Company, any Company Subsidiary or to the Knowledge of the Company any Company JV has granted any waivers or extensions of the time to assess any material Taxes.

(f)                                    The Company, each Company Subsidiary, and to the Knowledge of the Company each Company JV, have withheld and paid all material Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

(g)                                 None of the Company, any Company Subsidiary, or to the Knowledge of the Company any Company JV, is liable for a material amount of Taxes of any other Person (other than the Company or any Company Subsidiary) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

(h)                                 None of the Company, any Company Subsidiary, or to the Knowledge of the Company any Company JV, is party to any Tax allocation, indemnification or sharing agreement relating to allocating, indemnifying, or sharing Taxes among members of a consolidated, combined or unitary group.

(i)                                     None of the Company, any Company Subsidiary, or to the Knowledge of the Company any Company JV, has entered into any transaction which constitutes a “listed transaction” (as defined in Treasury Regulation Section 301.6111-2(b)(2)).

Section 3.12                                Contracts and Commitments.

(a)                                  Except as filed as exhibits to the Company SEC Documents filed or delivered to Parent prior to the date of this Agreement, none of the Company, any Company Subsidiary, or to the Knowledge of the Company any Domestic Company JV, is a party to or bound by any Contract other than any Company Lease which (i) as of the date hereof, is a “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K promulgated by the SEC), (ii) involves aggregate expenditures in excess of $8,000,000, (iii) involves annual expenditures in excess of $5,000,000 and is not cancelable within one year, (iv) which would prohibit or materially delay the consummation of the Merger, (v) contains any non-compete or exclusivity provisions with respect to any line of business or geographic area with respect to the Company, any Company Subsidiary or any of the Company’s current or future Affiliates, or which restricts the conduct of any line of business by the Company, any Company Subsidiary or any of the Company’s current or future Affiliates or any geographic area in which the Company, any Company Subsidiary or any of the Company’s current or future Affiliates may conduct business, in each case in any material respect, (vi) constitutes a partnership, joint venture, management services, stockholder or similar agreement or arrangement, (vii) provides for annual compensation of $150,000 or more to any director or officer of the Company, any Company Subsidiary or any Domestic Company JV (viii) evidences or governs material Indebtedness or (ix) amends, supplements or modifies in any respect any of the foregoing Contracts.  Each Contract of the type described in Section 3.12, whether or not set forth in Schedule 3.12, and any Company Lease, is referred to herein as a “Company Material Contract”.

(b)                                 Each Company Material Contract is valid and binding on the Company, each Company Subsidiary, and to the Knowledge of the Company each Domestic Company JV, party thereto and, to the Company’s and each such Company Subsidiary’s Knowledge each other party thereto, and is in full force and effect, and the Company, each of the Company Subsidiaries, and to the Knowledge of the Company each Domestic Company JV, have performed in all respects all obligations required to be performed by them to the date hereof under each Company Material Contract and, to the Company’ Knowledge, each other party to each Company Material Contract has performed in all respects all obligations required to be performed by it under such Company Material Contract to the date hereof, except, in each case, as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company.

Section 3.13                                Employee Benefit Plans.

(a)                                  Schedule 3.13(a) contains a true, correct and complete list of each Company Employee Plan.  With respect to each Company Employee Plan, the Company has made available to Parent true, correct and complete copies of the Company Employee Plan and any amendments thereto (or if the Company Employee Plan is not a written plan, a written description thereof).  Each Company Employee Plan has been established and maintained in material compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations (including but not limited to ERISA, the Sarbanes-Oxley Act of 2002, as amended, and the Code) which are applicable to such Company Employee Plan, except for such exceptions that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company.

(b)                                 Neither the Company nor any Company ERISA Affiliate has incurred any liability under Title IV of ERISA that has not been satisfied in full, and no condition exists that presents a material risk to the Company or any Company ERISA Affiliate of incurring any such liability other than liability for premiums due the PBGC (which premiums have been paid when due).

(c)                                  Each Company Employee Plan (which is not a multiemployer pension plan) which is intended to be qualified under Section 401(a) of the Code is so qualified, each trust forming a part thereof is exempt from federal income tax pursuant to Section 501(a) of the Code and, to the Knowledge of the Company, no circumstances exist which will adversely affect such qualification or exemption.

(d)                                 The consummation of the transactions contemplated by this Agreement and the Transaction Documents will not, either alone or in combination with any other event, (i) entitle any current or former employee, officer, director or consultant of the Company, any Company Subsidiary, or to the Knowledge of the Company any Company JV, or any Company ERISA Affiliate to severance pay, unemployment compensation or any other similar termination payment, or (ii) accelerate the time of payment or vesting, or increase the amount of, or otherwise enhance, any benefit due to any such employee, officer, director or consultant.  No amounts payable under Company Employee Plans will fail to be deductible for federal income tax purposes under Section 280G of the Code by reason of the consummation of the transactions contemplated by this Agreement.

(e)                                  No Company Employee Plan is a “multiemployer pension plan,” as defined in Section 3(37) of ERISA, nor is any Company Employee Plan a plan described in Section 4063(a) of ERISA.  As of the date of this Agreement, the Company has no unpaid withdrawal liability with respect to any “multiemployer pension plan” to which the Company or any Company ERISA Affiliate has contributed or been obligated to contribute.  In the event the Company or any Company ERISA Affiliate withdrew in a “complete withdrawal” from all “multiemployer pension plans” to which the Company or any Company ERISA Affiliate has contributed, or been obligated to contribute, as of the Effective Time, the aggregate withdrawal liability incurred by the Company or such Company ERISA Affiliate would not have a Material Adverse Effect on the Company.

(f)                                    No Company Employee Plan provides benefits, including, without limitation, death or medical benefits (whether or not insured), with respect to any current or former employees of the Company, any Company Subsidiary, or to the Knowledge of the Company any Company JV,  for periods extending beyond their retirement or other termination of service (other than (i) coverage mandated by applicable law, (ii) death benefits or retirement benefits under any “employee pension plan,” as that term is defined in Section 3(2) of ERISA, or (iii) benefits the full cost of which is borne by the current or former employee (or his or her beneficiary)).

(g)                                 There are no pending or, to the Knowledge of the Company, threatened or anticipated claims by or on behalf of any Company Employee Plan (which is not a multiemployer pension plan), by any employee or beneficiary under any such plan or otherwise involving any such plan (other than routine claims for benefits or claims that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company). No Company Employee Plan is under audit or investigation by, nor has the Company been contacted with respect to any Company Employee Plan by, the IRS, the PBGC or the Department of Labor.  No such audit, investigation or contact is pending or, to the Knowledge of the Company, threatened as of the date of this Agreement.

(h)                                 As of December 31, 2004, with respect to each Company Employee Plan (which is not a multiemployer pension plan) that is a defined benefit plan, the projected benefit obligations under all such plans, whether or not qualified, utilizing actuarial methods and assumptions set forth in the Loews Financial Statements, did not exceed the fair market value of the assets of such plans as of such date by more than $20,000,000.  As of the date hereof and as of the Effective Time, the aggregate increase in any such underfunding since December 31, 2004 (taking into account only such plans for which there is any increase) would not, if all such plans were then terminated, have a Material Adverse Effect on the Company.

(i)                                     There is no Contract, plan or arrangement with any current or former employee, officer or director of the Company to which the Company, any Company Subsidiary, or to the Knowledge of the Company any Company JV, is a party as of the date of this Agreement that, individually or in the aggregate and as a result of the Merger (whether alone or upon the occurrence of additional or subsequent events) or otherwise, is reasonably likely to give rise to the payment of any amount that would not be deductible pursuant to Section 162(m) of the Code or any corresponding or similar provision of state, local or foreign income Tax law.

Section 3.14                                Labor and Employment Matters.

(a)                                  (i) There are no collective bargaining agreements with any union covering employees of the Company, any of the Company Subsidiaries or to the Knowledge of the Company any Domestic Company JV, (ii) there is no labor strike, dispute, slowdown, stoppage or lockout actually pending or, to the Knowledge of the Company or any of the Company Subsidiaries, threatened against the Company, any of the Company Subsidiaries or to the Knowledge of the Company any of the Company JVs, (iii) to the Knowledge of the Company or any of the Company Subsidiaries, no union organizing campaign with respect to the employees of the Company, any of the Company Subsidiaries or Domestic Company JVs is threatened or underway, (iv) there is no unfair labor practice charge or complaint against the Company, any of the Company

Subsidiaries, or to the Knowledge of the Company any Domestic Company JV, pending or, to the Knowledge of the Company or any of the Company Subsidiaries, threatened before the National Labor Relations Board or any similar state or foreign agency, (v) there is no written grievance pending relating to any collective bargaining agreement or other grievance procedure and (vi) to the Knowledge of the Company or any of the Company Subsidiaries, no charges with respect to or relating to the Company, any of the Company Subsidiaries or any of the Domestic Company JVs are pending before the Equal Employment Opportunity Commission or any other agency responsible for the prevention of unlawful employment practices, except for such exceptions to the foregoing clauses (iv), (v) and (vi) which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company.

(b)                                 The Company has made available to Parent true, correct and complete copies of each of the Company’s material written personnel policies or rules applicable to employees of the Company or of the Company Subsidiaries in effect as of the date hereof.  The Company and the Company Subsidiaries, and to the Knowledge of the Companies the Domestic Company JVs, and to the Knowledge of the Company and the Company Subsidiaries, all of the suppliers, manufacturers, contractors and subcontractors (“Contractors”) engaged in the operation of the respective businesses of the Company, the Company Subsidiaries and to the Knowledge of the Companies the Domestic Company JVs, are and have at all times been, in compliance with all applicable Laws respecting employment and employment practices, terms and conditions of employment, wages, hours of work and occupational safety and health, except for such failures to be in compliance as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company.

(c)                                  As of the date hereof, within the last three years, none of the Company, the Company Subsidiaries or to the Knowledge of the Company any of the Company JVs have effectuated (i) a “plant closing” (as defined in the WARN Act) affecting any site of employment or one or more facilities or operating units within any site of employment or facility of the Company, any of the Company Subsidiaries or any of the Company JVs, or (ii) a “mass layoff” (as defined in the WARN Act) affecting any site of employment or facility of the Company, any of the Company Subsidiaries or any of the Company JVs; nor has the Company, any of the Company Subsidiaries or to the Knowledge of the Company any of the Company JVs, been affected by any transaction or engaged in layoffs or employment terminations sufficient in number to trigger application of any similar state or local Law.

Section 3.15                                Real Property; Leases.

(a)                                  Schedule 3.15(a) contains a true, correct and complete list, by location, of all real property owned by the Company, any Company Subsidiary or any Domestic Company JV (the “Company Owned Real Properties”).  Except for (x) such exceptions which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company, (y) any matters of public record affecting the use of such properties and disclosed in writing in the most recently obtained title insurance policies or reports with respect to the Company Owned Real Properties made available to Parent prior to the date hereof and (z) Permitted Encumbrances, (i) the Company and the Company Subsidiaries have good and marketable title to the Company Owned Real Properties and (ii) the Company Owned Real Properties will be at Closing free and clear of all mortgages, Liens, leases, tenancies, security interests, options to purchase or lease or rights of first refusal except for those items securing debt assumed or allowed by the Surviving Corporation and its Subsidiaries.  Schedule 3.15(a) contains a true, correct and complete list of the most recent title insurance policies or reports relating to the Company Owned Real Properties.

(b)                                 Schedule 3.15(b) contains a true, correct and complete list, by address, of all material real property leased by the Company, any Company Subsidiary or any Domestic Company JV (the “Company Leased Real Properties”, and, together with the Company Owned Real Properties, the “Company Real Properties”).  The Company has made available to Parent true, correct and complete copies of all Contracts providing for the lease of the Company Leased Real Properties (the “Company Leases”), each of which, in the aggregate are fairly presented in accordance with GAAP, consistently applied, in the Loews Financial Statements.  With respect to (i) the Company Leased Real Properties other than Significant Company Theatre Properties, except for such exceptions which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company and (ii) the Significant Company Theatre Properties:

(A)                              each Company Lease is valid and binding upon the Company, a Company Subsidiary or a Domestic Company JV and upon the landlord thereunder and in full force and effect and grants the lessee under such Company Lease, once the premises under such Company Lease have been delivered by the landlord, the exclusive right to use and occupy the premises, subject to Permitted Encumbrances, and the Company, a Company Subsidiary or a Domestic Company JV enjoys peaceful and undisturbed possession of the premises, subject to Permitted Encumbrances;

(B)                                the Company, a Company Subsidiary or a Domestic Company JV has good and valid title to the leasehold estate or other interest created under its respective Company Leases, subject to Permitted Encumbrances;

(C)                                there is no, nor has the Company, any Company Subsidiary or to the Knowledge of the Company any Domestic Company JV received notice of any, default (or condition or event which, after notice or lapse of time or both, would constitute a default) thereunder by the lessee or (to the Knowledge of the Company) by the landlord thereunder which if it resulted in a termination of a Company Lease would be material to the Company and the Company Subsidiaries, taken as a whole;

(D)                               with respect to any Company Leases that were assigned to the Company, any Company Subsidiary or any Domestic Company JV by a Third Party, to the Knowledge of the Company, all consents to such assignments or sublease have been obtained which may have been required with respect to such assignments or sublease, except such the failure of which to obtain has been cured by a course of dealing with the applicable landlord or which would not be material to the Company and the Company Subsidiaries, taken as a whole; and

(E)                                 none of the rights of the Company, any Company Subsidiary or to the Knowledge of the Company any Domestic Company JV under any of the Company Leases will be subject to termination or modification as the result of the consummation of the transactions contemplated by this Agreement and the Transaction Documents, and upon the consummation of the Merger, Parent will have succeeded to all of the rights, title and interest of the Company or such Company Subsidiary or Company JV either directly or indirectly by ownership of the Company Subsidiaries or Company JVs under each of such Company Leases.

(c)                                  Except as would not reasonably be expected to have a Material Adverse Effect on the Company, (i) each lease, sublease, license or other agreement granting to any Third Party any right to the use, occupancy or enjoyment of any Company Real Properties or any portion thereof that has an annual base rent equal to or greater than $500,000 (collectively, the “Company Space Leases”) is valid, binding and in full force and effect, (ii) all rent and other sums and charges payable by the tenant or occupant thereunder (the “Company Space Tenant”) are current, (iii) no termination event or condition or uncured default on the part of the Company, or to the Knowledge of the Company, the Company Space Tenant, exists under any Company Space Lease and (iv) no event or condition has occurred or exists that, with or without notice or lapse of time or both, would constitute such a default or termination event or condition.

(d)                                 The Company is not obligated under, or a party to any Contract providing for (i) the purchase of any Company Leased Real Property for a purchase price in excess of $4 million or (ii) any option, right of first refusal or other right to sell, assign or dispose of any Company Owned Real Property.

(e)                                  All components of all improvements included within the Company Real Properties, including, without limitation, the roofs and structural elements thereof and the heating, ventilation, air conditioning, plumbing, electrical, mechanical, sewer, waste water, storm water, paving and parking equipment, systems and facilities included therein, are in good working order and repair, except for such failures to be in good working order or repair that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company.  All of the Company Real Properties are used and open as an operating theatre.  The purposes for those locations that are not so used are listed on Schedule 3.15(e).  All of the Company Real Properties that are operating theatres have adequate means of ingress and egress to and from a public way and adequate parking available for the operation of the theatre located at such location.  All Company Real Properties that are operating theatres may be used as motion picture theatres under applicable zoning provisions.

(f)                                    The Company has not received any notice, nor has any Knowledge, of any pending, threatened or contemplated condemnation proceeding affecting any Significant Company Theatre Property or any part thereof, or any sale or other disposition of any Significant Company Theatre Property or any part thereof in lieu of condemnation, except in each case for those which would not materially interfere with the operations of the relevant Significant Company Theatre Property.  Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company, the Company has not received any notice, nor has any Knowledge, of any pending, threatened or contemplated condemnation proceeding affecting any Company Real Properties (other than the Significant Company Theatre Properties) or any part thereof, or of any sale or other disposition of any Company Real Properties (other than the Significant Company Theatre Properties) or any part thereof in lieu of condemnation.

Section 3.16                                Environmental Matters.  Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company:

(a)                                  No Hazardous Material has been Released upon any Company Real Property or any other real property (whether or not owned, leased or otherwise used or occupied by the Company or its Subsidiaries) as a result of which any of the Company or its Subsidiaries, or to the Knowledge of the Company the Domestic Company JVs, has or may become liable to any Person pursuant to Environmental Law.

(b)                                 There are no writs, injunctions, decrees, orders or judgments outstanding, or Environmental Claims pending or, to the Knowledge of the Company, threatened, or any known basis therefor, relating to the Company’s compliance with or liability under any Environmental Law.

(c)                                  None of the Company, any of its Subsidiaries or any Domestic Company JV has received any request for information, or been notified that it is a potentially responsible party, under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”), or any similar Environmental Law.

Section 3.17                                Insurance.  The Company and its Subsidiaries maintain, and to the Knowledge of the Company the Company JVs maintain, insurance coverage with reputable insurers, or maintain self-insurance practices, in such amounts and covering such risks as are in accordance with normal industry practice for companies engaged in businesses similar to that of the Company, its Subsidiaries and the Company JVs (taking into account the cost and availability of such insurance).  All such insurance policies are in full force and effect, and none of the Company, any of its Subsidiaries or to the Knowledge of the Company any of the Company JVs, is in default in any material respect with respect to its obligations under any material insurance policy maintained by it.

Section 3.18                                Affiliate Transactions.  Except (i) as set forth in the Company SEC Documents filed or delivered to Parent before the date of this Agreement or (ii) pursuant to any employment agreement with any officer of the Company, there are no items of the type that would be required to be disclosed under Item 404 of Regulation

S-K promulgated by the SEC that would be required to be disclosed thereunder between the Company and any (a) present or former officer or director of the Company or any Company Subsidiary or, to the Knowledge of the Company, any Company JV or any of their immediate family members (including their spouses), (b) record or beneficial owner of more than 5% of any class of Company Capital Stock, or (c) Person known by the Company’s executive officers to be an Affiliate of any such officer, director or beneficial owner.

Section 3.19                                Intellectual Property.

(a)                                  Schedule 3.19(a) sets forth a true, correct and complete list of all (i) issued Patents and pending applications therefor, (ii) Trademarks, (iii) registrations for Copyrights and applications therefor and (iv) Internet domain name registrations and applications therefor, in each case (of the foregoing clauses (i) through (iv)), that are owned by the Company or any of the Company Subsidiaries or any of the Domestic Company JVs (the “Company Owned Intellectual Property”).  Each item of Company Owned Intellectual Property has been duly registered in, filed in or issued by, as applicable, the official government registrars and/or issuers of patents, trademarks or copyrights, in the various jurisdictions indicated on Schedule 3.19(a).

(b)                                 With respect to each item of Company Owned Intellectual Property (i) the Company or a Company Subsidiary or a Domestic Company JV is the exclusive owner of all right, title and interest in and to such Company Owned Intellectual Property, free and clear of any Liens (other than Permitted Encumbrances) or claims of others and (ii) the Company has taken all necessary actions, including the making of all requisite filings, renewals and payments, to maintain and protect such Company Owned Intellectual Property rights, except, with respect to clauses (i) and (ii), for such failures to so own or to take such actions which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company.

(c)                                  The Company and each of the Company Subsidiaries owns, or has the right, free and clear of all Liens (other than Permitted Encumbrances), to use pursuant to a valid License Agreement, all material Intellectual Property necessary for, or used by the Company, each Company Subsidiary in the operation of its business in all material respects as it is presently conducted and presently proposed to be conducted.

(d)                                 Except as would not be material to the Company and the Company Subsidiaries, taken as a whole:

(i)                                     There are no claims, allegations or suits pending or, to the Knowledge of the Company, threatened, and the Company has not received any notice, claim, charge, complaint or demand alleging that the conduct of the Company, any of the Company Subsidiaries or, to the Knowledge of the Company, any Company JV infringes, misappropriates or otherwise violates any Intellectual Property of any Third Party or challenging the ownership, use, registration, validity or enforceability of the Intellectual Property owned by the Company, any Company Subsidiary or any Domestic Company JV or, to the

Knowledge of the Company, licensed to the Company, any Company Subsidiary or any Domestic Company JV.

(ii)                                  To the Knowledge of the Company, the conduct of the Company’s, the Company Subsidiaries’ and the Company JVs’ respective businesses has not and does not infringe, misappropriate or otherwise violate any Intellectual Property of any Third Party.

(iii)                               To the Knowledge of the Company, the Intellectual Property owned by or licensed to Company or any of the Company Subsidiaries or any of the Domestic Company JVs has not been infringed, misappropriated or otherwise violated by any Third Party.

(e)                                  The collection, use, maintenance and disclosure of information and data relating to users of any web sites owned or operated by or on behalf of the Company, any of the Company Subsidiaries or, to the Knowledge of the Company, any Domestic Company JV is in compliance with all applicable privacy policies, terms of use, laws and regulations. The consummation of the transactions contemplated by this Agreement and the Transaction Documents will not result in a violation of any such privacy policies, terms of use, laws or regulations relating to any such web sites.

Section 3.20                                Title and Sufficiency of Assets.

(a)                                  The Company and each Company Subsidiary, and to the Knowledge of the Company each Company JV, have good and valid title to all of their personal properties and assets reflected on the Company’s audited balance sheet (including in any related notes thereto) as of December 31, 2004 included in the Yankee Financial Statements (the “Company 2004 Balance Sheet”) or acquired after December 31, 2004 (other than assets disposed of since December 31, 2004 in the ordinary course of business consistent with past practice or, following the date hereof, as permitted pursuant to Section 5.1), in each case free and clear of all Liens, except for (a) Liens that secure Indebtedness that is properly reflected in the Company 2004 Balance Sheet; (b) Liens for Taxes not yet due or being contested in good faith (provided adequate reserves (in the good faith judgment of management) have been set aside for payment thereof); and (c) Liens arising in the ordinary course of business consistent with past practice and securing Indebtedness not yet due and payable.

(b)                                 The Company and each Company Subsidiary, and to the Knowledge of the Company each Company JV, either owns, or has valid leasehold interest in, all material assets and properties necessary for the operation of its business as presently conducted.  Without limiting the foregoing, except as set forth on Schedule 3.20(b), each theater located on Company Real Property, together with the related items of personal property located therein, constitutes a fully-operable motion picture theatre and each such motion picture theater and related personal property is fit for the use for which it is intended and to which it is presently devoted and complies with the Americans with Disabilities Act and Section 504 of the Rehabilitation Act of 1973 and all other applicable Laws.

Section 3.21                                Brokers.  There is no investment banker, broker, finder, financial advisor or other intermediary which has been retained by or is authorized to act on behalf of the Company or any of the Company Subsidiaries who would be entitled to any fee in connection with the transactions contemplated by this Agreement and the Transaction Documents.

Section 3.22                                Tax Treatment.

(a)                                  None of the Company, any Company Subsidiary or, to the Knowledge of the Company, any of the Company’s Affiliates has taken or agreed to take, or will take or will agree to take, any action that would prevent the Merger, the Operating Merger or the LCE Intermediate Holdings Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code.  The Company is not aware of any agreement, plan or other circumstance that would prevent the Merger, the Operating Merger or the LCE Intermediate Holdings Merger from qualifying as a “reorganization” within the meaning of Section 368(a).

(b)                                 None of the Company, any Company Subsidiary or, to the Knowledge of the Company, any of the Company’s Affiliates has taken or agreed to take, or will take or will agree to take, any action that would prevent the LCE Intermediate Holdings Merger or the LCE Holdco Merger from qualifying as a complete liquidation of a subsidiary within the meaning of Section 332 of the Code.  The Company is not aware of any agreement, plan or other circumstance that would prevent the LCE Intermediate Holdings Merger or the LCE Holdco Merger from qualifying as a complete liquidation of a subsidiary within the meaning of Section 332 of the Code.

Section 3.23                                State Takeover Statutes.  No “fair price,” “moratorium,” “control share acquisition” or other anti-takeover Law, including the interested stockholder provisions codified in Section 203 of the DGCL (each, a “Takeover Statute”) or any other similar statutory or organizational document anti-takeover provision is applicable to this Agreement, the Merger or the transactions contemplated by this Agreement and the Transaction Documents.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF PARENT

Parent hereby represents and warrants to the Company that except as set forth in the Parent Disclosure Schedule (each schedule of which qualifies the correspondingly numbered section in this Agreement and any other section to which it is reasonably apparent on the face of such schedule that such schedule would qualify such other section):

Section 4.1                                      Corporate Existence and Power.

(a)                                  Parent is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware.  Each Subsidiary of Parent

(collectively, the “Parent Subsidiaries”) is duly organized, validly existing and in good standing (with respect to jurisdictions that recognize such concept) under the Laws of the jurisdiction in which it is organized, except where the failure to be so organized, existing or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Parent.  Each of Parent and the Parent Subsidiaries has the requisite power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to have such power and authority would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Parent.  Each of Parent and the Parent Subsidiaries is duly qualified or licensed to do business, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Parent.  Parent has heretofore made available to the Company true, correct and complete copies of Parent’s Certificate of Incorporation (the “Parent Certificate of Incorporation”), Bylaws (the “Parent Bylaws”) and minute books and the similar organizational documents and minute books of each of Parent Subsidiaries, all as currently in effect.  None of Parent or any of the Parent Subsidiaries is in violation of any of the terms or provisions of their respective Certificates of Incorporation, Bylaws or similar organizational documents, in each case as currently in effect, except, in the case of the Parent Subsidiaries, such violations as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Parent.

(b)                                 As of the date hereof, Schedule 4.1(b) sets forth a list of (i) all Parent Subsidiaries and their respective jurisdictions of organization and (ii) all Persons in which Parent or a Parent Subsidiary directly or indirectly owns 10% or more of the outstanding Equity Interests, including an indication of the percentage owned by Parent or such Parent Subsidiary.  As of the date hereof, except as set forth on Schedule 4.1(b), Parent directly or indirectly holds 100% of the outstanding share of Capital Stock of each of the Parent Subsidiaries and there are no other Equity Interests in the Parent Subsidiaries outstanding.  All of the issued and outstanding shares or certificates representing Capital Stock of each of the Parent Subsidiaries that are owned by Parent or a Parent Subsidiary are owned free and clear of all Liens and are validly issued, fully paid and nonassessable.

Section 4.2                                      Capitalization.

Prior to the effectiveness of the Parent Charter Amendments, the authorized Capital Stock of Parent consists of 2,000,000 shares of Existing Parent Common Stock.  All shares of Existing Parent Common Stock have been duly authorized and validly issued and are fully paid and nonassessable and were not issued in violation of any preemptive rights.  As of the date hereof, there are outstanding 769,350 shares of Existing Parent Common Stock, and there are no other outstanding Equity Interests of Parent.  All shares of Existing Parent Common Stock have been duly authorized and validly issued and are fully paid and nonassessable and were not issued in violation of any preemptive rights.  No bonds, debentures, notes or other indebtedness of Parent having the right to vote on any matters on which the holders of capital stock of Parent may vote are issued or outstanding.  As of the date hereof, except as set forth on Schedule 4.2(a), there are no outstanding options, warrants or other rights to acquire Capital Stock from Parent, and no preemptive or similar rights, calls, agreements, commitments, arrangements, subscriptions or other rights, convertible or exchangeable securities, agreements, arrangements or commitments of any character, relating to the Capital Stock of Parent, obligating Parent to issue, deliver, transfer issue or sell, any Equity Interests of Parent or obligating Parent to grant, extend or enter into any agreement, arrangement or commitment with respect to any such Equity Interests.  Schedule 4.2(a) sets forth a true, correct and complete list of all outstanding options to purchase shares of Existing Parent Common Stock, as of the date hereof, which list sets forth the name of the holders thereof and, to the extent applicable, the exercise price or purchase price thereof, the number of shares of Existing Parent Common Stock subject thereto, the governing agreement or arrangement with respect thereto and the expiration date thereof.  Except as set forth on Schedule 4.2(b), as required by the terms of any Parent Stock Options, and/or as permitted by Section 5.2, there are no (i) outstanding agreements or other obligations of Parent or any Parent Subsidiary to repurchase, redeem or otherwise acquire (or cause to be repurchased, redeemed or otherwise acquired) any shares of Existing Parent Common Stock or (ii) voting trusts or other agreements or understandings to which Parent or any Parent Subsidiary or, to the Knowledge of Parent, any of Parent’s directors or executive officers is a party with respect to the voting of Capital Stock of Parent or any Parent Subsidiary.

Section 4.3                                      Corporate Authorization.

(a)                                  The execution, delivery and performance by Parent of this Agreement and the Transaction Documents to which it is or will be party and the consummation by Parent of the transactions contemplated hereby and thereby are within the corporate powers of Parent, and have been duly authorized by all necessary corporate action, except with respect to the approval of the Parent Stockholders that is being obtained immediately following the execution hereof.  This Agreement and each Transaction Document to which Parent is or will be party constitutes or will constitute a valid and binding agreement of Parent, enforceable against Parent in accordance with its terms, except as such enforceability may be limited by the Bankruptcy Exception.

(b)                                 Parent’s Board of Directors, acting by unanimous written consent not subsequently rescinded or modified in any way, has duly (i) determined that this Agreement, the Transaction Documents to which Parent is or will be party and the transactions contemplated hereby and thereby (including the Merger) are fair to and in the best interests of Parent Stockholders, (ii) approved and adopted this Agreement, the Transaction Documents to which Parent is or will be party and the transactions contemplated hereby and thereby (including the Merger) and declared this Agreement advisable and (iii) recommended that Parent Stockholders vote in favor of the adoption of this Agreement and the Transaction Documents to which Parent is or will be party and in favor of all other actions necessary to consummate the transactions contemplated hereby and thereby.

Section 4.4                                      No Conflict; Required Filings and Consents.

(a)                                  The execution and delivery of this Agreement and the Transaction Documents to which it is or will be a party by Parent do not, and the performance by Parent of its obligations hereunder and thereunder will not, (i) conflict with or violate any provision of Parent Certificate of Incorporation or Parent Bylaws or any similar organizational documents of any Parent Subsidiary, (ii) assuming that all consents, approvals, authorizations and permits described in Section 4.4(b) have been obtained and all filings and notifications described in Section 4.4(b) have been made and any waiting periods thereunder have terminated or expired, conflict with or violate any Law applicable to Parent or any Parent Subsidiary or by which any property or asset of Parent or any Parent Subsidiary is bound or affected or (iii) require any consent or approval under, result in any breach of or any loss of any benefit under, or constitute a change of control or default (or an event which with notice or lapse of time or both would become a default) under, or give to others any right of termination, vesting, amendment, acceleration or cancellation of, or result in the creation of a Lien or other encumbrance on any property or asset of Parent or any Parent Subsidiary pursuant to, any Contract, Parent Permit or other instrument or obligation, except, with respect to clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences which would not, individually or in the aggregate, reasonably be expected to (x) have a Material Adverse Effect (without giving effect to clause (iv) of the definition thereof) on Parent or (y) prevent or materially delay the performance by Parent of its obligations hereunder or under the Transaction Documents or the ability of Parent to take any action necessary to consummate the Merger.

(b)                                 The execution and delivery of this Agreement and the Transaction Documents to which it is or will be party by Parent do not, and the performance by Parent of its obligations hereunder and thereunder will not, require any consent, approval, authorization or permit of, or filing with, or notification to, any Governmental Entity or any other Person (it being understood that the approval of the Parent Stockholders is being obtained immediately following the execution hereof), except (i) under the Exchange Act, the Securities Act and any applicable Blue Sky Law, (ii) under the HSR Act and, if and to the extent necessary, foreign or supranational antitrust and competition Laws, (iii) the filing and recordation of the Certificate of Merger as required by the DGCL and (iv) for such other consents, approvals, authorizations, permits, filings or notifications, the failure of which to make or obtain, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Parent.

Section 4.5                                      SEC Filings.

(a)                                  Each of Parent and its Subsidiaries, including AMCE, has timely filed all forms, reports and documents (including all Exhibits, Schedules and Annexes thereto) required to be filed by it under the Securities Act or the Exchange Act, as the case may be, with the SEC since December 23, 2004, including any amendments or supplements thereto (together with the AMCE annual report on Form 10-K for the year ended March 31, 2005 that has been delivered to the Company, collectively, the “AMCE SEC Documents”). The AMCE SEC Documents, as of their respective filing dates, or in the case of the Form 10-K delivered to the Company, as of the date hereof, (i) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (ii) complied in all material respects with the Securities Act or the Exchange Act, each as in effect on the date so filed or delivered to the Company, as the case may be.  Other than AMCE, no Parent Subsidiary is subject to the periodic reporting requirements of the Exchange Act.  Parent has previously provided to the Company a true, correct and complete copy of any amendment or modification which has not yet been filed with the SEC to any agreement, document or other instrument which previously had been filed by Parent or AMCE with the SEC pursuant to the Securities Act or the Exchange Act, to the extent such amendment or modification is required to be filed thereunder.

(b)                                 The management of each of Parent and AMCE has (i) implemented disclosure controls and procedures (as defined in Rule 13a-15(e) of the Exchange Act) to ensure that material information relating to Parent and its Subsidiaries, including AMCE, is made known to the management of Parent and AMCE by others within those entities and (ii) disclosed, based on its most recent evaluation, to Parent’s and to AMCE’s outside auditors and the audit committee of the Boards of Directors of Parent and AMCE and to the Company (A) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act) that, in its good faith judgment, are reasonably likely to materially affect Parent’s or AMCE’s ability to record, process, summarize and report financial data and (B) any fraud, whether or not material, known to management that involves management or other employees who, in each case, have a significant role in Parent’s or AMCE’s internal control over financial reporting.

Section 4.6                                      Permits; Compliance With Law.  Parent and each of Parent Subsidiaries is in possession of all authorizations, licenses, permits (including Environmental Permits), certificates, approvals and clearances, and has submitted notices to, all Governmental Entities necessary for Parent or any Parent Subsidiary to develop, construct, own, lease and operate its properties or other assets and to carry on their respective businesses in the manner described in the Company SEC Documents filed or delivered to the Company prior to the date hereof and as it is being conducted as of the date hereof (other than authorizations, licenses, permits (including Environmental Permits), certificates, approvals and clearances required to be in the possession of, or notices required to be submitted by landlords of real properties leased by Parent or a Parent Subsidiary pursuant to a lease or other agreement) (the “Parent Permits”), and all such Parent Permits are valid, and in full force and effect, except where the failure to have, or the suspension or cancellation of, or failure to be valid or in full force and effect of, any of Parent Permits would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Parent.  Neither Parent nor any Parent Subsidiary is in conflict with, or in default or violation of, (i) any Law applicable to Parent or any Parent Subsidiary or by which any property or asset of Parent or any Parent Subsidiary is bound or affected or (ii) any Parent Permits, except, with respect to clauses (i) and (ii), for any such conflicts, defaults or violations that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Parent.

Section 4.7                                      Financial Statements.

(a)                                  The audited and unaudited financial statements, including all related notes and schedules, contained in the AMCE SEC Documents (or incorporated therein by reference) (collectively, the “AMCE Financial Statements”) (i) when filed, complied in all material respects with all applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, (ii) present fairly in all material respects the consolidated financial position of Parent or AMCE, as the case may be, and its consolidated Subsidiaries as of their respective dates and the consolidated results of operations, retained earnings and cash flows of Parent or AMCE, as the case may be, and its consolidated Subsidiaries for the respective periods indicated and (iii) were prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except for changes in accounting principles disclosed in the notes thereto and subject, in the case of unaudited statements, to normal year end adjustments which were not and are not expected to be material in amount and the absence of related notes).

(b)                                 Set forth on Schedule 4.7(b) are the audited consolidated balance sheet of Parent and the consolidated Parent Subsidiaries as of March 31, 2005 and the related audited statements of income and cash flows for the fifty-two weeks ended March 31, 2005 (the “Parent Financial Statements”).  The Parent Financial Statements (i) present fairly in all material respects the consolidated financial position of Parent and the consolidated Parent Subsidiaries as of their respective dates and the consolidated results of operations, retained earnings and cash flows of Parent and the consolidated Parent Subsidiaries for the respective periods indicated; and (ii) were prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except for changes in accounting principles disclosed in the notes thereto and subject, in the case of unaudited statements, to normal year end adjustments which were not and are not expected to be material in amount and the absence of related notes).

Section 4.8                                      Absence of Certain Changes.

(a)                                  Since March 31, 2005, except as specifically required by, or as disclosed pursuant to, this Agreement, Parent and the Parent Subsidiaries have conducted their respective businesses in all material respects in the ordinary course consistent with past practice, and there has not been any event, occurrence or development which, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect on Parent.

(b)                                 Since March 31, 2005, except as specifically required or expressly permitted by, or as disclosed pursuant to, this Agreement, neither Parent nor any Parent Subsidiary has taken any action that, if taken during the period from the date of this Agreement through the Effective Time, would violate Section 5.2.

Section 4.9                                      No Undisclosed Liabilities.  There are no Liabilities of Parent or any Parent Subsidiary of the kind required to be reflected in the AMCE Financial Statements or Parent Financial Statements in accordance with GAAP, other than (i) Liabilities disclosed or provided for in the AMCE Financial Statements or Parent Financial Statements, (ii) Liabilities incurred since March 31, 2005, in the ordinary course of business consistent with past practice which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Parent and (iii) Liabilities which would not, individually or in the aggregate, be material to Parent and the Parent Subsidiaries, taken as a whole.

Section 4.10                                Litigation.  There is no action, suit, investigation or proceeding pending against, or to the Knowledge of Parent threatened against or affecting, Parent or any Parent Subsidiary or any of their respective properties or any of their respective officers or directors, or for which Parent or any Parent Subsidiary is obligated to indemnify a Third Party, before any court or arbitrator or any governmental body, agency or official except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Parent.  There is no judgment, decree, injunction, rule, writ or order of any Governmental Entity or arbitrator outstanding against Parent or any Parent Subsidiary which would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Parent.

Section 4.11                                Taxes.

(a)                                  Each of Parent and each Parent Subsidiary has timely filed or caused to be timely filed with the appropriate Tax authorities all material Tax Returns that are required to be filed by, or with respect to, Parent and the Parent Subsidiaries on or prior to the Closing Date.  All such Tax Returns are true, correct and complete in all material respects.  There are no material Liens for Taxes upon the assets of Parent or any Parent Subsidiary, except Liens for Taxes not yet due.

(b)                                 All material Taxes and Tax liabilities of Parent and the Parent Subsidiaries have been timely paid or fully provided for as a liability on the financial statements of Parent and Parent Subsidiaries in compliance with GAAP.

(c)                                  Neither Parent nor any of the Parent Subsidiaries has been a party to any distribution occurring during the two years preceding the date of this Agreement in which the parties to such distribution treated the distribution as subject to Section 355 of the Code.

(d)                                 No deficiencies for material Taxes have been claimed, proposed or assessed in writing against Parent or any of the Parent Subsidiaries by any Tax authority that have not been finally resolved, and neither Parent nor any Parent Subsidiary has Knowledge of any pending or threatened claim, proposal or assessment against Parent or any Parent Subsidiary for any such deficiency for material Taxes.  Parent has not received written notice of any pending audits, investigations or other proceedings relating to any Liability of Parent or any Parent Subsidiary in respect of any material Taxes which to Parent’s Knowledge is still open.

(e)                                  Neither Parent nor any Parent Subsidiary has granted any waivers or extensions of the time to assess any material Taxes.

(f)                                    Parent and each Parent Subsidiary have withheld and paid all material Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

(g)                                 Neither Parent nor any Parent Subsidiary is liable for a material amount of Taxes of any other Person (other than Parent or any Parent Subsidiary) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

(h)                                 Neither Parent nor any Parent Subsidiary is party to any Tax allocation, indemnification or sharing agreement relating to allocating, indemnifying, or sharing Taxes among members of a consolidated, combined or unitary group.

(i)                                     Neither Parent nor any Parent Subsidiary has entered into any transaction which constitutes a “listed transaction” (as defined in Treasury Regulation Section 301.6111-2(b)(2)).

Section 4.12                                Contracts and Commitments.

(a)                                  Except as filed as exhibits to the AMCE SEC Documents filed or delivered to the Company prior to the date of this Agreement, none of Parent or any Parent Subsidiary is a party to or bound by any Contract other than any Parent Lease which (i) as of the date hereof, is a “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K promulgated by the SEC), (ii) involves aggregate expenditures in excess of $8,000,000, (iii) involves annual expenditures in excess of $5,000,000 and is not cancelable within one year, (iv) would prohibit or materially delay the consummation of the Merger, (v) contains any non-compete or exclusivity provisions with respect to any line of business or geographic area with respect to Parent, any Parent Subsidiary or any of Parent’s current or future Affiliates, or which restricts the conduct of any line of business by Parent, any Parent Subsidiary or any of Parent’s current or future Affiliates or any geographic area in which Parent, any Parent Subsidiary or any of Parent’s current or future Affiliates may conduct business, in each case in any material respect, (vi) constitutes a partnership, joint venture, management services, stockholder or similar agreement or arrangement, (vii) provides for annual compensation of $150,000 or more to any director or officer of Parent or any Parent Subsidiary, (viii) evidences or governs material Indebtedness or (ix) amends, supplements or modifies in any respect any of the foregoing Contracts.  Each Contract of the type described in Section 4.12, whether or not set forth in Schedule 4.12, and any Parent Lease, is referred to herein as a “Parent Material Contract”.

(b)                                 Each Parent Material Contract is valid and binding on Parent and each Parent Subsidiary party thereto and, to Parent’s and each such Parent Subsidiary’s Knowledge each other party thereto, and is in full force and effect, and Parent and each of Parent Subsidiaries have performed in all respects all obligations required to be performed by them to the date hereof under each Parent Material Contract and, to Parent’s Knowledge, each other party to each Parent Material Contract has performed in all respects all obligations required to be performed by it under such Parent Material

Contract to the date hereof, except, in each case, as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Parent.

Section 4.13                                Employee Benefit Plans.

(a)                                  Schedule 4.13(a) contains a true, correct and complete list of each Parent Employee Plan.  With respect to each Parent Employee Plan, Parent has made available to the Company true, correct and complete copies of Parent Employee Plan and any amendments thereto (or if Parent Employee Plan is not a written plan, a written description thereof).  Each Parent Employee Plan has been established and maintained in material compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations (including but not limited to ERISA, the Sarbanes-Oxley Act of 2002, as amended, and the Code) which are applicable to such Parent Employee Plan, except for such exceptions that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Parent.

(b)                                 Neither Parent nor any Parent ERISA Affiliate has incurred any liability under Title IV of ERISA that has not been satisfied in full, and no condition exists that presents a material risk to Parent or any Parent ERISA Affiliate of incurring any such liability other than liability for premiums due the PBGC (which premiums have been paid when due).

(c)                                  Each Parent Employee Plan (which is not a multiemployer pension plan) which is intended to be qualified under Section 401(a) of the Code is so qualified, each trust forming a part thereof is exempt from federal income tax pursuant to Section 501(a) of the Code and, to the Knowledge of Parent, no circumstances exist which will adversely affect such qualification or exemption.

(d)                                 The consummation of the transactions contemplated by this Agreement and the Transaction Documents will not, either alone or in combination with any other event, (i) entitle any current or former employee, officer, director or consultant of Parent, any Parent Subsidiary or any Parent ERISA Affiliate to severance pay, unemployment compensation or any other similar termination payment, or (ii) accelerate the time of payment or vesting, or increase the amount of, or otherwise enhance, any benefit due to any such employee, officer, director or consultant.  No amounts payable under Parent Employee Plans will fail to be deductible for federal income tax purposes under Section 280G of the Code by reason of the consummation of the transactions contemplated by this Agreement.

(e)                                  No Parent Employee Plan is a “multiemployer pension plan,” as defined in Section 3(37) of ERISA, nor is any Parent Employee Plan a plan described in Section 4063(a) of ERISA.  As of the date of this Agreement, Parent has no unpaid withdrawal liability with respect to any “multiemployer pension plan” to which Parent or any Parent ERISA Affiliate has contributed or been obligated to contribute.  In the event Parent or any Parent ERISA Affiliate withdrew in a “complete withdrawal” from all “multiemployer pension plans” to which Parent or any Parent ERISA Affiliate has contributed, or been obligated to contribute, as of the Effective Time, the aggregate withdrawal liability incurred by Parent or such Parent ERISA Affiliate would not have a Material Adverse Effect on Parent.

(f)                                    No Parent Employee Plan provides benefits, including, without limitation, death or medical benefits (whether or not insured), with respect to any current or former employees of Parent or any Parent Subsidiary for periods extending beyond their retirement or other termination of service (other than (i) coverage mandated by applicable law, (ii) death benefits or retirement benefits under any “employee pension plan,” as that term is defined in Section 3(2) of ERISA, or (iii) benefits the full cost of which is borne by the current or former employee (or his or her beneficiary)).

(g)                                 There are no pending or, to the Knowledge of Parent, threatened or anticipated claims by or on behalf of any Parent Employee Plan (which is not a multiemployer pension plan), by any employee or beneficiary under any such plan or otherwise involving any such plan (other than routine claims for benefits or claims that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Parent). No Parent Employee Plan is under audit or investigation by, nor has Parent been contacted with respect to any Parent Employee Plan by, the IRS, the PBGC or the Department of Labor.  No such audit, investigation or contact is pending or, to the Knowledge of Parent, threatened as of the date of this Agreement.

(h)                                 As of March 31, 2005, with respect to each Parent Employee Plan (which is not a multiemployer pension plan) that is a defined benefit plan, the projected benefit obligations under all such plans, whether or not qualified, utilizing actuarial methods and assumptions set forth in the AMCE Financial Statements and Parent Financial Statements, did not exceed the fair market value of the assets of such plans as of such date by more than $40,000,000.  As of the date hereof and as of the Effective Time, the aggregate increase in any such underfunding since March 31, 2005 (taking into account only such plans for which there is any increase) would not, if all such plans were then terminated, have a Material Adverse Effect on Parent.

(i)                                     There is no Contract, plan or arrangement with any current or former employee, officer or director of Parent to which Parent or any Parent Subsidiary is a party as of the date of this Agreement that, individually or in the aggregate and as a result of the Merger (whether alone or upon the occurrence of additional or subsequent events) or otherwise, is reasonably likely to give rise to the payment of any amount that would not be deductible pursuant to Section 162(m) of the Code or any corresponding or similar provision of state, local or foreign income Tax law.

Section 4.14                                Labor and Employment Matters.

(a)                                  (i) There are no collective bargaining agreements with any union covering employees of Parent or any of Parent Subsidiaries, (ii) there is no labor strike, dispute, slowdown, stoppage or lockout actually pending or, to the Knowledge of Parent or any of Parent Subsidiaries, threatened against Parent or any of Parent Subsidiaries; (iii) to the Knowledge of Parent or any of Parent Subsidiaries, no union organizing campaign with respect to the employees of Parent or any of Parent Subsidiaries is threatened or underway; (iv) there is no unfair labor practice charge or complaint against Parent or any of Parent Subsidiaries pending or, to the Knowledge of Parent or any of Parent Subsidiaries, threatened before the National Labor Relations Board or any similar state or foreign agency; (v) there is no written grievance pending relating to any collective bargaining agreement or other grievance procedure; and (vi) to the Knowledge of Parent or any of Parent Subsidiaries, no charges with respect to or relating to Parent or any of Parent Subsidiaries are pending before the Equal Employment Opportunity Commission or any other agency responsible for the prevention of unlawful employment practices, except for such exceptions to the foregoing clauses (iv), (v) and (vi) which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Parent.

(b)                                 Parent has made available to the Company true, correct and complete copies of each of Parent’s material written personnel policies or rules applicable to employees of Parent or of Parent Subsidiaries in effect as of the date hereof.  Parent and Parent Subsidiaries, and to the Knowledge of Parent and the Parent Subsidiaries all of the Contractors engaged in the operation of the respective businesses of Parent and the Parent Subsidiaries, are and have at all times been, in compliance with all applicable Laws respecting employment and employment practices, terms and conditions of employment, wages, hours of work and occupational safety and health, except for such failures to be in compliance as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Parent.

(c)                                  As of the date hereof, within the last three years, Parent and Parent Subsidiaries have not effectuated (i) a “plant closing” (as defined in the WARN Act) affecting any site of employment or one or more facilities or operating units within any site of employment or facility of Parent or any of Parent Subsidiaries, or (ii) a “mass layoff” (as defined in the WARN Act) affecting any site of employment or facility of Parent or any of the Parent Subsidiaries; nor has Parent or any of the Parent Subsidiaries been affected by any transaction or engaged in layoffs or employment terminations sufficient in number to trigger application of any similar state or local Law.

Section 4.15                                Real Property; Leases.

(a)                                  Schedule 4.15(a) contains a true, correct and complete list, by location, of all real property owned by Parent or any Parent Subsidiary (the “Parent Owned Real Properties”).  Except for (x) such exceptions which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Parent, (y) any matters of public record affecting the use of such properties and disclosed in writing in the most recently obtained title insurance policies with respect to Parent Owned Real Properties made available to Parent prior to the date hereof and (z) Permitted Encumbrances, (i) Parent and the Parent Subsidiaries have good and marketable title to Parent Owned Real Properties and (ii) the Parent Owned Real Properties will be at Closing free and clear of all mortgages, Liens, leases, tenancies, security interests, options to purchase or lease or rights of first refusal except for those items securing debt assumed or allowed by the Surviving Corporation and its Subsidiaries.  Schedule 4.15(a)

contains a true, correct and complete list of all title insurance policies relating to Parent Owned Real Properties.

(b)                                 Schedule 4.15(b) contains a true, correct and complete list, by address, of all material real property leased by Parent or any Parent Subsidiary (the “Parent Leased Real Properties”, and, together with Parent Owned Real Properties, the “Parent Real Properties”).  Parent has made available to the Company true, correct and complete copies of all Contracts providing for the lease of Parent Leased Real Properties (the “Parent Leases”), which, in the aggregate are fairly presented in accordance with GAAP, consistently applied, in the Parent Financial Statements.  With respect to (i) the Parent Leased Real Properties other than Significant Parent Theatre Properties, except for such exceptions which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Parent and (ii) the Significant Parent Theatre Properties:

(A)                              each Parent Lease is valid and binding upon Parent or a Parent Subsidiary and upon the landlord thereunder and in full force and effect and grants the lessee under such Parent Lease, once the premises under such Parent Lease have been delivered by the landlord, the exclusive right to use and occupy the premises, subject to Permitted Encumbrances, and Parent or a Parent Subsidiary enjoys peaceful and undisturbed possession of the premises, subject to Permitted Encumbrances;

(B)                                Parent or a Parent Subsidiary has good and valid title to the leasehold estate or other interest created under its respective Parent Leases, subject to Permitted Encumbrances;

(C)                                there is no, nor has Parent or any Parent Subsidiary received notice of any, default (or condition or event which, after notice or lapse of time or both, would constitute a default) thereunder by the lessee or (to the Knowledge of Parent) by the landlord thereunder which if it resulted in a termination of a Parent Lease would be material to Parent and the Parent Subsidiaries, taken as a whole;

(D)                               with respect to any Parent Leases that were assigned to Parent or any Parent Subsidiary by a Third Party, to the Knowledge of Parent, all consents to such assignments or sublease have been obtained which may have been required with respect to such assignments or sublease, except such the failure of which to obtain has been cured by a course of dealing with the applicable landlord or which would not be material to Parent and the Parent Subsidiaries, taken as a whole; and

(E)                                 none of the rights of Parent or any Parent Subsidiary under any of the Parent Leases will be subject to termination or modification as the result of the consummation of the transactions contemplated by this Agreement and the Transaction Documents, and upon the consummation of the Merger, Parent will have succeeded to all of the rights, title and interest of Parent or such Parent Subsidiary either directly or indirectly by ownership of the Parent Subsidiaries under each of such Parent Leases.

(c)                                  Except as would not reasonably be expected to have a Material Adverse Effect on Parent, (i) each lease, sublease, license or other agreement granting to any Third Party any right to the use, occupancy or enjoyment of any Parent Real Properties or any portion thereof that has an annual base rent equal to or greater than $500,000 (collectively, the “Parent Space Leases”) is valid, binding and in full force and effect, (ii) all rent and other sums and charges payable by the tenant or occupant thereunder (the “Parent Space Tenant”) are current, (iii) no termination event or condition or uncured default on the part of Parent, or to the Knowledge of Parent, the Parent Space Tenant, exists under any Parent Space Lease and (iv) no event or condition has occurred or exists that, with or without notice or lapse of time or both, would constitute such a default or termination event or condition.

(d)                                 Parent is not obligated under, or a party to any Contract providing for (i) the purchase of any Parent Leased Real Property for a purchase price in excess of $4 million or (ii) any option, right of first refusal or other right to sell, assign or dispose of any Parent Owned Real Property.

(e)                                  All components of all improvements included within Parent Real Properties, including, without limitation, the roofs and structural elements thereof and the heating, ventilation, air conditioning, plumbing, electrical, mechanical, sewer, waste water, storm water, paving and parking equipment, systems and facilities included therein, are in good working order and repair, except for such failures to be in good working order or repair that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Parent.  All of the Parent Real Properties are used and open as an operating theatre.  The purposes for those locations that are not so used are listed on Schedule 4.15(e).  All of the Parent Real Properties that are operating theatres have adequate means of ingress and egress to and from a public way and adequate parking available for the operation of the theatre located at such location.  All Parent Real Properties that are operating theatres may be used as motion picture theatres under applicable zoning provisions.

(f)                                    Parent has not received any notice, nor has any Knowledge, of any pending, threatened or contemplated condemnation proceeding affecting any Significant Parent Theatre Property or any part thereof, or any sale or other disposition of any Significant Parent Theatre Property or any part thereof in lieu of condemnation, except in each case for those which would not materially interfere with the operations of the relevant Significant Parent Theatre Property.  Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Parent, Parent has not received any notice, nor has any Knowledge, of any pending, threatened or contemplated condemnation proceeding affecting any Parent Real Properties (other than the Significant Parent Theatre Properties) or any part thereof, or of any sale or other disposition of any Parent Real Properties (other than the Significant Parent Theatre Properties) or any part thereof in lieu of condemnation.

Section 4.16                                Environmental Matters.  Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Parent:

(a)                                  No Hazardous Material has been Released upon any Parent Real Property or any other real property (whether or not owned, leased or otherwise used or occupied by Parent or its Subsidiaries) as a result of which Parent or its Subsidiaries has or may become liable to any Person pursuant to Environmental Law.

(b)                                 There are no writs, injunctions, decrees, orders or judgments outstanding, or Environmental Claims pending or, to the Knowledge of Parent, threatened, or any known basis therefor, relating to Parent’s compliance with or liability under any Environmental Law.

(c)                                  Neither Parent nor any of its Subsidiaries has received any request for information, or been notified that it is a potentially responsible party, under CERCLA or any similar Environmental Law.

Section 4.17                                Insurance.  Parent and its Subsidiaries maintain insurance coverage with reputable insurers, or maintain self-insurance practices, in such amounts and covering such risks as are in accordance with normal industry practice for companies engaged in businesses similar to that of Parent and its Subsidiaries (taking into account the cost and availability of such insurance).  All such insurance policies are in full force and effect, and none of Parent or any of its Subsidiaries is in default in any material respect with respect to its obligations under any material insurance policy maintained by it.

Section 4.18                                Affiliate Transactions.  Except (i) as set forth in the AMCE SEC Documents filed or delivered to the Company before the date of this Agreement or (ii) pursuant to any employment agreement with any officer of Parent, there are no items of the type that would be required to be disclosed under Item 404 of Regulation S-K promulgated by the SEC that would be required to be disclosed thereunder between Parent and any (a) present or former officer or director of Parent or any Parent Subsidiary or any of their immediate family members (including their spouses), (b) record or beneficial owner of more than 5% of any class of Existing Parent Common Stock, or (c) Person known by Parent’s executive officers to be an Affiliate of any such officer, director or beneficial owner.

Section 4.19                                Intellectual Property.

(a)                                  Schedule 4.19(a) sets forth a true, correct and complete list of all (i) issued Patents and pending applications therefor, (ii) Trademarks, (iii) registrations for Copyrights and applications therefor and (iv) Internet domain name registrations and applications therefor, in each case (of the foregoing clauses (i) through (iv)) that are owned by Parent or any of Parent Subsidiaries (the “Parent Owned Intellectual Property”).  Each item of Parent Owned Intellectual Property has been duly registered in, filed in or issued by, as applicable, the official government registrars and/or issuers of patents, trademarks or copyrights, in the various jurisdictions indicated on Schedule 4.19(a).

(b)                                 With respect to each item of Parent Owned Intellectual Property (i) Parent or a Parent Subsidiary is the exclusive owner of all right, title and interest in and to such Parent Owned Intellectual Property, free and clear of any Liens (other than Permitted Encumbrances) or claims of others and (ii) Parent has taken all necessary actions, including the making of all requisite filings, renewals and payments, to maintain and protect such Parent Owned Intellectual Property rights, except, with respect to clauses (i) and (ii), for such failures to so own or to take such actions which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Parent.

(c)                                  Parent and each of Parent Subsidiaries owns, or has the right, free and clear of all Liens (other than Permitted Encumbrances), to use pursuant to a valid License Agreement, all material Intellectual Property necessary for, or used by Parent each Parent Subsidiary in, the operation of its business in all material respects as it is presently conducted and presently proposed to be conducted.

(d)                                 Except as would not be material to Parent and the Parent Subsidiaries, taken as a whole:

(i)                                     There are no claims, allegations or suits pending or, to the Knowledge of Parent, threatened, and Parent has not received any notice, claim, charge, complaint or demand alleging that the conduct of Parent or any of Parent Subsidiaries infringes, misappropriates or otherwise violates any Intellectual Property of any Third Party or challenging the ownership, use, registration, validity or enforceability of the Intellectual Property owned by Parent or any Parent Subsidiary, or to the Knowledge of Parent, licensed to Parent or any Parent Subsidiary.

(ii)                                  To the Knowledge of Parent, the conduct of Parent’s and Parent Subsidiaries’ business has not and does not infringe, misappropriate or otherwise violate any Intellectual Property of any Third Party.

(iii)                               To the Knowledge of Parent, the Intellectual Property owned by or licensed to Parent or any of the Parent Subsidiaries has not been infringed, misappropriated or otherwise violated by any Third Party.

(e)                                  The collection, use, maintenance and disclosure of information and data relating to users of any web sites owned or operated by or on behalf of Parent or any of the Parent Subsidiaries is in compliance with all applicable privacy policies, terms of use, laws and regulations.  The consummation of the transactions contemplated by this Agreement and the Transaction Documents will not result in a violation of any such privacy policies, terms of use, laws or regulations relating to any such web sites.

Section 4.20                                Title and Sufficiency of Assets.

(a)                                  Parent and each Parent Subsidiary have good and valid title to all of their personal properties and assets reflected on Parent’s audited balance sheet (including in any related notes thereto) as of March 31, 2005, included in the Parent

Financial Statements (the “Parent 2004 Balance Sheet”) or acquired after March 31, 2005 (other than assets disposed of since March 31, 2005 in the ordinary course of business consistent with past practice or, following the date hereof, as permitted pursuant to Section 5.2), in each case free and clear of all Liens, except for (a) Liens that secure Indebtedness that is properly reflected in the Parent 2004 Balance Sheet; (b) Liens for Taxes not yet due or being contested in good faith (provided adequate reserves (in the good faith judgment of management) have been set aside for payment thereof); and (c) Liens arising in the ordinary course of business and securing Indebtedness not yet due and payable.

(b)                                 Parent and each Parent Subsidiary either owns, or has valid leasehold interest in, all material assets and properties necessary for the operation of its business as presently conducted.  Without limiting the foregoing, except as set forth on Schedule 4.20(b), each theater located on Parent Real Property, together with the related items of personal property located therein, constitutes a fully-operable motion picture theatre and each such motion picture theater and related personal property is fit for the use for which it is intended and to which it is presently devoted and complies with the Americans with Disabilities Act and Section 504 of the Rehabilitation Act of 1973 and all other applicable Laws.

Section 4.21                                Brokers.  Except as set forth in Schedule 4.21, there is no investment banker, broker, finder, financial advisor or other intermediary which has been retained by or is authorized to act on behalf of Parent or any of the Parent Subsidiaries who would be entitled to any fee in connection with the transactions contemplated by this Agreement and the Transaction Documents.

Section 4.22                                Continuation of Business.  It is the present intention of Parent to continue at least one significant historic business line of the Company and LCE Intermediate Holdings, Inc., or to use at least a significant portion of the Company’s and LCE Intermediate Holdings, Inc.’s historic business assets in a business, in each case within the meaning of Treasury Regulations Section 1.368-1(d).

Section 4.23                                Tax Treatment None of Parent, any Parent Subsidiary or, to the Knowledge of the Parent, any of the Parent’s Affiliates has taken or agreed to take, or will take or will agree to take, any action that would prevent the Merger, the Operating Company Merger or the LCE Intermediate Holdings Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code.  Parent is not aware of any agreement, plan or other circumstance that would prevent the Merger, the Operating Company Merger or the LCE Intermediate Holdings Merger from qualifying as a “reorganization” within the meaning of Section 368(a).

(b)                                 None of Parent, any Parent Subsidiary or, to the Knowledge of Parent, any of Parent’s Affiliates has taken or agreed to take, or will take or will agree to take, any action that would prevent the LCE Intermediate Holdings Merger or the LCE Holdco Merger from qualifying as a complete liquidation of a subsidiary within the meaning of Section 332 of the Code.  Parent is not aware of any agreement, plan or other circumstance that would prevent the LCE Intermediate Holdings Merger or the LCE

Holdco Merger from qualifying as a complete liquidation of a subsidiary within the meaning of Section 332 of the Code.

Section 4.24                                State Takeover Statutes.  No Takeover Statute or any other similar statutory or organizational document anti-takeover provision is applicable to this Agreement, the Merger or the transactions contemplated by this Agreement and the Transaction Documents.

ARTICLE V

COVENANTS

Section 5.1                                      Conduct of Business by the Company Pending the Closing.  The Company agrees that, between the date of this Agreement and the Effective Time, except as set forth in Schedule 5.1 or as expressly required by any other provision of this Agreement, or unless Parent shall otherwise agree in writing, which agreement shall not be unreasonably withheld or delayed, the Company shall, and shall cause each Company Subsidiary and use commercially reasonable efforts to cause each Company JV to, (x) maintain its existence in good standing under applicable Law, (y) subject to the restrictions set forth in this Section 5.1, conduct its operations only in the ordinary and usual course of business consistent with past practice and (z) use its commercially reasonable efforts to keep available the services of the current officers, key employees, and consultants of the Company, each Company Subsidiary and each Company JV, but shall not be required or permitted to make expenditures in excess of those set forth in the Retention Plan to do so, and to preserve the current relationships of the Company, each Company Subsidiary and each Company JV with such of the customers, suppliers and other persons with which the Company, any Company Subsidiary or any Company JV has significant business relations as is reasonably necessary to preserve substantially intact its business organization.  In addition, without limiting the foregoing, except as set forth in Schedule 5.1 or as expressly required by any other provision of this Agreement, to the extent not prohibited by applicable Law, the Company shall not and shall not permit any of the Company Subsidiaries to and shall use commercially reasonable efforts not to permit any of the Company JVs to, between the date of this Agreement and the Effective Time, directly or indirectly, do, or agree to do, any of the following without the prior written consent of Parent (not to be unreasonably withheld or delayed):

(a)                                  amend or propose to amend or otherwise change its Certificate of Incorporation or Bylaws or equivalent organizational documents;

(b)                                 issue, sell, pledge, dispose of, grant, transfer, encumber, or authorize the issuance, sale, pledge, disposition, grant, transfer or encumbrance of any Equity Interests of, the Company any Company Subsidiary or any Company JV, except that the Company may issue shares of Company Common Stock upon the exercise of Company Stock Options outstanding as of the date hereof in accordance with their terms;

(c)                                  (i) reclassify, combine, split, subdivide or amend the terms of any of its Capital Stock or issue or authorize the issuance of any other securities in respect of,

in lieu of, or in substitution for, shares of its capital stock, (ii) redeem, purchase or otherwise acquire, directly or indirectly, any of its Capital Stock, or other securities or (iii) create or organize any Person  that would become a Subsidiary or an Affiliate of the Company;

(d)                                 declare, set aside, make or pay any dividend or other distribution (whether payable in cash, stock, property or a combination thereof) with respect to any of its Capital Stock (other than dividends or distributions paid by wholly-owned Company Subsidiaries to the Company or to other wholly-owned Company Subsidiaries) or make any distribution or payment (whether payable in cash, stock, property or a combination thereof) to any Company Stockholder, other than to employees of the Company pursuant to contractual arrangements existing on the date hereof or pursuant to the Retention Plan;

(e)                                  purchase, sell, pledge, dispose of (including a disposition on account of a Company Lease termination), transfer, lease, license, abandon, fail to maintain or encumber, fail to exercise extensions of Company Real Property Leases or authorize the sale, pledge, disposition, transfer, lease, license, abandonment, failure to maintain or encumbrance of, any material property, rights or assets of the Company, any Company Subsidiary or any Company JV, except (i) purchases, sales, pledges, dispositions, transfers, leases, licenses or encumbrances pursuant to existing Contracts disclosed in the Company Disclosure Schedule, (ii) sales, pledges, dispositions, transfers, leases, licenses or encumbrances of property or assets by the Company, a Company Subsidiary or a Company JV in the ordinary course of business consistent with past practice involving properties and assets with a value less than $10,000,000 in the aggregate, (iii) sales or dispositions of inventory and other tangible current assets in the ordinary course of business consistent with past practice, (iv) sale and leaseback transactions entered into in the ordinary course of business consistent with past practice without cross-defaulting to other leases or (v) sales, dispositions, transfers, leases, licenses or encumbrances of property or assets of the Company Korean Theatre Assets; provided that the Company shall provide at least five (5) Business Days’ notice to Parent prior to the consummation of any such transaction;

(f)                                    incur any Indebtedness, except for Indebtedness (i) incurred under the Company’s existing credit facilities or renewals or refinancings thereof, (ii) in an aggregate principal amount not to exceed $5,000,000 at any time outstanding, (iii) constituting capitalized lease obligations entered into in the ordinary course of business consistent with the Company’s budget and financial plan provided to Parent prior to the date hereof or (iv) incurred in connection with the Financing or any Alternative Financing;

(g)                                 engage in any transaction with, or enter into, amend or terminate (except pursuant to its terms) any Contract or other agreement, arrangement, or understanding with, directly or indirectly, any of the Company’s Affiliates, including, without limitation, any transactions, agreements, arrangements or understandings with any Affiliate or other Person covered under Item 404 of Regulation S-K promulgated by the SEC that would be required to be disclosed under such Item 404, or make any payment or distribution to any Affiliate, in each case, other than such transactions as are disclosed in the Company Disclosure Schedule;

(h)                                 adopt a plan of complete or partial liquidation or resolutions providing for or authorizing such a liquidation or a dissolution, consolidation, recapitalization or bankruptcy reorganization (other than as contemplated by this Agreement);

(i)                                     (i) acquire (including, without limitation, by merger, consolidation, or acquisition of stock or assets) any interest in any Person or any business or division thereof or any assets (including the acquisition or building of theatres), other than acquisitions of inventory in the ordinary course of business consistent with past, practice for consideration that is individually not in excess of $10,000,000, or in the aggregate, not in excess of $15,000,000, (ii) terminate, cancel or request any material change in, or agree to any material change in, any Company Material Contract other than in the ordinary course of business consistent with past practice, (iii) make or authorize any capital expenditures in excess of the amounts set forth in the Company’s budget and financial plan provided to Parent prior to the date hereof, other than capital expenditures that are not, in the aggregate, in excess of $5,000,000, (iv) make any material loan, advance or capital contribution to or investments in any Person other than loans, advances, capital contributions to or investments in wholly owned Subsidiaries of the Company made in the ordinary course of business consistent with past practice, (v) enter into or amend any Contract that if fully performed as entered into or amended, as applicable, would not be permitted under this Section 5.1(i), or (vi) enter into or amend any Contract that, if entered into or so amended prior to the date hereof, would have constituted a Company Material Contract;

(j)                                     except as may be required by contractual commitments with respect to severance or termination pay in existence on the date of this Agreement as disclosed in Schedule 3.13: (i) pay or increase the compensation or benefits payable or to become payable to its directors, officers or employees (except for customary increases in accordance with past practices in salaries or wages of employees of the Company or any Company Subsidiary which are not across-the-board increases), (ii) pay or grant any rights to severance or termination pay to, or enter into any employment or severance agreement with, any director, officer or other employee of the Company or any Company Subsidiary, or pay, establish, adopt, enter into or amend any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any director, officer or employee, except to the extent required by applicable Law or the terms of a collective bargaining agreement in existence on the date of this Agreement or (iii) take any action to accelerate the vesting of any stock-based compensation;

(k)                                  except for payments made in connection with the extinguishment of Company Leases in connection with theatre closures in an aggregate amount not to exceed $5,000,000 or in connection with transactions permitted by Section 5.1(e), (i) pre-pay any long-term Indebtedness, except in the ordinary course of business in an amount not to exceed $5,000,000 in the aggregate for the Company, the Company Subsidiaries, the Company JVs taken as a whole, or (ii) pay, discharge or satisfy any Liabilities, except in the ordinary course of business consistent with past practice and in accordance with their terms;

(l)                                     make any change in accounting policies or procedures, other than in the ordinary course of business consistent with past practice or except as required by GAAP or by a Governmental Entity;

(m)                               waive, release, assign, settle or compromise any material claims, or any material litigation or arbitration, except where the amount of any claim waived, released, assigned, settled or compromised, or the amount paid in any settlement or compromise, does not exceed $2,500,000;

(n)                                 write up, write down or write off the book value of any assets, except for depreciation, amortization and impairment charges recorded in accordance with GAAP consistently applied;

(o)                                 permit any material insurance policy naming the Company, any Company Subsidiary, any Company JV as a beneficiary or a loss payee to be canceled or terminated other than in the ordinary course of business consistent with past practice;

(p)                                 take any action that is intended or would reasonably be expected to, or fail to take any action, the failure of which is intended or would reasonably expected to, result in any of the conditions to the Merger set forth in Article VII not being satisfied;

(q)                                 (i) amend any material Tax Return (unless required by Law); (ii) make or change any material elections relating to Taxes other than elections made or changed in the ordinary course of business consistent with past practice or as required by Law; (iii) change any material accounting method relating to Taxes (unless required by GAAP or a change in Law); (iv) enter into any closing agreement relating to Taxes, settle any claim or assessment relating to Taxes or consent to any claim or audit relating to Taxes, in each individual case, involving an amount in controversy greater than $5,000,000;

(r)                                    permit to lapse any registrations or applications for material Intellectual Property owned, licensed, or used by the Company, any Company Subsidiary or any Company JV;

(s)                                  authorize or enter into any agreement or otherwise make any commitment to do any of the foregoing.

Section 5.2                                      Conduct of Business by Parent Pending the Closing.  Parent agrees that, between the date of this Agreement and the Effective Time, except as set forth in Schedule 5.2 or as expressly required by any other provision of this Agreement, or unless the Company shall otherwise agree in writing, which agreement shall not be unreasonably withheld or delayed, Parent shall, and shall cause each Parent Subsidiary to,

(x) maintain its existence in good standing under applicable Law, (y) subject to the restrictions set forth in this Section 5.2, conduct its operations only in the ordinary and usual course of business consistent with past practice and (z) use its commercially reasonable efforts to keep available the services of the current officers, key employees, and consultants of Parent and each Parent Subsidiary, and to preserve the current relationships of Parent and each Parent Subsidiary with such of the customers, suppliers and other persons with which Parent or any Parent Subsidiary has significant business relations as is reasonably necessary to preserve substantially intact its business organization.  In addition, without limiting the foregoing, except as set forth in Schedule 5.2 or as expressly required by any other provision of this Agreement, to the extent not prohibited by applicable Law, Parent shall not and shall not permit any of the Parent Subsidiaries to, between the date of this Agreement and the Effective Time, directly or indirectly, do, or agree to do, any of the following without the prior written consent of the Company (not to be unreasonably withheld or delayed):

(a)                                  amend or propose to amend or otherwise change its Certificate of Incorporation or Bylaws or equivalent organizational documents (other than as contemplated by the Parent Charter Amendments);

(b)                                 issue, sell, pledge, dispose of, grant, transfer, encumber, or authorize the issuance, sale, pledge, disposition, grant, transfer or encumbrance of any Equity Interests of, Parent or any Parent Subsidiary, except (i) that Parent may issue shares of Existing Parent Common Stock upon the exercise of Parent Stock Options outstanding as of the date hereof in accordance with their terms and (ii) as contemplated by the Parent Charter Amendments;

(c)                                  except as contemplated by the Parent Charter Amendments (other than pursuant to the Management Stockholders Agreement between Parent and the Parent Stockholders who are employees of AMCE and the agreements related thereto), (i) reclassify, combine, split, subdivide or amend the terms of any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of, or in substitution for, shares of its Capital Stock, (ii) redeem, purchase or otherwise acquire, directly or indirectly, any of its Capital Stock, or other securities or (iii) create or organize any Person  that would become a Subsidiary or an Affiliate of Parent;

(d)                                 declare, set aside, make or pay any dividend or other distribution (whether payable in cash, stock, property or a combination thereof) with respect to any of its Capital Stock (other (i) than dividends or distributions paid by wholly-owned Parent Subsidiaries to Parent or to other wholly-owned Parent Subsidiaries or (ii) as contemplated by the Parent Charter Amendments) or make any distribution or payment (whether payable in cash, stock, property or a combination thereof) to any Parent Stockholder, other than to employees of Parent pursuant to contractual arrangements existing on the date hereof;

(e)                                  purchase, sell, pledge, dispose of (including a disposition on account of a Parent Lease termination), transfer, lease, license, abandon, fail to maintain or encumber, fail to exercise extensions of Parent Real Property Leases or authorize the sale, pledge, disposition, transfer, lease, license, abandonment, failure to maintain or encumbrance of, any material property, rights or assets of Parent or any Parent Subsidiary, except (i) purchases, sales, pledges, dispositions, transfers, leases, licenses or encumbrances pursuant to existing Contracts disclosed in the Parent Disclosure Schedule, (ii) sales, dispositions, transfers, leases, licenses or encumbrances of property or assets by Parent or a Parent Subsidiary in the ordinary course of business consistent with past practice involving properties and assets with a  value less than $10,000,000 in the aggregate, (iii) sales or dispositions of inventory and other tangible current assets in the ordinary course of business consistent with past practice, (iv) sale and leaseback transactions entered into in the ordinary course of business consistent with past practice without cross-defaulting to other leases or (v) sales, pledges, dispositions, transfers, leases, licenses or encumbrances of property or assets of the Parent Japanese Theatre Assets; provided that Parent shall provide at least five (5) Business Days’ notice to the Company prior to the consummation of any such transaction;

(f)                                    incur any Indebtedness, except for Indebtedness (i) incurred under Parent’s existing credit facilities or renewals or refinancings thereof, (ii) in an aggregate principal amount not to exceed $5,000,000 at any time outstanding, (iii) constituting capitalized lease obligations entered into in the ordinary course of business consistent with Parent’s budget and financial plan provided to the Company prior to the date hereof or (iv) incurred in connection with the Financing or any Alternative Financing;

(g)                                 engage in any transaction with, or enter into, amend or terminate (except pursuant to its terms) any Contract or other agreement, arrangement, or understanding with, directly or indirectly, any of Parent’s Affiliates, including, without limitation, any transactions, agreements, arrangements or understandings with any Affiliate or other Person covered under Item 404 of Regulation S-K promulgated by the SEC that would be required to be disclosed under such Item 404, or make any payment or distribution to any Affiliate, in each case, other than such transactions as are disclosed in the Parent Disclosure Schedule;

(h)                                 adopt a plan of complete or partial liquidation or resolutions providing for or authorizing such a liquidation or a dissolution, consolidation, recapitalization or bankruptcy reorganization (other than as contemplated by this Agreement);

(i)                                     (i) acquire (including, without limitation, by merger, consolidation, or acquisition of stock or assets) any interest in any Person or any business or division thereof or any assets (including the acquisition or building of theaters), other than acquisitions of inventory in the ordinary course of business consistent with past, practice for consideration that is individually not in excess of $10,000,000, or in the aggregate, not in excess of $15,000,000, (ii) terminate, cancel or request any material change in, or agree to any material change in, any Parent Material Contract other than in the ordinary course of business consistent with past practice, (iii) make or authorize any capital expenditures in excess of the amounts set forth in the Parent’s budget and financial plan provided to the Company prior to the date hereof, other than capital expenditures that are not, in the aggregate, in excess of $5,000,000, (iv) make any material loan, advance or capital contribution to or investments in any Person other than loans, advances, capital contributions to or investments in wholly owned Subsidiaries of Parent made in the ordinary course of business consistent with past practice, (v) enter into or amend any Contract that if fully performed as entered into or amended, as applicable, would not be permitted under this Section 5.2(i), or (vi) enter into or amend any Contract that, if entered into or so amended prior to the date hereof, would have constituted a Parent Material Contract;

(j)                                     except as may be required by contractual commitments with respect to severance or termination pay in existence on the date of this Agreement as disclosed in Schedule 4.13: (i) pay or increase the compensation or benefits payable or to become payable to its directors, officers or employees (except for customary increases in accordance with past practices in salaries or wages of employees of the Parent or any Parent Subsidiary which are not across-the-board increases), (ii) pay or grant any rights to severance or termination pay to, or enter into any employment or severance agreement with, any director, officer or other employee of Parent or any Parent Subsidiary, or pay, establish, adopt, enter into or amend any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any director, officer or employee, except to the extent required by applicable Law or the terms of a collective bargaining agreement in existence on the date of this Agreement or (iii) take any action to accelerate the vesting of any stock-based compensation;

(k)                                  except for payments made in connection with the extinguishment of Parent Leases in connection with theatre closures in an aggregate amount not to exceed $5,000,000 or in connection with transactions permitted by Section 5.2(e), (i) pre-pay any long-term Indebtedness, except in the ordinary course of business in an amount not to exceed $5,000,000 in the aggregate for Parent and the Parent Subsidiaries taken as a whole, or (ii) pay, discharge or satisfy any Liabilities, except in the ordinary course of business consistent with past practice and in accordance with their terms;

(l)                                     make any change in accounting policies or procedures, other than in the ordinary course of business consistent with past practice or except as required by GAAP or by a Governmental Entity;

(m)                               waive, release, assign, settle or compromise any material claims, or any material litigation or arbitration, except where the amount of any claim waived, released, assigned, settled or compromised, or the amount paid in any settlement or compromise, does not exceed $2,500,000;

(n)                                 write up, write down or write off the book value of any assets, except for depreciation, amortization and impairment charges recorded in accordance with GAAP consistently applied;

(o)                                 permit any material insurance policy naming Parent or any Parent Subsidiary as a beneficiary or a loss payee to be canceled or terminated other than in the ordinary course of business consistent with past practice;

(p)                                 take any action that is intended or would reasonably be expected to, or fail to take any action, the failure of which is intended or would reasonably expected to, result in any of the conditions to the Merger set forth in Article VII not being satisfied;

(q)                                 (i) amend any material Tax Return (unless required by Law); (ii) make or change any material elections relating to Taxes other than elections made or changed in the ordinary course of business consistent with past practice or as required by Law; (iii) change any material accounting method relating to Taxes (unless required by GAAP or a change in Law); (iv) enter into any closing agreement relating to Taxes, settle any claim or assessment relating to Taxes or consent to any claim or audit relating to Taxes, in each individual case, involving an amount in controversy greater than $5,000,000;

(r)                                    permit to lapse any registrations or applications for material Intellectual Property owned, licensed, or used by Parent or any Parent Subsidiary; or

(s)                                  authorize or enter into any agreement or otherwise make any commitment to do any of the foregoing.

Section 5.3                                      Tax Covenant.

(a)                                  Immediately prior to the Closing, the Company shall furnish to Parent and each of the Company Stockholders that is either a non-U.S. person for U.S. federal income tax purposes or a person treated as a partnership for U.S. federal income tax purposes, a certification in accordance with Treasury Regulation Section 1.1445-2(c), and otherwise in form and substance reasonably satisfactory to Parent, certifying that an interest in the Company is not a United States real property interest because the Company is not and has not been a United States real property holding corporation (as defined in Section 897(c)(2) of the Code) during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

(b)                                 Each party to this Agreement (and their respective Affiliates) will cooperate with the other parties and take all commercially reasonable actions as may be necessary to qualify the Merger, the Yankee Intermediate Holdings Merger and the Operating Company Merger and shall not take any action that would cause the Merger, the Yankee Intermediate Holdings Merger or the Operating Company Merger to fail to qualify as a “reorganization” within the meaning of Section 368(a) of the Code.  Each party to this Agreement (and their respective Affiliates) will cooperate with the other parties and take all commercially reasonable actions as may be necessary to qualify the LCE Intermediate Holdings Merger and the LCE Holdco Merger and shall not take any action that would cause the LCE Intermediate Holdings Merger and the LCE Holdco Merger to fail to qualify as a complete liquidation of a subsidiary within the meaning of

Section 332 of the Code.  Parent and the Company shall each deliver to counsel to Parent and counsel to the Company, at the request of such counsel, customary representation letters, executed and dated as of the Closing Date, as reasonably requested by each such counsel.

Section 5.4                                      Sale of Company Korean Theatre Assets; Sale of Parent Japanese Theatre Assets.

(a)                                  From the date of this Agreement through the Effective Time, the Company shall keep Parent reasonably informed with respect to any sale of the Company Korean Theatre Assets, including the prompt provision to Parent of any Contract or other materials documenting any agreement or agreement in principal with respect to such a sale, and the Company hereby represents and warrants that the Company has provided to Parent prior to the date hereof true correct and complete copies of all existing Contracts and other documentation relating to any sale of the Company Korean Theatre Assets.

(b)                                 The Company shall account for any sale of the Company Korean Theatre Assets in accordance with GAAP consistently applied in accordance with past practice.  Promptly, but in no event later than thirty (30) days, following the consummation of the sale of the Company Korean Theatre Assets, the Company shall provide to Parent a certificate reasonably acceptable to Parent signed by a senior officer of the Company (the “Company Korean Theatre Sale Certificate”) setting forth in reasonable detail a statement of the Net Cash Proceeds from the sale of the Company Korean Theatre Assets, including supporting calculations in respect thereof, and representing as to the accuracy of the information contained therein.  The Company shall promptly provide Parent with such supporting invoices, work papers and other documentation as Parent shall reasonably request in connection with the Company Korean Theatre Sale Certificate.

(c)                                  From the date of this Agreement through the Effective Time, Parent shall keep the Company reasonably informed with respect to any sale of the Parent Japanese Theatre Assets, including the prompt provision to the Company of any Contract or other materials documenting any agreement or agreement in principal with respect to such a sale, and Parent hereby represents and warrants that Parent has provided to the Company prior to the date hereof true correct and complete copies of all existing Contracts and other documentation relating to any sale of the Parent Japanese Theatre Assets.

(d)                                 Parent shall account for any sale of the Parent Japanese Theatre Assets in accordance with GAAP consistently applied in accordance with past practice.  Promptly, but in no event later than thirty (30) days, following the consummation of the sale of the Parent Japanese Theatre Assets, Parent shall provide to the Company a certificate reasonably acceptable to the Company signed by a senior officer of Parent (the “Parent Japanese Theatre Sale Certificate”) setting forth in reasonable detail a statement of the Net Cash Proceeds from the sale of the Parent Japanese Theatre Assets, including supporting calculations in respect thereof, and representing as to the accuracy of the information contained therein.  Parent shall promptly provide the Company with such supporting invoices, work papers and other documentation as the Company shall reasonably request in connection with the Parent Japanese Theatre Sale Certificate.

ARTICLE VI

ADDITIONAL AGREEMENTS

Section 6.1                                      Access to Information; Confidentiality.

(a)                                  From the date of this Agreement to the Effective Time, the Company shall, and shall cause each of the Company Subsidiaries and use commercially reasonable efforts to cause each of the Company JVs and each of their respective officers, directors, employees, attorneys, accountants, advisors, representatives and agents (collectively, “Representatives”) to, (i) provide to Parent and its Representatives access at reasonable times upon prior notice to the officers, employees, agents, properties, offices and other facilities (including each theatre premises) of the Company and the Company Subsidiaries and, to the extent available to the Company, the Company JVs, and to the books and records thereof, and (ii) subject to applicable Laws relating to the exchange of information, furnish promptly such information concerning the business, properties, Contracts, assets, liabilities, personnel and other aspects of itself and its Subsidiaries and, to the extent available to the Company, the Company JVs, as Parent and its Representatives may reasonably request, including without limitation, such information as may be required to prepare any required fillings under the Securities Act or the Exchange Act.  No investigation conducted pursuant to this Section 6.1(a) shall affect or be deemed to modify or limit any representation or warranty made in this Agreement.  Such access shall afford Parent the opportunity, outside of the Company’s normal hours of operation, to conduct visual inspections, take measurements, make surveys and perform any standard “phase I” environmental inspections deemed desirable by Parent.

(b)                                 From the date of this Agreement to the Effective Time, Parent shall, and shall cause each of the Parent Subsidiaries and each of their respective Representatives to, (i) provide to the Company and its Representatives access at reasonable times upon prior notice to the officers, employees, agents, properties, offices and other facilities (including each theatre premises) of Parent and the Parent Subsidiaries and to the books and records thereof, and (ii) subject to applicable Laws relating to the exchange of information, furnish promptly such information concerning the business, properties, Contracts, assets, liabilities, personnel and other aspects of itself and its Subsidiaries as the Company and its Representatives may reasonably request, including without limitation, such information as may be required to prepare any filings under the Securities Act or the Exchange Act.  No investigation conducted pursuant to this Section 6.1(b) shall affect or be deemed to modify or limit any representation or warranty made in this Agreement.  Such access shall afford the Company the opportunity, outside of Parent’s normal hours of operation, to conduct visual inspections, take measurements, make surveys and perform any standard “phase I” environmental inspections deemed desirable by the Company.

(c)                                  With respect to the data and information disclosed pursuant to this Section 6.1, the parties shall comply with, and shall cause their respective Representatives to comply with, their obligations under the letter agreement, dated as of May 6, 2005, between AMCE and Loews (the “Confidentiality Agreement”).  Notwithstanding anything else contained in this Agreement, each Party hereto (and each Representative of such Party) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated herein and all tax strategies relating to the transactions, as well as all materials of any kind (including opinions or other tax analyses) that are provided to such Party relating to such tax treatment, tax structure and tax strategies.

(d)                                 Notwithstanding the foregoing provisions, or any other provisions of this Agreement, if any dispute is pending among the parties to this Agreement or their respective Affiliates with respect to this Agreement, the parties shall not be required to provide the access and information otherwise required hereby with respect to records and information relevant to such dispute (in which case the Laws governing information sharing applicable to such disputes shall govern).

Section 6.2                                      No Solicitation by the Company; Company Consent and Support Agreement.

(a)                                  From the date of this Agreement until the Effective Time, the Company shall not, and shall cause its Subsidiaries and its and their respective Representatives not to, and shall use its commercially reasonable efforts to ensure that their respective Affiliates and Representatives thereof do not, directly or indirectly through another Person, (i) solicit, initiate or knowingly encourage (including by way of furnishing information), or take any other action designed to facilitate, any inquiries or the making of any proposal that constitutes, or could reasonably be expected to lead to, an Acquisition Proposal, (ii) enter into, continue or otherwise participate in any discussions or negotiations with, or disclose or provide any non-public information or data relating to the Company or the Company Subsidiaries to, or otherwise afford access to the properties, books or records of the Company or the Company Subsidiaries to, any Third Party or any Representatives thereof with respect to any Acquisition Proposal or (iii) enter into any agreement or agreement in principle with any Third Party with respect to an Acquisition Proposal or Alternative Transaction.  The Company represents that neither it nor any of its Affiliates nor any of their respective Representatives is currently engaged in discussions or negotiations with any Third Party with respect to an Acquisition Proposal or Alternative Transaction.

(b)                                 Without the prior written consent of Parent, the Company shall not amend, vary, novate, modify, supplement, restate or waive the Company Consent and Support Agreement or any provision thereof and shall strictly enforce each of its rights (including any and all rights it may have in the event of a breach by any Company Stockholder) and perform each of its obligations thereunder.

Section 6.3                                      No Solicitation by Parent; Parent Consent and Support Agreement.

(a)                                  From the date of this Agreement until the Effective Time, Parent shall not, and shall cause its Subsidiaries and its and their respective Representatives not to, and shall use its commercially reasonable efforts to ensure that their respective Affiliates and Representatives thereof do not, directly or indirectly through another Person, (i) solicit, initiate or knowingly encourage (including by way of furnishing information), or take any other action designed to facilitate, any inquiries or the making of any proposal that constitutes, or could reasonably be expected to lead to, an Acquisition Proposal, (ii) enter into, continue or otherwise participate in any discussions or negotiations with, or disclose or provide any non-public information or data relating to Parent or Parent Subsidiaries to, or otherwise afford access to the properties, books or records of Parent or Parent Subsidiaries to, any Third Party or any Representatives thereof with respect to any Acquisition Proposal or (iii) enter into any agreement or agreement in principle with any Third Party with respect to an Acquisition Proposal or Alternative Transaction.  Parent represents that neither it nor any of its Affiliates nor any of their respective Representatives is currently engaged in discussions or negotiations with any Third Party with respect to an Acquisition Proposal or Alternative Transaction.

(b)                                 Without the prior written consent of the Company, Parent shall not amend, vary, novate, modify, supplement, restate or waive the Parent Consent and Support Agreement or any provision thereof and shall strictly enforce each of its rights (including any and all rights it may have in the event of a breach by any Parent Stockholder) and perform each of its obligations thereunder.

Section 6.4                                      Appropriate Action; Consents; Filings.

(a)                                  Parent and the Company shall each use their reasonable best efforts to (i) take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary, proper or advisable under applicable Law or otherwise to consummate and make effective the transactions contemplated by this Agreement and the Transaction Documents, including the satisfaction of the conditions to the obligations of the other party contained in Article VII, (ii) obtain any consents of Third Parties necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement and the Transaction Documents, including any consents of experts required in connection with any filings under the Securities Act or Exchange Act, or required as a result of the transactions contemplated by this Agreement and the Transaction Documents pursuant to the Company Leases and the Parent Leases to which such party or its Subsidiaries are party, (iii) obtain from any Governmental Entities any consents, licenses, permits, waivers, approvals, authorizations or orders required to be obtained or made by Parent, the Company or any of their respective Subsidiaries, (iv) make all necessary filings, and thereafter make any other required submissions, with respect to this Agreement, the Transaction Documents and the Merger required under (A) the Securities Act and the Exchange Act, and any other applicable federal or state securities Laws, (B) the HSR Act and antitrust and competition Laws of any other applicable jurisdiction and (C) any other applicable Law and (v) take any action reasonably necessary to defend vigorously, lift, mitigate or, rescind the effect of any litigation or administrative proceeding involving any Governmental Entity or Person adversely affecting this Agreement, the Transaction Documents or the transactions contemplated by this

Agreement or the Transaction Documents until receipt of a final order by a court of competent jurisdiction permanently enjoining the transaction as to which all available applications for review have been taken (a “Final Order”).  Without limitation of the foregoing, neither Parent nor the Company shall unreasonably withhold or delay its consent to any extension of any waiting period under the HSR Act or any other antitrust or merger control Laws or any proposed resolution or settlement or other agreement with any Governmental Entity, including any agreement with the Federal Trade Commission, the Antitrust Division of the United States Department of Justice, or the offices of any state Attorney General (together the “Antitrust Authorities”) not to consummate the transactions contemplated by this Agreement or the Transaction Documents.  Parent and the Company shall cooperate with each other in connection with the making of all filings or submissions referenced in the preceding sentence (including providing copies of all such documents to the non-filing party and its advisors prior to filing and, if requested, to accept all reasonable additions, deletions or changes suggested in connection therewith) and in connection with resolving any investigation or other inquiry of any Governmental Entity with respect to any such filing or submission.  Parent and the Company shall have the right to review in advance, and each shall consult the other on, all the information relating to Parent and its Subsidiaries, or the Company and its Subsidiaries, as the case may be, that appears in any filing made with, or written materials submitted to, any Third Party and/or any Governmental Entity in connection with the Merger and the other transactions contemplated by this Agreement and the Transaction Documents.  Each of Parent and the Company shall promptly notify and provide a copy to the other party of any written communication received from any Governmental Entity with respect to any filing or submission or with respect to the Merger and the other transactions contemplated by this Agreement and the Transaction Documents.  Each of Parent and the Company shall give the other reasonable prior notice of any proposed understanding, undertaking or agreement with, and, to the extent reasonably practicable, any communication with, any Governmental Entity regarding any such filing or any such transaction.  To the extent reasonably practicable, each of the Company and Parent shall give the other prior notice of any meeting or substantive conversation by such party or its Representatives with any Governmental Entity in respect of any such filing, investigation or other inquiry, and, unless prohibited by such Governmental Entity, the opportunity to attend or participate.  The parties to this Agreement will consult and cooperate with one another in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any party to this Agreement in connection with proceedings under or related to the HSR Act or competition Laws.  The Company and Parent may, as each deems reasonably necessary, designate any competitively sensitive information provided to the other party under this Section 6.4(a) as “outside counsel only”, and such information shall be given only to such requesting party’s outside counsel.  In addition, the Company, Parent and their respective stockholders may redact any information from such documents shared with the other party or its counsel that is not pertinent to the subject matter of the filing or submission.

(b)                                 From the date of this Agreement until the Effective Time, each party shall promptly notify the other party in writing of any pending or, to the Knowledge of Parent or the Company, as appropriate, threatened action, suit, arbitration or other proceeding or investigation by any Governmental Entity or any other Person (i)

challenging or seeking damages in connection with the Merger or (ii) seeking to restrain or prohibit the consummation of the Merger or otherwise limit the right of Parent or its Subsidiaries to own or operate all or any portion of the businesses or assets of the Company or its Subsidiaries.

Section 6.5                                      Public Announcements.  Parent and the Company will consult with each other before issuing, and provide each other the opportunity to review and make reasonable comment upon, any press release or making any public statement with respect to this Agreement, the Transaction Documents and the transactions contemplated hereby and thereby and, except as may be required by applicable Law, in which case reasonable notice shall be given to the other party, will not issue any such press release or make any such public statement prior to such consultation.

Section 6.6                                      Employee Matters.

(a)                                  Those individuals who are employed by the Company immediately prior to the Effective Time shall, by operation of Law, become employees of the Surviving Corporation as of the Effective Time; provided, however, that this Section 6.6(a) shall not be construed to limit the ability of the Surviving Corporation to terminate the employment of any such employee at any time.

(b)                                 Parent and the Company will cooperate to provide for the merger of the Loews Salaried Employees’ Profit Sharing and 401(k) Plan (the “Company 401(k) Plan”) with and into the AMCE 401(k) Savings Plan effective as of the Closing Date; provided, however, that such merger shall not occur if Parent reasonably determines that such merger is not in the best interests of Parent and the Company, in which case, if requested in writing by Parent, effective as of the day immediately preceding the Closing Date, the Company shall terminate the Company 401(k) Plan and no further contributions shall be made to the Company 401(k) Plan, except for contributions that have been accrued prior to the date of such termination and contributions based on compensation earned prior to the date of such termination.

Section 6.7                                      Directors’ and Officers’ Indemnification and Insurance.

(a)                                  The Certificate of Incorporation of the Surviving Corporation shall contain provisions no less favorable with respect to indemnification and advancement of expenses for matters occurring prior to the Effective Time than are set forth in the Company Certificate of Incorporation as in effect on the date hereof, which provisions shall not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would affect adversely the rights thereunder of individuals who, at or prior to the Effective Time, were directors or officers of the Company or any of its Subsidiaries and each person who serves or served as a director, officer, member, trustee or fiduciary of any trust, pension or other employee benefit plan or enterprise or partnership or joint venture of the Company or any of its Subsidiaries (each, together with such Person’s heirs, executives, administrators and Representatives, the “Indemnified Parties”), unless such modification shall be required by Law.

(b)                                 The Surviving Corporation shall maintain or cause to be maintained in effect for six years from the Effective Time directors’ and officers’ liability insurance with respect to acts or omissions occurring prior to the Effective Time covering each of the Indemnified Parties, on terms with respect to coverage, amount and advancement of expenses no less favorable than the directors’ and officers’ liability insurance policies maintained by the Company in effect as of the date hereof; provided, however, that in no event shall the Surviving Corporation be required to expend pursuant to this Section 6.7(b) for any annual premium more than 250% of the current annual premium paid by the Company for its directors’ and officers’ liability insurance policies in effect as of the date hereof; provided further, however, that, if the amount of the annual premium necessary to maintain or procure such insurance coverage exceeds such maximum amount, the Surviving Corporation shall maintain or procure, for such six-year period, directors’ and officers’ insurance providing (to the Knowledge of the Surviving Corporation at the time such insurance is procured, and after inquiry of its insurance broker) the greatest coverage then available for an annual premium equal to that maximum amount.  The provisions of the immediately preceding sentence shall be deemed to have been satisfied if prepaid policies have been obtained prior to the Effective Time from an insurer or insurers which have an insurer financial strength rating by A.M. Best Co. of at least “A”, which policies provide the Indemnified Parties with coverage, from the Effective Time to the sixth anniversary of the Effective Time, with respect to claims arising from facts or events that occurred on or before the Effective Time, including, without limitation, in respect of the transactions contemplated by this Agreement, on terms with respect to coverage, amount and advancement of expenses no less favorable than the directors’ and officers’ liability insurance policies maintained by the Company in effect as of the date hereof.  If such prepaid policies have been obtained prior to the Effective Time, Parent shall, and shall cause the Surviving Corporation to, maintain such policies in full force and effect, and continue to honor the obligations thereunder.

(c)                                  In addition to the other rights provided for in this Section 6.7 and not in limitation thereof (but without in any way limiting or modifying the obligations of any insurance carrier contemplated by Section 6.7(b)), for six years from and after the Effective Time, the Surviving Corporation shall to the fullest extent permitted by applicable Law indemnify and hold harmless (and release from any liability to the Surviving Corporation or any of its Subsidiaries), the Indemnified Parties against all reasonable expenses (including reasonable attorney’s fees), and all losses, claims, damages, judgments or amounts paid in settlement (collectively, “Losses”) in respect of any threatened, pending or completed claim, action suit or proceeding, whether criminal, civil, administrative or investigative, based on, or arising out of or relating to the fact that such Person is or was a director, officer, member, trustee or fiduciary of the Company or of any of its current or former Subsidiaries or any trust, pension or other employee benefit plan or enterprise or partnership or joint venture of the Company or any of its current or former Subsidiaries or arising out of acts or omissions occurring on or prior to the Effective Time (including, without limitation, in respect of acts or omissions in connection with this Agreement and the transactions contemplated hereby) (collectively, an “Indemnifiable Claim”); provided, that the Surviving Corporation shall not be responsible for any amounts paid in settlement of any Indemnifiable Claim without the consent of the Surviving Corporation, which consent shall not be unreasonably withheld or delayed.  The Surviving Corporation shall advance all reasonable expenses (including reasonable attorney’s fees) incurred by or on behalf of an Indemnified Party in connection with an Indemnifiable Claim within 10 days after receipt by it of a statement or statements from such Indemnified Party requesting such advance or advances from time to time, provided that prior thereto the Indemnified Party provides to the Surviving Corporation an undertaking to repay such advances if it is ultimately determined that such person is not entitled to indemnification from the Surviving Corporation.  In the event any Indemnifiable Claim is asserted or made within such six-year period, all rights to indemnification shall continue until such claim is finally disposed of or all judgments, orders, decrees or other rulings in connection with such claim are fully satisfied.  The Surviving Corporation shall reasonably cooperate with the Indemnified Party in the defense of any action which is, or may result in, an Indemnifiable Claim.

(d)                                 The Surviving Corporation shall be liable to pay all reasonable expenses, including reasonable attorney’s fees, that may be incurred by any Indemnified Party in enforcing the indemnity and other obligations provided for in this Section 6.7.  The obligations of the Surviving Corporation under this Section 6.7 shall not be terminated or modified in such a manner as to adversely affect any Indemnified Party without the consent of such Indemnified Party and shall survive the consummation of the Merger, it being expressly agreed that the Indemnified Parties to whom this Section 6.7 applies shall be third party beneficiaries of this Section 6.7.

(e)                                  In the event that the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity in such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, then and in either such case, proper provision shall be made so that the successors and assigns of the Surviving Corporation or any of its successors or assigns, as the case may be, shall assume the obligations set forth in this Section 6.7.

(f)                                    Without limiting the foregoing, the Surviving Corporation shall comply in all material respects with the provisions of Article 10 of the Stock Purchase Agreement, dated June 18, 2004 (as amended on July 29, 2004, the “Company Stock Purchase Agreement”), among the Company, Loews and the other Persons identified therein, for so long as such provisions remain in effect in accordance with the terms of the Company Stock Purchase Agreement.

Section 6.8                                      Certain Notices; Schedule Updates.  From and after the date of this Agreement until the Effective Time, each party hereto shall promptly notify the other party hereto of (a) the occurrence, or non-occurrence, of any event that would be likely to cause any condition to the obligations of the non-notifying party to effect the Merger and the other transactions contemplated by this Agreement and the Transaction Documents not to be satisfied or (b) the failure of the notifying party to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it pursuant to this Agreement which would reasonably be expected to result in any condition to the obligations of the non-notifying party to effect the Merger and the other transactions contemplated by this Agreement and the Transaction Documents not to be satisfied.  No later than two Business Days prior to the Closing Date, the Company shall deliver to Parent an update to the Company Disclosure Schedule and Parent shall deliver to the Company an update to the Parent Disclosure Schedule.  Notwithstanding the foregoing, neither the delivery of any notice pursuant to this Section 6.8, nor the delivery of any update to the Company Disclosure Schedule or Parent Disclosure Schedule shall cure any breach of any representation, warranty, covenant or other provision of this Agreement or otherwise limit or affect the remedies available hereunder to the party receiving such notice.

Section 6.9                                      Financing.  From the date of this Agreement until the Effective Time, each of Parent and the Company shall, and shall cause the their respective Subsidiaries to, and shall use commercially reasonable efforts to cause their respective Representatives to, provide all cooperation reasonably requested by the other party (provided that such requested cooperation does not unreasonably interfere with the ongoing operations of Parent and the Parent Subsidiaries or the Company and the Company Subsidiaries, as the case may be) in connection with the arrangement and consummation of (a) the financing transactions (the “Financing”) contemplated by the that certain commitment letter, dated as of June 20, 2005 (together with the related letters entered into in connection therewith, the “Debt Commitment Letter”), from the banks and financial institutions party thereto, true and correct copies of which have been made available to Parent and the Company prior to the date hereof or (b) if the Financing is not available or is insufficient to enable Parent and the Company to consummate the transactions contemplated by this Agreement and the Transaction Documents, alternative financing transactions (“Alternative Financing”) on terms that are reasonably acceptable to Parent and the Company; in each case, including using commercially reasonable efforts to (i) cause appropriate officers and employees to be available, on a customary basis and upon reasonable notice, to meet with prospective lenders and investors in presentations, meetings, road shows and due diligence sessions and (ii) assist with the preparation of disclosure documents in connection therewith.

Section 6.10                                Transaction Documents; Miscellaneous Actions.

(a)                                  Each of the Company and Parent shall, and shall cause each of their respective stockholders and Affiliates to, use commercially reasonable efforts to prepare and negotiate in good faith, as soon as practicable after the date hereof, definitive documentation with respect to the agreements and arrangements set forth in the Term Sheet on such terms and conditions as are set forth in the Term Sheet, with such other terms and conditions as shall be reasonably satisfactory to the Requisite Stockholder Majority (as defined in the Term Sheet).  The Company shall use commercially reasonable efforts to cause each of the Company Stockholders not currently a party to the Company Consent and Support Agreement to become a party thereto as a “Stockholder” (as such term is defined therein) as soon as practicable after the date hereof.  Parent shall use commercially reasonable efforts to cause each of the Parent Stockholders not currently a party to the Parent Consent and Support Agreement to become a party thereto as a “Stockholder” (as such term is defined therein) as soon as practicable after the date hereof.  Without limiting the foregoing, each of the Company and Parent agrees to execute and deliver or cause to be executed and delivered the Transaction Documents to which it or its Affiliates are or will be a party to the other signatories thereto on or before the Closing Date.

(b)                                 The Company shall use commercially reasonable efforts to cause each of the Company Stockholders who is an employee of the Company or any Affiliate of the Company to elect to receive Merger Consideration consisting solely of shares of Surviving Company Class N Common Stock pursuant to Section 2.1(a) and Section 2.2.

(c)                                  Parent shall use commercially reasonable efforts to cause each of the Parent Stockholders who is an employee of Parent or any Affiliate of the Parent to elect to receive Capital Stock of the Surviving Corporation consisting solely of Surviving Company Class N Common Stock pursuant to Section 2.1(c) and Section 2.2.

(d)                                 The Company shall use commercially reasonable efforts, including pursuant to any rights of the Company under the Amended and Restated Certificate of Incorporation of the Company, to cause each of the Company Stockholders holding shares of Company Class L Common Stock to exchange such shares for shares of Company Class A-4 Common Stock prior to the Effective Time.

(e)                                  The Company shall use commercially reasonable efforts to cause LCE Italian Holdco S.r.l. to obtain a certificate from the applicable Italian Governmental Authorities certifying as to its residency for Tax purposes, as soon as practicable after the date hereof, in form and substance reasonably satisfactory to Parent.

ARTICLE VII

CLOSING CONDITIONS

Section 7.1                                      Conditions to Obligations of Each Party under this Agreement.  The respective obligations of each party to effect the Merger and the other transactions contemplated herein shall be subject to the satisfaction at or prior to the Effective Time of the following conditions, any or all of which may be waived by unanimous consent of both parties, in whole or in part, to the extent permitted by applicable Law:

(a)                                  No Order.  No Governmental Entity, nor any federal or state court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, judgment or injunction or order (whether temporary, preliminary or permanent), in any case which is in effect and which prevents or prohibits consummation of the Merger or any other material transaction contemplated by this Agreement or the Transaction Documents.

(b)                                 Regulatory Approvals.  The applicable waiting periods, together with any extensions thereof, under the HSR Act shall have expired or been terminated and any approvals of the Merger and the transactions contemplated hereby under the antitrust and competition Laws of any other applicable jurisdiction required to be obtained prior to Closing shall have been obtained except where the failure to obtain such approvals from jurisdictions other than the United States would not have a Material Adverse Effect on the Surviving Corporation.

(c)                                  Financing.  The Financing shall have been consummated on the terms set forth in the Debt Commitment Letter or the Alternative Financing shall have been consummated.

Section 7.2                                      Additional Conditions to Obligations of Parent.  The obligations of Parent to effect the Merger and the other transactions contemplated herein are also subject to the following conditions, any or all of which may be waived by Parent, in whole or in part, to the extent permitted by applicable Law:

(a)                                  Representations and Warranties.  Except as set forth in the following sentence, the representations and warranties of the Company contained in this Agreement shall be true and correct (without giving effect to any limitation as to “materiality” or “Material Adverse Effect” set forth therein) at and as of the Effective Time as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case at and as of such earlier date), except where the failure of such representations and warranties to be true and correct (without giving effect to any limitation as to “materiality” or “Material Adverse Effect” set forth therein) would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company.  The representations and warranties of the Company contained in Section 3.1, Section 3.2, Section 3.3 and Section 3.21 shall be true and correct in all respects at and as of the Effective Time as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case at and as of such earlier date).  Parent shall have received a certificate signed by an executive officer of the Company to the foregoing effect.

(b)                                 Agreements and Covenants.  The Company shall have performed or complied in all material respects with all agreements and covenants contained in this Agreement and the Transaction Documents to be performed or complied with by it on or prior to the Effective Time; provided, that the Company shall have performed and complied with its agreements and covenants set forth in Section 6.10(b) and Section 6.10(d) in all respects.  Parent shall have received a certificate signed by an executive officer of the Company to the foregoing effect.

(c)                                  Governance Agreements.  The Company and its Affiliates shall have delivered to Parent signed counterpart(s) of (i) the Stockholders Agreement (as defined in the Term Sheet, the “Stockholders Agreement”), (ii) the Management Fee Amendment (as defined in the Term Sheet, the  “Management Fee Amendment”), (iii) the LCE Voting Agreement (as defined in the Term Sheet, the “LCE Voting Agreement”) and (iv) and all other Contracts contemplated to be delivered by the Company and its Affiliates pursuant to the Term Sheet.

(d)                                 Termination of Stockholder and Management Agreements.  Each of the Contracts listed on Schedule 7.2(d) shall have been terminated without any payment or obligation of payment of consideration by, or other Liability on, the Company, Parent, the Surviving Corporation or any of their respective Affiliates and satisfactory evidence thereof shall have been provided to Parent.

(e)                                  Material Adverse Effect.  There shall be no event, occurrence or development which individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect on the Company.

Section 7.3                                      Additional Conditions to Obligations of the Company.  The obligation of the Company to effect the Merger and the other transactions contemplated in this Agreement is also subject to the following conditions, any or all of which may be waived by the Company, in whole or in part, to the extent permitted by applicable Law:

(a)                                  Representations and Warranties.  Except as set forth in the following sentence, the representations and warranties of Parent contained in this Agreement shall be true and correct (without giving effect to any limitation as to “materiality” or “Material Adverse Effect” set forth therein) at and as of the Effective Time as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case at and as of such earlier date), except where the failure of such representations and warranties to be true and correct (without giving effect to any limitation as to “materiality” or “Material Adverse Effect” set forth therein) would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Parent.  The representations and warranties of Parent contained in Section 4.1, Section 4.2, Section 4.3 and Section 4.21 shall be true and correct in all respects at and as of the Effective Time as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case at and as of such earlier date).  The Company shall have received a certificate signed by an executive officer of Parent to the foregoing effect.

(b)                                 Agreements and Covenants.  Parent shall have performed or complied in all material respects with all agreements and covenants contained in this Agreement and the Transaction Documents to be performed or complied with by it on or prior to the Effective Time; provided, that Parent shall have performed and complied with its agreements and covenants set forth in Section 6.10(c) in all respects.  The Company shall have received a certificate of an executive officer of Parent to the foregoing effect.

(c)                                  Governance Agreements.  Parent and its Affiliates shall have delivered to the Company signed counterpart(s) of (i) the Stockholders Agreement, (ii) the Management Fee Amendment, (iii) the Marquee Voting Agreement (as defined in the Term Sheet, the “Marquee Voting Agreement”) and (iv) all other Contracts contemplated to be delivered by Parent and its Affiliates pursuant to the Term Sheet.

(d)                                 Material Adverse Effect.  There shall be no event, occurrence or development which individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect on Parent.

ARTICLE VIII

TERMINATION, AMENDMENT AND WAIVER

Section 8.1                                      Termination. This Agreement may be terminated at any time prior to the Effective Time:

(a)                                  by mutual written consent of Parent and the Company;

(b)                                 by written notice of either Parent or the Company, if the Merger shall not have been consummated prior to the first anniversary of the date hereof (the “Outside Date”); provided, that (i) the right to terminate this Agreement pursuant to this Section 8.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement (including such party’s obligations under Section 6.4) has been a proximate cause of, or resulted in, the failure of any of the conditions set forth in Article VII to have been satisfied on or before the Outside Date and (ii) if at the Outside Date any of the conditions set forth in Section 7.1(a) and Section 7.1(b) shall have not been satisfied, the Outside Date may be extended by written notice of either the Company or Parent until such time as a court of competent jurisdiction shall have issued a Final Order in respect of the matter(s) preventing satisfaction of the conditions set forth in Section 7.1(a) and/or Section 7.1(b), as applicable;

(c)                                  by written notice of either Parent or the Company, if any Governmental Entity shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the Merger, and such order, decree, ruling or other action shall have become final and nonappealable (which order, decree, ruling or other action the parties shall have used their reasonable best efforts to resist, resolve or lift, as applicable, in accordance with Section 6.4); provided, that the right to terminate this Agreement pursuant to this Section 8.1(c) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been a proximate cause of, or resulted in, the failure of any of the conditions set forth in Article VII to have been satisfied on or before such date of determination.

(d)                                 by written notice of Parent, if (x) there has been a breach by the Company of any representation, warranty, covenant or agreement contained in this Agreement which would result in a failure of a condition set forth in Section 7.2(a) or 7.2(b) or (y) any event, occurrence or development has occurred which would result in a failure of the condition set forth in Section 7.2(e) to be satisfied, and in each such case of clause (x) and (y), either such breach, event, occurrence or development, as applicable, cannot be cured prior to the Outside Date or is not cured within twenty (20) days after Parent shall have given the Company written notice stating Parent’s intention to terminate this Agreement pursuant to this Section 8.1(d) and the basis for such termination; provided, at the time of the delivery of each of such notices, Parent shall not be in material breach of its obligations under this Agreement or any Transaction Document; or

(e)                                  by written notice of the Company, if (x) there has been a breach by Parent of any representation, warranty, covenant or agreement contained in this

Agreement which would result in a failure of a condition set forth in Section 7.3(a) or 7.3(b) or (y) any event, occurrence or development has occurred which would result in a failure of the condition set forth in Section 7.3(d) to be satisfied, and in each such case of clause (x) and (y), either such breach, event, occurrence or development, as applicable, cannot be cured prior to the Outside Date or is not cured within twenty (20) days after Company shall have given Parent written notice stating the Company’s intention to terminate this Agreement pursuant to this Section 8.1(e) and the basis for such termination; provided, at the time of the delivery of each of such notices, the Company shall not be in material breach of its obligations under this Agreement or any Transaction Document.

Section 8.2                                      Effect of Termination.  Each party’s right of termination under Section 8.1 is in addition to any other rights it may have under this Agreement or otherwise and an exercise of a right of termination shall not be an election of remedies.  In the event of termination of this Agreement by either Parent or the Company as provided in Section 8.1, all obligations on the part of the Company and Parent under this Agreement shall terminate, except that the obligations set forth in Sections 6.1(b), 6.5, 8.2 and Article IX shall survive; it being understood and agreed, however, for the avoidance of doubt, that if this Agreement is terminated by a party because of a material breach of a covenant, representation or warranty by the other party or because one or more of the conditions to the terminating party’s obligations under this Agreement is not satisfied by the Outside Date as a result of the other party’s material breach of a covenant, representation, warranty or other obligation under this Agreement or any Transaction Document, the terminating party’s right to pursue all legal remedies with respect to such breach will survive such termination unimpaired.

Section 8.3                                      Amendment.  This Agreement may be amended by the parties hereto at any time prior to the Effective Time by an instrument in writing signed by each of the parties hereto.

Section 8.4                                      Waiver.  At any time prior to the Effective Time, any party hereto may (a) extend the time for the performance of any of the obligations or other acts of the other party hereto, (b) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered pursuant hereto, and (c) waive compliance by the other party with any of the agreements or conditions contained herein.  Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

Section 8.5                                      Fees and Expenses.  All Expenses incurred by the parties hereto shall be borne solely by the party which has incurred the same; provided, however, that (a) all filing fees required in connection with the filing of Premerger Notifications under the HSR Act and any filings under antitrust and competition Laws of any other applicable jurisdiction and (b) any commitment fee and related Expenses incurred in connection with the Financing and/or any Alternative Financing shall be paid sixty percent by Parent and forty percent by the Company.

ARTICLE IX

GENERAL PROVISIONS

Section 9.1                                      Non-Survival of Representations and Warranties.  Except as provided in the next sentence, none of the representations, warranties, covenants or agreements in this Agreement or in any Transaction Document (except as may otherwise be provided therein) shall survive following the Effective Time; and no claim of any kind (whether in contract or tort) may be brought following the Effective Time in respect of the breach or inaccuracy of any such representations or warranties.  This Section 9.1 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time and the termination of this Agreement shall not relieve any party from any liability for such party’s fraud.

Section 9.2                                      Notices.  Any notices or other communications required or permitted under, or otherwise in connection with this Agreement shall be in writing and shall be deemed to have been duly given when delivered in Person or upon confirmation of receipt when transmitted by facsimile transmission (but only if followed by transmittal by national overnight courier or hand delivery on the next Business Day) or on receipt after dispatch by registered or certified mail, postage prepaid, addressed, or on the next Business Day if transmitted by national overnight courier, in each case as follows:

(a)                                  If to the Company, addressed to it at:

LCE Holdings, Inc.
711 Fifth Avenue
New York, NY 10022
Fax:                           (646) 521-6267
Attn:                    Michael Politi

Senior Vice President

and Corporate Counsel

with a copy to:

Ropes & Gray LLP
One International Place

Boston, Massachusetts 02110

Fax:                           (617) 951-7050

Attn:                    R. Newcomb Stillwell

Howard S. Glazer

Jane D. Goldstein

and

Bain Capital, LLC

111 Huntington Avenue

Boston, Massachusetts  02199

Facsimile:  (617) 516-2010

Attn:                    John Connaughton

Phil Loughlin

and

The Carlyle Group

520 Madison Avenue, 42nd Floor

New York, New York  10022

Facsimile:  (212) 381-4901

Attn:                    Michael Connelly

Eliot P. S. Merrill

and

Spectrum Equity Investors
333 Middlefield Road
Suite 200

Menlo Park, CA  94025

Facsimile:  (415) 464-4601

Attn:                    Brion Applegate

Benjamin Coughlin

If to Parent, addressed to it at:

Marquee Holdings Inc.
c/o J.P. Morgan Partners (BHCA), L.P.
1221 Avenue of the Americas
39th Floor
New York, New York 10020-1080
Fax:                           (212) 899-3511
Attn:                    Michael Hannon

with a copy to:

Latham & Watkins LLP
885 Third Avenue
New York, NY  10022
Fax:                           (212) 751-4864
Attn:                    Samuel A. Fishman
                                                David S. Allinson

and

Apollo Management, L.P.
9 West 57th Street
43rd Floor
New York, NY  10019
Fax:                           (212) 515-3251
Attn:                    Marc Rowan
                                                Aaron Stone

and

AMC Entertainment Inc.
920 Main Street
Kansas City, MO  64105
Fax:                           (816) 480 4617
Attn:                    Kevin M. Connor

Section 9.3                                      Certain Definitions; Construction.

(a)                                  For purposes of this Agreement, the term:

“Acquisition Proposal” means any inquiry, offer or proposal from any Third Party (whether or not in writing) relating to, or that could reasonably be expected to lead to, an Alternative Transaction.

“Affiliate” of a specified person means a Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the Person specified, where “control” means the possession, directly or indirectly of the power to direct or cause the direction of the management policies of a Person, whether through the ownership of voting securities, as trustee or executor, by Contract or otherwise.

“Alternative Transaction” means, except to the extent permitted by Section 5.1 or Section 5.2, as applicable, any (i) transaction or series of transactions pursuant to which any Third Party acquires or would acquire, directly or indirectly, beneficial ownership of either (x) of any outstanding shares of any class of the Company or Parent or any of their respective Subsidiaries or (y) any of the aggregate outstanding voting power of the Company or Parent or any of their respective Subsidiaries, whether from the Company, Parent or their respective stockholders or Subsidiaries, (ii) any acquisition or proposed acquisition of the Company, Parent or any of their respective Subsidiaries by a stock purchase, merger, consolidation, recapitalization, business combination, share exchange, liquidation, dissolution, similar transaction or otherwise (including any so-called “merger of equals” and whether or not the Company, Parent or any of their respective Subsidiaries is the entity surviving any such merger or business combination), (iii) any other transaction pursuant to which any Third Party acquires or would acquire, directly or indirectly, assets or control of assets (including for this purpose the outstanding Equity Interests of the Company Subsidiaries and Parent Subsidiaries, as applicable, and any entity surviving any merger or business combination involving any of them) of the Company, Parent or any of their respective Subsidiaries, or (iv) any combination of the foregoing.

“AMCE “ means AMC Entertainment Inc., a Delaware corporation.

“Business Day” means any day on which banks are not required or authorized to close in the City of New York.

“Capital Stock” means common shares, ordinary shares, preferred shares, preference shares, partnership interests, limited liability company interests or other equity or ownership interests in the issuer thereof.

“Closing Parent Share Number” means the amount obtained by dividing the Pre-Closing Parent Share Number by an amount equal to one (1) minus the Company Ownership Quotient.

“Company Adjustment Amount” means an amount equal to the Net Cash Proceeds from the sale to a Third Party of the Company Korean Theatre Assets minus the Company Korean Theatre Assets Amount; provided, however, that in the event that the Net Cash Proceeds from a sale to a Third Party of the Company Korean Theatre Assets are equal to or greater than 90% of the Company Adjustment Cap Amount, the Company Adjustment Amount shall be deemed to be an amount equal to the Company Adjustment Cap Amount minus the Company Korean Theatre Assets Amount; provided, further, that if the sale of the Company Theatre Assets to a Third Party has not been consummated by the Closing Date or the Net Cash Proceeds relating thereto have not been received by the Closing Date, then the Company Adjustment Amount shall be equal to zero.

“Company Adjustment Cap Amount” means the amount set forth on Schedule 9.3(a).

“Company Disclosure Schedule” means the schedules to this Agreement delivered by the Company to Parent concurrently with the execution of this Agreement.

“Company Employee Plans” means and includes: each material employment, bonus, deferred compensation, incentive compensation, stock purchase, stock option, stock appreciation right or other stock-based incentive, severance, change-in-control, or termination pay, hospitalization or other medical, disability, life or other insurance, supplemental unemployment benefits, profit-sharing, pension, or retirement plan, program, agreement or arrangement and each other material employee benefit plan, program, agreement or arrangement, sponsored, maintained or contributed to or required to be contributed to by Company or any of its Subsidiaries, or by any trade or business, whether or not incorporated (a “Company ERISA Affiliate”), that together with Company or any of its Subsidiaries would be deemed a “single employer” within the meaning of Section 4001(b)(1) of ERISA, for the benefit of any current or former employee or director of Company, or any of its Subsidiaries or any Company ERISA

Affiliate, or as to which the Company has or may have any material liability, whether formal or informal and whether legally binding or not.

“Company JVs” means each of the Persons listed on Schedule 9.3(b).

“Company Korean Theatre Assets” means those assets of the Company and its Subsidiaries identified on Schedule 9.3(c) hereto.

“Company Korean Theatre Assets Amount” means the amount set forth on Schedule 9.3(d) hereto.

“Company Ownership Quotient” means an amount obtained by dividing the Company Ratio Amount by an amount equal to the sum of the Parent Ratio Amount and the Company Ratio Amount.

“Company Ratio Amount” means the amount set forth on Schedule 9.3(e) plus the Company Adjustment Amount.

“Company Stock Option” means any option to purchase Company Capital Stock or Capital Stock of any Company Subsidiary.

“Company Stock Option Plans” means the LCE Holdings, Inc. and LCE Intermediate Holdings, Inc. 2004 Amended and Restated Management Stock Option Plan and any other plan, agreement or arrangement pursuant to which Company Stock Options or other equity-based awards have been issued as of the Effective Time.

“Contract” means any legally binding agreement, contract, lease, power of attorney, note, loan, evidence of Indebtedness, purchase order, letter of credit, settlement agreement, franchise agreement, undertaking, covenant not to compete, employment agreement, license, instrument, obligation, commitment, understanding, policy, purchase and sales order, quotation and other executory commitment, whether oral or written, express or implied.

“Domestic Company JVs” means those Company JVs organized under the laws of a jurisdiction located inside of the United States.

“Environmental Claim” means any claim, action, cause of action, investigation or notice (written or oral) by any Person or entity alleging potential liability (including, without limitation, potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, or penalties) arising out of, based on or resulting from (x) the presence, or release into the environment, of any Hazardous Material at any location, whether or not owned or operated by such Person or any of its Subsidiaries or (y) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law.

“Environmental Laws” means all federal, interstate, state, local and foreign laws and regulations relating to pollution or protection of the environment,

including, without limitation, laws relating to Releases or threatened Releases of Hazardous Materials or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, transport or handling of Hazardous Materials.

“Environmental Permits” means any permit, approval, identification number, license and other authorization required under any applicable Environmental Law.

“Equity Interests” means (i) Capital Stock, (ii) subscriptions, calls, warrants, options or commitments of any kind or character relating to, or entitling any Person to purchase or otherwise acquire, Capital Stock and (iii) securities or other interests convertible into or exercisable or exchangeable for shares of Capital Stock.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exchange Ratio” means the amount obtained by dividing the Merger Consideration Share Number by the total number of shares of Company Capital Stock issued and outstanding immediately prior to the Effective Time.

“Expenses” includes all reasonable and documented out-of-pocket expenses (including, without limitation, all reasonable fees and expenses of counsel, accountants, investment bankers, experts and consultants to a party hereto) incurred by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement and the transactions contemplated hereby.

“Foreign Company JVs” means those Company JVs organized under the laws of a jurisdiction located outside of the United States.

“GAAP” means generally accepted accounting principles as applied in the United States.

“group” is defined as in the Exchange Act, except where the context otherwise requires.

“Hazardous Materials” means (A) any petroleum, petroleum products, byproducts or breakdown products, radioactive materials, asbestos, asbestos-containing materials, mold, or polychlorinated biphenyls or (B) any chemical, material, waste, or other substance defined, listed or regulated as toxic or hazardous or as a pollutant or contaminant or waste under any applicable Environmental Law.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder.

“Indebtedness”  means  with respect to any Person, (i) all indebtedness of such Person, whether or not contingent, for borrowed money, (ii) all obligations of such Person for the deferred purchase price of property or services, (iii) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (iv) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business), (v) all obligations of such Person as lessee under leases that have been or should be, in accordance with GAAP, recorded as capital leases, (vi) all obligations, contingent or otherwise, of such Person under acceptance, letter of credit or similar facilities, (vii) all obligations of such Person to purchase, redeem, retire, defease or otherwise acquire for value any securities or equity interests of such Person, (viii) any interest, make-whole amounts, pre-payment penalties, break-up fees or premiums related to all Indebtedness referred to in clauses (i) through (vii), (ix) all Indebtedness (to the extent of the guarantee) of others referred to in clauses (i) through (viii) above guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person and (x) all Indebtedness referred to in clauses (i) through (viii) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property (including accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness.

“Intellectual Property” means all inventions, processes and designs (whether patentable or unpatentable and whether or not reduced to practice), and all United States and foreign patents, patent applications and invention disclosures (“Patents”); all trademarks, service marks, brand names, trade names, trade dress, Internet domain names, logos and corporate names, together with all goodwill related to the foregoing, and all applications, registrations and renewals in connection with the foregoing (“Trademarks”); all copyrights (registered and unregistered), works of authorship of any type, and all registrations, renewals and applications for copyright (“Copyrights”); all rights of publicity, data, databases, technology, trade secrets, know-how and other confidential information; all computer programs, including source code and object code, databases and compilations, technology supporting and content contained on any owned or operated Internet or intranet site, and all documentation relating to any of the foregoing (“Software”); and any license or other right granted to or by a Third Party relating to any of the foregoing (“License Agreements”).

“IRS” means the Internal Revenue Service.

“Knowledge” of any Person which is not an individual means, with respect to any specific matter, the knowledge, after reasonable investigation, of such Person’s executive officers and any other officer having primary responsibility for such matter.

“Law” means foreign or domestic law (including common law), statute, code, ordinance, rule, regulation, order, judgment, writ, stipulation, award, injunction, decree or arbitration award or finding.

“Liabilities” means any and all liabilities, Indebtedness, commitments, expenses, deficiencies, fines, penalties, losses, claims, encumbrances, charges, guaranties or other obligations of or by any Person of any nature, whether known or unknown, direct or indirect, absolute or contingent, liquidated or unliquidated, due or to become due, accrued or unaccrued, matured or immature, asserted or unasserted, undetermined, determined or determinable and whenever or however arising.

“Lien” means any pledge, claim, lien, charge, easement, servitude, restrictive covenant, option, right of first refusal, transfer restriction, security interest, mortgage or encumbrance of any kind.

“Material Adverse Effect” means, with respect to any Person, any change, event, fact, development, effect, condition or occurrence that, has been or would reasonably be expected to be materially adverse to the condition (financial or otherwise), assets, liabilities, properties, business or results of operations of such Person and its Subsidiaries, taken as a whole, other than any change, event, fact, development, effect, condition or occurrence resulting from, or relating to (i) the U.S. economy or financial markets in general, (ii) the theatrical exhibition industry in general and not specifically relating to such Person or its Subsidiaries, (iii) a worsening of current conditions due to an act of terrorism affecting a theatre in North America or affecting any theatre owned or operated by such Person or its Subsidiaries, (iv) the execution of this Agreement, the public announcement thereof or any transaction contemplated hereby or (v) the inability to obtain, or the incurrence of any costs associated with, consents or waivers required pursuant to the Parent Leases, or the Company Leases to which such Person or its Subsidiaries are party as a result of the transactions contemplated by this Agreement and the Transaction Documents.

“Merger Consideration Share Number” means the total number of shares of Parent Capital Stock to be issued as Merger Consideration, which number shall be equal to the amount by which the Closing Parent Share Number exceeds the Pre-Closing Parent Share Number.

“Net Cash Proceeds” means for any sale of the Parent Japanese Theatre Assets or the Company Korean Theatre Assets, the gross cash proceeds received prior to the Closing Date by Parent or the Company, as applicable, (including any dividend or other distribution after the date of this Agreement and the fair market value of any cash receivable by way of deferred payment pursuant to a promissory note or other similar instrument), net of (a) Liabilities relating to the Parent Japanese Theatre Assets or the Company Korean Theatre Assets, as applicable, not assumed by Third Parties, (b) cash investments after the date of this Agreement in the Parent Japanese Theatre Assets or the Company Korean Theatre Assets, as applicable, (c) the amount of such gross cash proceeds required to be used to repay any Indebtedness that is secured by the respective assets or businesses that were sold, and (d) the estimated marginal increase in income Taxes that will be payable by the seller’s consolidated group with respect to the fiscal year in which the sale occurs as a result of such sale; provided, however, that Net Cash Proceeds shall not include any portion of such gross cash proceeds that the seller determines in good faith, consistent with past practice and GAAP, should be reserved for post-closing adjustments (including indemnification payments) as determined on the date immediately preceding the Closing Date.

“Parent Adjustment Amount” means an amount equal to the Net Cash Proceeds from the sale to a Third Party of the Parent Japanese Theatre Assets minus the Parent Japanese Theatre Assets Amount; provided, however, that in the event that the Net Cash Proceeds from a sale to a Third Party of the Parent Japanese Theatre Assets are equal to or greater than 90% of the Parent Adjustment Cap Amount, the Parent Adjustment Amount shall be deemed to be an amount equal to the Parent Adjustment Cap Amount minus the Parent Japanese Theatre Assets Amount; provided, further, that if the sale of the Parent Japanese Theatre Assets to a Third Party has not been consummated by the Closing Date or the Net Cash Proceeds relating thereto have not been received by the Closing Date, then the Parent Adjustment Amount shall be equal to zero.

“Parent Adjustment Cap Amount” means the amount set forth on Schedule 9.3(f).

“Parent Disclosure Schedule” means the schedules to this Agreement delivered by Parent to the Company concurrently with the execution of this Agreement.

“Parent Employee Plans” means and includes: each material employment, bonus, deferred compensation, incentive compensation, stock purchase, stock option, stock appreciation right or other stock-based incentive, severance, change-in-control, or termination pay, hospitalization or other medical, disability, life or other insurance, supplemental unemployment benefits, profit-sharing, pension, or retirement plan, program, agreement or arrangement and each other material employee benefit plan, program, agreement or arrangement, sponsored, maintained or contributed to or required to be contributed to by Parent or any of its Subsidiaries, or by any trade or business, whether or not incorporated (a “Parent ERISA Affiliate”), that together with Parent or any of its Subsidiaries would be deemed a “single employer” within the meaning of Section 4001(b)(1) of ERISA, for the benefit of any current or former employee or director of Parent, or any of its Subsidiaries or any Parent ERISA Affiliate, or as to which Parent has or may have any material liability, whether formal or informal and whether legally binding or not.

“Parent Japanese Theatre Assets” means those assets of Parent and its Subsidiaries identified on Schedule 9.3(g) hereto.

“Parent Japanese Theatre Assets Amount” means the amount set forth on Schedule 9.3(h) hereto.

“Parent Ratio Amount” means the amount set forth on Schedule 9.3(i) plus the Parent Adjustment Amount.

“Parent Stock Option” means any option to purchase Existing Parent Common Stock.

“Parent Stock Option Plans” means the 2004 Stock Option Plan and any other plan, agreement or arrangement pursuant to which Parent Stock Options or other equity-based awards have been issued as of the Effective Time.

“PBGC” means the Pension Benefit Guaranty Corporation.

“Permitted Encumbrances” means (a) zoning and planning restrictions, easements, permits and other restrictions or limitations of public record affecting the use of such properties; provided, that individually and in the aggregate, such restrictions, easements and permits are not violated by the as-built improvements, occupancy and use of the relevant Company Real Property or Parent Real Property, as applicable, on the date hereof and do not materially impair the use of such properties as motion picture theatres or for such other purposes as such properties are currently being used; (b) Liens arising in the ordinary course of business and securing obligations not yet due and payable; (c) Liens for Taxes not yet due or being contested in good faith, provided adequate reserves (based on good faith estimates of management) have been set aside for the payment thereof; (d) Liens arising pursuant to the terms of the Company Leases or Parent Leases, as applicable (other than Liens arising due to any default, or circumstance which with the lapse of time or giving of notice thereof would constitute a default, thereunder), and (e) other encumbrances that individually and in the aggregate neither detract materially from the value of the affected Company Real Property or Parent Real Property, as applicable, nor materially impair the ability of the owner to obtain financing by using such assets as collateral.

“Person” means an individual, corporation, limited liability company, partnership, association, trust, unincorporated organization, other entity or group.

“Pre-Closing Parent Share Number” means the total number of shares of Parent Capital Stock outstanding immediately prior to the Effective Time, after giving effect to the Parent Charter Amendments.

“Preferred Exchange Ratio” means an exchange ratio to be set forth in the certificate of merger to be filed in connection with the LCE Intermediate Holdings Merger, in form and substance reasonably satisfactory to Parent and the Company.

“Release” means and includes any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, migrating, dumping or disposing into the environment or the workplace of any Hazardous Material, and otherwise as defined in any Environment Law.

“Retention Plan” means the retention plan of the Company described in the letter from the Company to Parent dated June 20, 2005.

““SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Significant Company Theatre Properties” means those properties of the Company and the Company Subsidiaries that (i) comprise the top 50% of total revenues (calculated in accordance with GAAP consistently applied) for the twelve months ended December 31, 2004 or (ii) have theatre level cash flow of $1,500,000 or higher for the twelve months ended December 31, 2004.

“Significant Parent Theatre Properties” means those properties of Parent and the Parent Subsidiaries that (i) comprise the top 50% of total revenues (calculated in accordance with GAAP consistently applied) for the twelve months ended March 31, 2005 or (ii) have theatre level cash flow of $1,500,000 or higher for the twelve months ended March 31, 2005.

“Subsidiary” or “Subsidiaries” of any Person or any other Person means any corporation, partnership, joint venture or other legal entity of which such Person, as the case may be (either alone or through or together with any other subsidiary), owns, directly or indirectly, 50% or more of the Capital Stock or other Equity Interests the holders of which are generally entitled to vote for the election of the Board of Directors or other governing body of such corporation or other legal entity.  Notwithstanding the foregoing, other than as set forth in the following proviso, none of the Company JVs shall be considered Subsidiaries of the Company for purposes of this Agreement; provided, that the Company JV’s shall be considered Subsidiaries of the Company for purposes of the definition of Material Adverse Effect and for purposes of Section 3.7; and provided, further, for the avoidance of doubt, that the Company JV’s shall be considered Affiliates of the Company for purposes of this Agreement.

“Tax Return” means any report, return, statement, declaration or other written information filed or required to be filed with taxing or other Governmental Authority in connection with Taxes, including any schedule or attachment thereto, and including any amendment thereof.

“Taxes” means all taxes, levies or other like assessments (including estimated taxes), including, without limitation, income, corporation, advance corporation, gross receipts, transfer, excise, property, sales, use, value-added, license, payroll, withholding, social security and franchise or other governmental taxes, imposed by the United States or any state, county, local or foreign government or subdivision or agency thereof and such term shall include any interest, penalties or additions to tax attributable to such taxes.

“Term Sheet” means the term sheet of the Company Stockholders and the Parent Stockholders in the form of Exhibit C to this Agreement setting forth a summary of the contemplated governance and stockholder arrangements of the Surviving Corporation.

“Third Party” means any Person or group of Persons (other than Parent and its Affiliates or the Company and its Affiliates).

“Transaction Documents” means any and all Contracts and certificates executed or required to be executed in connection the transactions contemplated hereby, including the Confidentiality Agreement, the Company Consent and Support Agreement, the Parent Consent and Support Agreement, the Stockholders Agreement, the Management Fee Amendment, the LCE Voting Agreement and the Marquee Voting Agreement and all other organizational documents and Contracts contemplated by the Term Sheet.

“Treasury Regulations” means the United States Treasury regulations promulgated under the Code.

“WARN Act” means the Worker Adjustment and Retraining Notification Act of 1988, as amended.

(b)                                 In this Agreement, unless the context otherwise requires:

(i)                                     any reference in this Agreement to “writing” or comparable expressions includes a reference to facsimile transmission or comparable means of communication;

(ii)                                  words expressed in the singular number shall include the plural and vice versa, words expressed in the masculine shall include the feminine and neuter gender and vice versa;

(iii)                               references to Articles, Sections, Exhibits, Schedules, Recitals, subsections and clauses are references to articles, sections, exhibits, schedules, recitals, subsections and clauses of this Agreement;

(iv)                              reference to “day” or “days” are to calendar days;

(v)                                 the language used in this Agreement is the language chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against any party;

(vi)                              this “Agreement” or any other agreement or document shall be construed as a reference to this Agreement or, as the case may be, such other agreement or document as the same may have been, or may from time to time be, amended, varied, novated, modified, supplemented or restated;

(vii)                           a term defined in this Agreement shall include the conjunctive and disjunctive forms of such term and shall have its defined meaning throughout this Agreement (including the Schedules hereto), regardless of whether such term appears before or after the place where it is defined;

(viii)                        all references to monetary amounts are to amounts in lawful currency of the United States; and

(ix)                                “include,” “includes,” and “including” are deemed to be followed by “without limitation” whether or not they are in fact followed by such words or words of similar import.

Section 9.4                                      Headings.  The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

Section 9.5                                      Severability.  If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

Section 9.6                                      Entire Agreement.  This Agreement (together with the Exhibits, Company Disclosure Schedule and Parent Disclosure Schedule) and the Transaction Documents constitute the entire agreement of the parties and supersede all prior agreements and undertakings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof.

Section 9.7                                      Assignment.  Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto, in whole or in part (whether by operation of Law or otherwise), without the prior written consent of the other parties, and any attempt to make any such assignment without such consent shall be null and void.

Section 9.8                                      Parties in Interest.  This Agreement shall be binding upon and inure solely to the benefit of each party hereto and their respective successors and assigns, and, except for the provisions of Section 6.7, nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 9.9                                      Governing Law; Consent to Jurisdiction; Waiver of Trial by Jury

(a)                                  This Agreement and the transactions contemplated hereby, and all disputes between the parties under or related to the Agreement or the facts and circumstances leading to its execution, whether in Contract, tort or otherwise, shall be governed by and construed in accordance with the Laws of the State of Delaware, applicable to contracts executed in and to be performed entirely within the State.

(b)                                 Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Court of Chancery of the State of Delaware, if available, and if not, Delaware State Court, in any action or proceeding arising out of or relating to this Agreement or the agreements delivered in connection herewith or the transactions contemplated hereby or thereby or for recognition or enforcement of any judgment relating thereto, and each of the parties hereby irrevocably and unconditionally (a) agrees not to commence any such action or proceeding except in such court, (b) agrees that any claim in respect of any such action or proceeding may be heard and determined in such court, (c) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any such action or proceeding in such court, and (d) waives, to the fullest extent permitted by Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in such court.  Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.  Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.2.  Nothing in this Agreement shall affect the right of any party to this Agreement to serve process in any other manner permitted by Law.

(c)                                  EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.  EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE EITHER OF SUCH WAIVERS, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (C) IT MAKES SUCH WAIVERS VOLUNTARILY, AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.9(c).

Section 9.10                                Specific Performance.  The parties hereto agree that irreparable damage would occur in the event any of the provisions of this Agreement were not to be performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof in addition to any other remedies at Law or in equity.

Section 9.11                                Further Assurances.  Each of the parties hereto shall without further consideration execute and deliver such other instruments and take such other reasonable actions and provide such information reasonably related to the transactions contemplated by this Agreement and the Transaction Documents as the other party hereto may reasonably request in order to carry out and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement and the Transaction Documents.

Section 9.12                                Time of Essence.  Time is of the essence in the performance of this Agreement.

Section 9.13                                Counterparts.  This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Company and Parent have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

MARQUEE HOLDINGS INC.,			LCE HOLDINGS, INC.,
a Delaware corporation			a Delaware corporation

By:	/s/ Peter C. Brown		By:	/s/ Philip Loughlin
	Name:	Peter C. Brown		Name: Philip Loughlin
	Title:	Chairman of the Board,		Title: Co-President
Chief Executive Officer
and President

SIGNATURE PAGE TO AGREEMENT AND PLAN OF MERGER

EXHIBIT A

CONSENT AND SUPPORT AGREEMENT

by and

among

LCE HOLDINGS, INC.

and

THE STOCKHOLDERS OF LCE HOLDINGS, INC. NAMED HEREIN

DATED AS OF JUNE 20, 2005

CONSENT AND SUPPORT AGREEMENT

CONSENT AND SUPPORT AGREEMENT, dated as of June 20, 2005 (the “Agreement”), by and among LCE HOLDINGS, INC., a Delaware corporation (the “Company”), and the stockholders of the Company listed on Schedule I hereto (collectively, the “Stockholders” and each individually, a “Stockholder”).

WHEREAS, concurrently with the execution and delivery of this Agreement, the Company and Marquee Holdings Inc., a Delaware corporation (“Parent”), are entering into an Agreement and Plan of Merger (as the same may be amended, varied, novated, modified supplemented or restated from time to time, the “Merger Agreement”) (terms used but not defined herein shall have the meanings set forth in the Merger Agreement) pursuant to which the Company will be merged with and into Parent with Parent as the surviving corporation (the “Merger”);

WHEREAS, as of the date hereof, each Stockholder is the record and beneficial owner (for purposes of this Agreement, “beneficial owner” (including “beneficially own” and other correlative terms) shall have the meaning set forth in Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”)) of the number and type of shares of Company Capital Stock and LCE Intermediate Holdings Preferred Stock set forth opposite such Stockholder’s name on Schedule I hereto (such shares of Company Capital Stock and LCE Intermediate Holdings Preferred Stock, together with any other Equity Interests of the Company or LCE Intermediate Holdings, the power to dispose or the voting power over which is acquired by such Stockholder during the period from and including the date hereof through and including the date on which this Agreement is terminated in accordance with its terms, collectively, the “Subject Shares”);

WHEREAS, as of the date hereof, to the knowledge of the Stockholders, each holder of outstanding Company Capital Stock not a Stockholder (such holders, the “Other Stockholders”), is the record and beneficial owner of the number of shares of Company Capital Stock set forth opposite such Other Stockholder’s name on Schedule II hereto (such shares of Company Capital Stock, together with any other Equity Interests of the Company, the power to dispose or the voting power over which is acquired by such Other Stockholder during the period from and including the date hereof through and including the date on which this Agreement is terminated in accordance with its terms, collectively, the “Other Subject Shares”);

WHEREAS, the Company and the Stockholders are party to that certain Stockholders Agreement, dated as of July 30, 2004 (the “Company Stockholders Agreement”), among the Company, LCE Intermediate Holdings, LCE Holdco, Loews and the Stockholders, pursuant to which the Stockholders have certain contractual rights in respect of the Shares;

WHEREAS, the Company, the Stockholders and the Other Stockholders are party to that certain Management Stockholders Agreement, dated as of January 12, 2004 (the “Management Stockholders Agreement”), among the Company, LCE Intermediate Holdings,

LCE Holdco, Loews, the Stockholders and the Other Stockholders, pursuant to which the Stockholders have certain contractual rights in respect of the Other Subject Shares; and

WHEREAS, as a condition to their willingness to enter into the Merger Agreement, the Company and Parent have required that the Stockholders enter into this Agreement and deliver the consent contemplated hereby on the terms and subject to the conditions of this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements contained in this Agreement and intending to be legally bound, the parties agree as follows:

ARTICLE X
CONSENT AND VOTING MATTERS

Section 10.1                                Consent and Agreement to Vote.

(a)                                  Each Stockholder hereby agrees that, from and after the date hereof until the termination of this Agreement, at any meeting of the stockholders of the Company and at any postponement or adjournment thereof, and in any action by written consent of the stockholders of the Company, such Stockholder shall vote or consent (or cause to be voted or consented), in person or by proxy, all the Subject Shares, and shall use commercially reasonable efforts to cause the Other Stockholders, including pursuant to the rights of such Stockholder under the Management Stockholders Agreement, to vote or consent (or cause to be voted or consented), in person or by proxy, all the Other Subject Shares, (i) in favor of any actions necessary to consummate the Merger, the LCE Intermediate Holdings Merger and any of the other transactions contemplated by the Merger Agreement and the Transaction Documents, (ii) against any action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement or any other Transaction Document or of any Stockholder or Other Stockholder under this Agreement or any other Transaction Document, (iii) against any Acquisition Proposal or Alternative Transaction (other than the Merger) and (iv) except as otherwise agreed in writing by Parent, against any action, agreement, transaction or proposal that would reasonably be expected to result in any of the conditions to the Company’s obligations under the Merger Agreement not being fulfilled or that is intended, or would reasonably be expected to prevent, impede, interfere with, delay or adversely affect the Merger or any of the other transactions contemplated by the Merger Agreement and the Transaction Documents.

(b)                                 Each Stockholder hereby agrees that (i) upon execution and delivery of the Merger Agreement, it shall execute and deliver to the Company an irrevocable consent, in the form attached hereto as Exhibit A (the “Consent”), approving the Merger Agreement, the Transaction Documents, the Merger and each of the other transactions contemplated thereby and (ii) as soon as practicable following the execution and delivery of the Merger Agreement, it shall use commercially reasonable efforts to cause each of the Other Stockholders to execute and deliver to the Company a Consent and Joinder to Consent in the from attached hereto as Exhibit B

(the “Consent Joinder”).  The Consent and Consent Joinder shall remain in full force and effect until the termination of this Agreement.

Section 10.2                                Proxies.  Each Stockholder agrees that, from and after the date hereof until the termination of this Agreement, it shall exercise its rights under Section 2.5 of the Company Stockholders Agreement to cast all votes over which such Stockholder has or shares a proxy pursuant to such Section 2.5 in such manner as such Stockholders has agreed to vote its Subject Shares in Section 1.1 above.  Each Stockholder (other than Other Stockholders who become signatories hereto as Stockholders in respect of proxies granted to the Stockholders pursuant to the Company Stockholders Agreement) hereby revokes any and all previous proxies granted that may conflict or be inconsistent with the matters set forth in Section 1.1 above and each Stockholder agrees not to, directly or indirectly, grant any proxy or power of attorney with respect to the matters set forth in Section 1.1 above.

ARTICLE XI
REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS

Each of the Stockholders hereby severally represents and warrants to the Company as follows with respect to itself only:

Section 11.1                                Existence; Authorization.  Such Stockholder, if not an individual, is duly organized, validly existing and in good standing (with respect to jurisdictions that recognize such concept) under the laws of the jurisdiction of its organization or formation.  Such Stockholder has all requisite capacity, power and authority to enter into this Agreement and the Consent, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated by this Agreement and the Consent.  This Agreement has been, and the Consent will be upon execution, duly and validly executed and delivered by such Stockholder and, in the case of this Agreement, assuming due execution and delivery by the Company, this Agreement constitutes, and upon execution by such Stockholder of the Consent, the Consent will constitute, a legal, valid and binding obligation of such Stockholder enforceable against such Stockholder in accordance with its terms, except as such enforceability may be limited by the Bankruptcy Exception.

Section 11.2                                No Conflict; Required Filings and Consents.

(a)                                  The execution and delivery of this Agreement by such Stockholder does not, and the execution and delivery of the Consent by such Stockholder will not, and the performance of this Agreement and the Consent by such Stockholder will not, (i) conflict with or violate the certificate of incorporation, limited liability company agreement or equivalent organizational documents, as the case may be, of such Stockholder, (ii) conflict with or violate any applicable Law by which any property or asset of such Stockholder is bound or affected or (iii) result in any breach of, or constitute a default (or event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any Subject Shares (other than pursuant to this Agreement) pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation of such Stockholder

(including any trust agreement, voting agreement, stockholders agreement or voting trust), except for any such conflicts, violations, breaches, defaults or other occurrences that would not prevent or materially delay the ability of such Stockholder to carry out its obligations under, and to consummate the transactions contemplated by, this Agreement.

(b)                                 The execution and delivery of this Agreement by such Stockholder does not, and the execution and delivery of the Consent by such Stockholder will not, and the performance of this Agreement and the Consent by such Stockholder shall not, require any consent, approval, authorization or permit of, or filing with, or notification to, any Governmental Entity, except where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or materially delay the ability of such Stockholder to carry out its obligations under, and to consummate the transactions contemplated by, this Agreement and the Consent.

Section 11.3                                Ownership of Subject Shares.  Such Stockholder is the record and beneficial owner of, and has good, valid and marketable title to, the Subject Shares set forth opposite its name on Schedule I.  Except as may be provided in the Company Stockholders Agreement and in the Management Stockholders Agreement, such Stockholder has sole voting power, and sole power of disposition, with respect to all of its Subject Shares.  The Subject Shares owned by such Stockholder are all of the Equity Interests of the Company owned, either of record or beneficially, by such Stockholder as of the date hereof.  The Subject Shares owned by such Stockholder are free and clear of all Liens, other than any Liens created by this Agreement, the Consent, the Company Stockholders Agreement and the Management Stockholders Agreement.  The Stockholder has not appointed or granted any proxy inconsistent with this Agreement, which appointment or grant is still effective, with respect to the Subject Shares.

Section 11.4                                Ownership of Other Subject Shares.  To the knowledge of such Stockholder, (a) each Other Stockholder is the record and beneficial owner of, and has good, valid and marketable title to, the Other Subject Shares set forth opposite its name on Schedule II, (b) except as may be provided in the Management Stockholders Agreement, such Other Stockholder has sole voting power, and sole power of disposition, with respect to all of its Other Subject Shares, (c) the Other Subject Shares owned by such Other Stockholder are all of the Equity Interests of the Company owned, either of record or beneficially, by such Other Stockholder as of the date hereof, (d) the Other Subject Shares owned by such Other Stockholder are free and clear of all Liens, other than any Liens created by this Agreement, the Consent Joinder and the Management Stockholders Agreement and (e) such Other Stockholder has not appointed or granted any proxy inconsistent with this Agreement, which appointment or grant is still effective, with respect to the Other Subject Shares.

ARTICLE XII
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to each Stockholder as follows:

Section 12.1                                Corporate Authorization.  The Company is duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority to enter into and perform all of its obligations under this Agreement and to consummate the transactions contemplated by this Agreement.  The execution, delivery, and performance of this Agreement by the Company, the performance of its obligations hereunder and the consummation by it of the transactions contemplated hereby have been duly authorized by all requisite action on the part of the Company.  This Agreement has been duly and validly executed and delivered by the Company and, assuming due execution and delivery by each of the Stockholders, constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by the Bankruptcy Exception.

Section 12.2                                No Conflict; Required Filings and Consents.  Neither the execution and delivery of this Agreement by the Company nor the consummation by the Company of the transactions contemplated hereby nor compliance by the Company with any of the provisions hereof shall (a) conflict with or result in any breach of the Company’s certificate of incorporation or bylaws, (b) result in any breach of, or constitute a default (or event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation of the Company, except for any such conflicts, violations, breaches, defaults or other occurrences that would not prevent or materially delay the ability of the Company to carry out its obligations under, and to consummate the transactions contemplated by, this Agreement. Other than filings required under the Exchange Act, the execution and delivery of this Agreement by the Company and the performance of this Agreement by the Company do not require any filing with, permit, authorization, notification, consent or approval of, any Governmental Entity.

ARTICLE XIII
COVENANTS OF THE STOCKHOLDERS

Each Stockholder severally, but not jointly and severally, hereby covenants and agrees as follows with respect to itself only:

Section 13.1                                Restriction on Transfer of Shares.  Such Stockholder shall not, and shall use commercially reasonable efforts to cause the Other Stockholders not to, directly or indirectly: (i) offer for sale, sell (including short sales), transfer, tender, pledge, encumber, assign or otherwise dispose of (including by gift) or enter into any Contract, option, derivative, hedging or other arrangement or understanding (including any profit-sharing arrangement) with respect to or consent to the offer for sale, sale, transfer, tender, pledge, encumbrance, assignment or other disposition of (any of the foregoing, a “Transfer”), any or all of the Subject Shares of Other Subject Shares, as applicable, or any interest therein, except to any Affiliate of such Stockholder or Other Stockholder, as applicable, who agrees in writing to be bound by the terms of this Agreement or Transfers to the Company which occur pursuant to the Management Stockholders Agreement, (ii) grant any proxies or powers of attorney, deposit any of the Subject Shares or Other Subject Shares, as applicable, into a voting trust or enter into any other voting arrangement or permit to exist any Lien of any nature whatsoever with respect to the Subject Shares or Other Subject Shares, as applicable (other than any Liens created by or arising under this Agreement or existing by operation of Law) or (iii) commit or agree to take any of the foregoing actions.

Section 13.2                                No Solicitation.  Each Stockholder agrees that, from the date of this Agreement until the Effective Time, such Stockholder shall not, and shall cause its Representatives not to, and shall use its commercially reasonable efforts to cause its Affiliates and the Representatives thereof and the Other Stockholders and their Affiliates and Representatives not to, directly or indirectly through another Person, (i) solicit, initiate or knowingly encourage (including by way of furnishing information), or take any other action designed to facilitate, any inquiries or the making of any proposal that constitutes, or could reasonably be expected to lead to, an Acquisition Proposal, (ii) enter into, continue or otherwise participate in any discussions or negotiations with, or disclose or provide any non-public information or data relating to the Company or the Company Subsidiaries to, or otherwise afford access to the properties, books or records of the Company or the Company Subsidiaries to, any Third Party or any Representatives thereof with respect to any Acquisition Proposal or (iii) enter into any agreement or agreement in principal with any Third Party with respect to an Acquisition Proposal or Alternative Transaction.  Each Stockholder shall, and shall cause its Representatives to, and shall use its commercially reasonably efforts to cause its Affiliates and Representatives thereof and the Other Stockholders and their Affiliates and Representatives to, cease immediately and cause to be terminated any and all existing discussions, conversations, negotiations and other communications with any Person conducted heretofore with respect to, or that could reasonably be expected to lead to, an Acquisition Proposal or Alternative Transaction.

Section 13.3                                Inconsistent Agreements.  Each Stockholder agrees that it shall not enter into any agreement or understanding or make any commitment with any Person that would violate any provision or agreement contained in this Agreement.

Section 13.4                                Certain Events.  Each Stockholder agrees that this Agreement and the obligations hereunder shall attach to the Subject Shares and shall be binding upon any person or entity to which legal or beneficial ownership of the Subject Shares shall pass, whether by operation of law or otherwise, including the Stockholder’s administrators, successors or receivers.

Section 13.5                                Transaction Documents.  Each Stockholder shall, and shall use commercially reasonable efforts to cause the Other Stockholders to, use commercially reasonable efforts to prepare and negotiate in good faith, as soon as practicable after the date hereof, definitive documentation with respect to any Transaction Document not in definitive form as of the date hereof.  Each Stockholder agrees to, and shall use commercially reasonable efforts to cause the Other Stockholders to (to the extent necessary in order for any such Transaction Document to be the legal, valid and binding obligation of such Other Stockholder), execute and deliver or cause to be executed and delivered the Transaction Documents to which it or its Affiliates are or will be a party to the other signatories thereto on or before the Closing Date.  Each Stockholder agrees to, and shall use commercially reasonable efforts to cause the Other Stockholders to, take such actions as reasonably necessary to carry out and make effective, in the most expeditious manner practicable, the transactions contemplated by the Merger Agreement.

Section 13.6                                Exchange of Company Class L Common Stock.  Each Stockholder and the Company shall use commercially reasonable efforts to cause the Other Stockholders, including pursuant to the respective rights of such Stockholder and the Company under the Management Stockholders Agreement, to exchange the Other Shares consisting of Company Class L Common Stock for shares of Company Class A-4 Common Stock prior to the consummation of the LCE Intermediate Holdco Merger.

ARTICLE XIV
MISCELLANEOUS

Section 14.1                                Termination.  This Agreement shall automatically terminate, and none of the Company or any Stockholder shall have any rights or obligations hereunder and this Agreement shall become null and void and have no further effect, upon the earliest to occur of (a) the Effective Time and (b) the date of termination of the Merger Agreement in accordance with its terms.

Section 14.2                                Non-Survival of Representations and Warranties.  None of the representations and warranties in this Agreement shall survive the termination of this Agreement.  This Section 5.2 shall not limit any covenant or agreement of the parties contained herein which by its terms contemplates performance after the termination of this Agreement.

Section 14.3                                Notices.  Any notices or other communications required or permitted under, or otherwise in connection with this Agreement shall be in writing and shall be deemed to have been duly given when delivered in person or on receipt after dispatch by registered or certified mail, postage prepaid, addressed, or on receipt if transmitted by national overnight courier, in each case as follows:

If to the Company, addressed to it at:

LCE Holdings, Inc.
c/o Loews Cineplex Entertainment Corporation
711 Fifth Avenue
New York, New York  10022

Fax:                         (646) 521-6267

Attn:                    Corporate General Counsel

with a copy to:

Ropes & Gray LLP
One International Place
Boston, Massachusetts  02110
Fax:                         (617) 951-7050

Attn:                    R. Newcomb Stillwell

Howard S. Glazer

and a copy to:

Latham & Watkins LLP

885 Third Avenue

New York, New York  10022

Fax:                         (212) 906-1200

Attn:                    Samuel A. Fishman

David S. Allinson

If to any Stockholder, to the address listed on Schedule I.

Section 14.4                                Headings.  The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

Section 14.5                                Severability.  If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

Section 14.6                                Entire Agreement.  This Agreement constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

Section 14.7                                Assignment.  Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto, in whole or in part (whether by operation of Law or otherwise), without the prior written consent of the other parties, and any attempt to make any such assignment without such consent shall be null and void.

Section 14.8                                Parties in Interest.  This Agreement shall be binding upon and inure solely to the benefit of each party hereto and their respective successors and assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 14.9                                Mutual Drafting.  This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing this Agreement to be drafted.

Section 14.10                          Governing Law; Consent to Jurisdiction; Waiver of Trial by Jury.

(a)                                  This Agreement and the transactions contemplated hereby, and all disputes between the parties under or related to the Agreement, whether in Contract, tort or otherwise, shall be governed by and construed in accordance with the Laws of the State of Delaware, applicable to contracts executed in and to be performed entirely within the State.

(b)                                 Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Court of Chancery of the State of Delaware in any action or proceeding arising out of or relating to this Agreement or the agreements delivered in connection herewith or the transactions contemplated hereby or thereby or for recognition or enforcement of any judgment relating thereto, and each of the parties hereby irrevocably and unconditionally (i) agrees not to commence any such action or proceeding except in such court, (ii) agrees that any claim in respect of any such action or proceeding may be heard and determined in such court, (iii) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any such action or proceeding in such court, and (iv) waives, to the fullest extent permitted by Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in such court.  Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.  Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 5.3.  Nothing in this Agreement shall affect the right of any party to this Agreement to serve process in any other manner permitted by Law.

(c)                                  EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT MAY INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.  EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (II) IT MAKES SUCH WAIVERS VOLUNTARILY, AND (III) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5.10(c).

Section 14.11                          Amendment: Waiver.  No provision of this Agreement may be waived unless in writing signed by all of the parties to this Agreement, and the waiver of any one provision of this Agreement shall not be deemed to be a waiver of any other provision.  This Agreement may be amended, supplemented or otherwise modified only by a written agreement executed by all of the parties to this Agreement.

Section 14.12                          Further Assurances.  From time to time, at any other party’s request and without further consideration, each party hereto shall execute and deliver such additional documents and take all such further action as may be reasonably necessary to carry out and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

Section 14.13                          Specific Performance.  The parties hereto agree that irreparable damage would occur in the event any of the provisions of this Agreement were not to be performed in accordance with the terms hereof and that the parties shall be entitled to seek specific performance of the terms hereof in addition to any other remedies at Law or in equity.

Section 14.14                          Counterparts.  This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

[Signature page follows.]

IN WITNESS WHEREOF, each of the parties hereto have executed this Agreement as of the date first above written.

LCE HOLDINGS, INC.

By:
Name:
Title:

BAIN CAPITAL HOLDINGS (LOEWS) I, L.P.
By: Bain Capital Partners VII, L.P., its general partner
By: Bain Capital Investors, LLC, its general partner

BAIN CAPITAL AIV (LOEWS) II, L.P.
By: Bain Capital Partners VIII, L.P., its general partner
By: Bain Capital Investors, LLC, its general partner

By:

TC GROUP INVESTMENT HOLDINGS, L.P.
By: TCG Holdings II, L.P., its general partner
By: DBD Investors V, L.L.C., its general partner

Name:
Title:

CARLYLE PARTNERS III LOEWS, L.P.
By: TC Group III, L.P., its general partner
By: TC Group III, L.L.C., its general partner
By: TC Group, L.L.C., its managing member
By: TCG Holdings, L.L.C., its managing member

Name:
Title

CP III COINVESTMENT, L.P.
By: TC Group III, L.P., it general partner
By: TC Group III, L.L.C., its general partner
By: TC Group, L.L.C., its managing member
By: TCG Holdings, L.L.C., its managing member

Name:
Title:

SPECTRUM EQUITY INVESTORS IV, L.P.
By: Spectrum Equity Associates IV, L.P., its general partner

Name:
Title:

SPECTRUM EQUITY INVESTORS PARALLEL IV, L.P.
By: Spectrum Equity Associates IV, L.P., its general partner

Name:
Title:

SPECTRUM IV INVESTMENT MANAGERS’ FUND, L.P.

Name:
Title:

Exhibit A to Company

Consent and Support Agreement

CONSENT

June 20, 2005

Reference is made to that certain Consent and Support Agreement, dated as of the date hereof (the “Consent Agreement”), by and among LCE Holdings, Inc. (the “Company”) and the stockholders of the Company named therein (the “Stockholders”).  Terms used but not defined herein shall have the meanings set forth in the Consent Agreement.

Each Stockholder hereby irrevocably consents to and approves the Merger Agreement, the Transaction Documents, the Merger and each of the other transactions contemplated thereby.  Any vote, consent or other action by such Stockholder that is not in accordance with this Consent shall be considered null and void.  Such Stockholder shall not enter into any agreement or understanding with any Person prior to the termination of this Agreement to consent, vote, give instructions or take any other action in a manner inconsistent with this Consent.

This Consent shall be irrevocable; provided that this Consent shall automatically terminate and be of no further force and effect at such time as the Consent Agreement shall terminate in accordance with the terms thereof.

[Signature page follows.]

IN WITNESS WHEREOF, each of the Stockholders have executed this Consent as of the date first above written.

BAIN CAPITAL HOLDINGS (LOEWS) I, L.P.
By: Bain Capital Partners VII, L.P., its general partner
By: Bain Capital Investors, LLC, its general partner

BAIN CAPITAL AIV (LOEWS) II, L.P.
By: Bain Capital Partners VIII, L.P., its general partner
By: Bain Capital Investors, LLC, its general partner

By:

TC GROUP INVESTMENT HOLDINGS, L.P.
By: TCG Holdings II, L.P., its general partner
By: DBD Investors V, L.L.C., its general partner

Name:
Title:

CARLYLE PARTNERS III LOEWS, L.P.
By: TC Group III, L.P., its general partner
By: TC Group III, L.L.C., its general partner
By: TC Group, L.L.C., its managing member
By: TCG Holdings, L.L.C., its managing member

Name:
Title:

CP III COINVESTMENT, L.P.
By: TC Group III, L.P., it general partner
By: TC Group III, L.L.C., its general partner
By: TC Group, L.L.C., its managing member
By: TCG Holdings, L.L.C., its managing member

Name:
Title:

SPECTRUM EQUITY INVESTORS IV, L.P.
By: Spectrum Equity Associates IV, L.P., its general partner

Name:
Title:

SPECTRUM EQUITY INVESTORS
PARALLEL IV, L.P.
By: Spectrum Equity Associates IV, L.P., its general partner

Name:
Title:

SPECTRUM IV INVESTMENT MANAGERS’
FUND, L.P.

Name:
Title:

Exhibit B to Company

Consent and Support Agreement

CONSENT AND JOINDER TO CONSENT

               , 2005

Reference is made to that certain Consent and Support Agreement, dated as of June 20, 2005 (the “Consent Agreement”), by and among LCE Holdings, Inc. (the “Company”) and the stockholders of the Company named therein (the “Stockholders”) and to the Consent by the Stockholders, dated as of June 20, 2005 (the “Consent”), executed in connection with the Consent Agreement.  Terms used but not defined herein shall have the meanings set forth in the Consent Agreement.

Each Other Stockholder hereby irrevocably consents to, approves, and elects to receive, Merger Consideration consisting solely of Surviving Class N Common Stock, pursuant to Section 2.1(a) and Section 2.2 of the Merger Agreement and covenants and agrees to so specify in an Election Form delivered to Parent prior to the Closing Date.

Each Other Stockholder hereby agrees that it will be deemed to be a party to the Consent and shall have all the rights and obligations of a Stockholder thereunder as if such Other Stockholder had executed the Consent.

This Consent and Joinder To Consent shall be irrevocable; provided that this Consent and Joinder to Consent shall automatically terminate and be of no further force and effect at such time as the Consent Agreement shall terminate in accordance with the terms thereof.

[Signature page follows.]

IN WITNESS WHEREOF, each of the Other Stockholders have executed this Consent and Joinder to Consent as of the date first indicated above.

[OTHER STOCKHOLDER]

By:
Name:
Title:

[OTHER STOCKHOLDER]

By:
Name:
Title:

[OTHER STOCKHOLDER]

By:
Name:
Title:

[OTHER STOCKHOLDER]

By:
Name:
Title:

EXHIBIT B

CONSENT AND SUPPORT AGREEMENT

by and

among

MARQUEE HOLDINGS INC.

and

THE STOCKHOLDERS OF MARQUEE HOLDINGS INC. NAMED HEREIN

DATED AS OF JUNE 20, 2005

2

CONSENT AND SUPPORT AGREEMENT

CONSENT AND SUPPORT AGREEMENT, dated as of June 20, 2005 (the “Agreement”), by and among MARQUEE HOLDINGS INC., a Delaware corporation (“Parent”), and the stockholders of Parent listed on Schedule I hereto (collectively, the “Stockholders” and each individually, a “Stockholder”).

WHEREAS, concurrently with the execution and delivery of this Agreement, Parent and LCE Holdings, Inc., a Delaware corporation (the “Company”), are entering into an Agreement and Plan of Merger (as the same may be amended, varied, novated, modified supplemented or restated from time to time, the “Merger Agreement”) (terms used but not defined herein shall have the meanings set forth in the Merger Agreement) pursuant to which the Company will be merged with and into Parent with Parent as the surviving corporation (the “Merger”);

WHEREAS, as of the date hereof, each Stockholder is the record and beneficial owner (for purposes of this Agreement, “beneficial owner” (including “beneficially own” and other correlative terms) shall have the meaning set forth in Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”)) of the number of shares of Parent Capital Stock set forth opposite such Stockholder’s name on Schedule I hereto (such shares of Parent Capital Stock, together with any other Equity Interests of Parent, the power to dispose or the voting power over which is acquired by such Stockholder during the period from and including the date hereof through and including the date on which this Agreement is terminated in accordance with its terms, collectively, the “Subject Shares”);

WHEREAS, as of the date hereof, to the knowledge of the Stockholders, each holder of outstanding Parent Capital Stock not a Stockholder (such holders, the “Other Stockholders”), is the record and beneficial owner of the number of shares of Parent Capital Stock set forth opposite such Other Stockholder’s name on Schedule II hereto (such shares of Parent Capital Stock, together with any other Equity Interests of Parent, the power to dispose or the voting power over which is acquired by such Other Stockholder during the period from and including the date hereof through and including the date on which this Agreement is terminated in accordance with its terms, collectively, the “Other Subject Shares”);

WHEREAS, Parent, the Stockholders and certain of the Other Stockholders, are parties to that certain Amended and Restated Stockholders Agreement, dated as of October 29, 2004 and amended and restated as of December 23, 2004 (the “Parent Stockholders Agreement”), among Parent and the stockholders of Parent party thereto, pursuant to which such Stockholders have certain contractual rights in respect of the Other Subject Shares held by each of the Other Stockholders party thereto;

WHEREAS, Parent, the Stockholders and certain of the Other Stockholders, are parties to that certain Management Stockholders Agreement of Parent,

dated as of December 23, 2004 (the “Management Stockholders Agreement”), among Parent and the stockholders of Parent party thereto, pursuant to which such Stockholders have certain contractual rights in respect of the Other Subject Shares held by each of the Other Stockholders party thereto; and

WHEREAS, as a condition to their willingness to enter into the Merger Agreement, Parent and the Company have required that the Stockholders enter into this Agreement and deliver the consent contemplated hereby on the terms and subject to the conditions of this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements contained in this Agreement and intending to be legally bound, the parties agree as follows:

ARTICLE XV
CONSENT AND VOTING MATTERS

Section 15.1                                Consent and Agreement to Vote.

(a)                                  Each Stockholder hereby agrees that, from and after the date hereof until the termination of this Agreement, at any meeting of the stockholders of Parent and at any postponement or adjournment thereof, and in any action by written consent of the stockholders of Parent, such Stockholder shall vote or consent (or cause to be voted or consented), in person or by proxy, all the Subject Shares, and shall use commercially reasonable efforts to cause the Other Stockholders, including pursuant to the rights of such Stockholder under the Parent Stockholders Agreement (including through (A) the direction of such Other Stockholders to vote or consent as set forth in clauses (i) through (iv) below and (B) the exercise of a proxy to the extent exercisable by such Stockholder under Section 1(a) of the Parent Stockholders Agreement) and the Management Stockholders Agreement, to vote or consent (or cause to be voted or consented), in person or by proxy, all the Other Subject Shares, (i) in favor of any actions necessary to consummate the Merger and any of the other transactions contemplated by the Merger Agreement and the Transaction Documents, (ii) against any action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of Parent under the Merger Agreement or any other Transaction Document or of any Stockholder or Other Stockholder under this Agreement or any other Transaction Document, (iii) against any Acquisition Proposal or Alternative Transaction (other than the Merger) and (iv) except as otherwise agreed in writing by the Company, against any action, agreement, transaction or proposal that would reasonably be expected to result in any of the conditions to Parent’s obligations under the Merger Agreement not being fulfilled or that is intended, or would reasonably be expected to prevent, impede, interfere with, delay or adversely affect the Merger or any of the other transactions contemplated by the Merger Agreement and the Transaction Documents.

(b)                                 Each Stockholder hereby agrees that (i) upon execution and delivery of the Merger Agreement, it shall execute and deliver to Parent an irrevocable consent, in the form attached hereto as Exhibit A (the “Consent”), approving the Merger

Agreement, the Transaction Documents, the Merger and each of the other transactions contemplated thereby and (ii) as soon as practicable following the execution and delivery of the Merger Agreement, it shall use commercially reasonable efforts to cause each of the Other Stockholders to execute and deliver to Parent a Consent and Joinder to Consent in the form attached hereto as Exhibit B (the “Consent Joinder”).  The Consent and Consent Joinder shall remain in full force and effect until the termination of this Agreement.

Section 15.2                                Proxies.  Each Stockholder (other than Other Stockholders who become signatories hereto as Stockholders in respect of proxies granted to the Stockholders or Parent pursuant to the Parent Stockholders Agreement or the Management Stockholders Agreement) hereby revokes any and all previous proxies granted that may conflict or be inconsistent with the matters set forth in Section 1.1 above and each Stockholder agrees not to, directly or indirectly, grant any proxy or power of attorney with respect to the matters set forth in Section 1.1 above.

ARTICLE XVI
REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS

Each of the Stockholders hereby severally represents and warrants to Parent as follows with respect to itself only:

Section 16.1                                Existence; Authorization.  Such Stockholder, if not an individual, is duly organized, validly existing and in good standing (with respect to jurisdictions that recognize such concept) under the laws of the jurisdiction of its organization or formation.  Such Stockholder has all requisite capacity, power and authority to enter into this Agreement and the Consent, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated by this Agreement and the Consent.  This Agreement has been, and the Consent will be upon execution, duly and validly executed and delivered by such Stockholder and, in the case of this Agreement, assuming due execution and delivery by Parent, this Agreement constitutes, and upon execution by such Stockholder of the Consent, the Consent will constitute, a legal, valid and binding obligation of such Stockholder enforceable against such Stockholder in accordance with its terms, except as such enforceability may be limited by the Bankruptcy Exception.

Section 16.2                                No Conflict; Required Filings and Consents.

(a)                                  The execution and delivery of this Agreement by such Stockholder does not, and the execution and delivery of the Consent by such Stockholder will not, and the performance of this Agreement and the Consent by such Stockholder will not, (i) conflict with or violate the certificate of incorporation, limited liability company agreement or equivalent organizational documents, as the case may be, of such Stockholder, (ii) conflict with or violate any applicable Law by which any property or asset of such Stockholder is bound or affected or (iii) result in any breach of, or constitute a default (or event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any Subject Shares (other than pursuant to this Agreement) pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation of such Stockholder (including any trust agreement, voting agreement, stockholders agreement or voting trust), except for any such conflicts, violations, breaches, defaults or other occurrences that would not prevent or materially delay the ability of such Stockholder to carry out its obligations under, and to consummate the transactions contemplated by, this Agreement.

(b)                                 The execution and delivery of this Agreement by such Stockholder does not, and the execution and delivery of the Consent by such Stockholder will not, and the performance of this Agreement and the Consent by such Stockholder shall not, require any consent, approval, authorization or permit of, or filing with, or notification to, any Governmental Entity, except where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or materially delay the ability of such Stockholder to carry out its obligations under, and to consummate the transactions contemplated by, this Agreement and the Consent.

Section 16.3                                Ownership of Subject Shares.  Such Stockholder is the record and beneficial owner of, and has good, valid and marketable title to, the Subject Shares set forth opposite its name on Schedule I.  Except as may be provided in the Parent Stockholders Agreement and the Management Stockholders Agreement, such Stockholder has sole voting power, and sole power of disposition, with respect to all of its Subject Shares.  The Subject Shares owned by such Stockholder are all of the Equity Interests of Parent owned, either of record or beneficially, by such Stockholder as of the date hereof.  The Subject Shares owned by such Stockholder are free and clear of all Liens, other than any Liens created by this Agreement, the Consent, the Management Stockholders Agreement and the Parent Stockholders Agreement.  The Stockholder has not appointed or granted any proxy inconsistent with this Agreement, which appointment or grant is still effective, with respect to the Subject Shares.

Section 16.4                                Ownership of Other Subject Shares.  To the knowledge of such Stockholder, (a) each Other Stockholder is the record and beneficial owner of, and has good, valid and marketable title to, the Other Subject Shares set forth opposite its name on Schedule II, (b) except as may be provided in the Management Stockholders Agreement and in the Parent Stockholders Agreement, such Other Stockholder has sole voting power, and sole power of disposition, with respect to all of its Other Subject Shares, (c) the Other Subject Shares owned by such Other Stockholder are all of the Equity Interests of Parent owned, either of record or beneficially, by such Other Stockholder as of the date hereof, (d) the Other Subject Shares owned by such Other Stockholder are free and clear of all Liens, other than any Liens created by this Agreement, the Consent, the Management Stockholders Agreement and the Parent Stockholders Agreement and (e) such Other Stockholder has not appointed or granted any proxy inconsistent with this Agreement, which appointment or grant is still effective, with respect to the Other Subject Shares.

ARTICLE XVII
REPRESENTATIONS AND WARRANTIES OF PARENT

Parent hereby represents and warrants to each Stockholder as follows:

Section 17.1                                Corporate Authorization.  Parent is duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority to enter into and perform all of its obligations under this Agreement and to consummate the transactions contemplated by this Agreement.  The execution, delivery, and performance of this Agreement by Parent, the performance of its obligations hereunder and the consummation by it of the transactions contemplated hereby have been duly authorized by all requisite action on the part of Parent.  This Agreement has been duly and validly executed and delivered by Parent and, assuming due execution and delivery by each of the Stockholders, constitutes a valid and binding agreement of Parent, enforceable against Parent in accordance with its terms, except as such enforceability may be limited by the Bankruptcy Exception.

Section 17.2                                No Conflict; Required Filings and Consents.  Neither the execution and delivery of this Agreement by Parent nor the consummation by Parent of the transactions contemplated hereby nor compliance by Parent with any of the provisions hereof shall (a) conflict with or result in any breach of Parent’s certificate of incorporation or bylaws, (b) result in any breach of, or constitute a default (or event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation of Parent, except for any such conflicts, violations, breaches, defaults or other occurrences that would not prevent or materially delay the ability of Parent to carry out its obligations under, and to consummate the transactions contemplated by, this Agreement. Other than filings required under the Exchange Act, the execution and delivery of this Agreement by Parent and the performance of this Agreement by Parent do not require any filing with, permit, authorization, notification, consent or approval of, any Governmental Entity.

ARTICLE XVIII
COVENANTS OF THE STOCKHOLDERS

Each Stockholder severally, but not jointly and severally, hereby covenants and agrees as follows with respect to itself only:

Section 18.1                                Restriction on Transfer of Shares.  Such Stockholder shall not, and shall use commercially reasonable efforts to cause the Other Stockholders not to, directly or indirectly: (i) offer for sale, sell (including short sales), transfer, tender, pledge, encumber, assign or otherwise dispose of (including by gift) or enter into any Contract, option, derivative, hedging or other arrangement or understanding (including any profit-sharing arrangement) with respect to or consent to the offer for sale, sale, transfer, tender, pledge, encumbrance, assignment or other disposition of (any of the foregoing, a “Transfer”), any or all of the Subject Shares or Other Subject Shares,

as applicable, or any interest therein, except to any Affiliate of such Stockholder or Other Stockholder, as applicable, who agrees in writing to be bound by the terms of this Agreement or Transfers to Parent which occur pursuant to the Management Stockholders Agreement, (ii) grant any proxies or powers of attorney, deposit any of the Subject Shares or Other Subject Shares, as applicable, into a voting trust or enter into any other voting arrangement or permit to exist any Lien of any nature whatsoever with respect to the Subject Shares or Other Subject Shares, as applicable (other than any Liens created by or arising under this Agreement or existing by operation of Law) or (iii) commit or agree to take any of the foregoing actions.

Section 18.2                                No Solicitation.  Each Stockholder agrees that, from the date of this Agreement until the Effective Time, such Stockholder shall not, and shall cause its Representatives not to, and shall use its commercially reasonable efforts to cause its Affiliates and the Representatives thereof and the Other Stockholders and their Affiliates and Representatives not to, directly or indirectly through another Person, (i) solicit, initiate or knowingly encourage (including by way of furnishing information), or take any other action designed to facilitate, any inquiries or the making of any proposal that constitutes, or could reasonably be expected to lead to, an Acquisition Proposal, (ii) enter into, continue or otherwise participate in any discussions or negotiations with, or disclose or provide any non-public information or data relating to Parent or the Parent Subsidiaries to, or otherwise afford access to the properties, books or records of Parent or the Parent Subsidiaries to, any Third Party or any Representatives thereof with respect to any Acquisition Proposal or (iii) enter into any agreement or agreement in principal with any Third Party with respect to an Acquisition Proposal or Alternative Transaction.  Each Stockholder shall, and shall cause its Representatives to, and shall use its commercially reasonably efforts to cause its Affiliates and Representatives thereof and the Other Stockholders and their Affiliates and Representatives to, cease immediately and cause to be terminated any and all existing discussions, conversations, negotiations and other communications with any Person conducted heretofore with respect to, or that could reasonably be expected to lead to, an Acquisition Proposal or Alternative Transaction.

Section 18.3                                Inconsistent Agreements.  Each Stockholder agrees that it shall not enter into any agreement or understanding or make any commitment with any Person that would violate any provision or agreement contained in this Agreement.

Section 18.4                                Certain Events.  Each Stockholder agrees that this Agreement and the obligations hereunder shall attach to the Subject Shares and shall be binding upon any person or entity to which legal or beneficial ownership of the Subject Shares shall pass, whether by operation of law or otherwise, including the Stockholder’s administrators, successors or receivers.

Section 18.5                                Transaction Documents.  Each Stockholder shall, and shall use commercially reasonable efforts to cause the Other Stockholders to, use commercially reasonable efforts to prepare and negotiate in good faith, as soon as practicable after the date hereof, definitive documentation with respect to any Transaction Document not in definitive form as of the date hereof.  Each Stockholder agrees to, and shall use commercially reasonable efforts to cause the Other Stockholders to (to the extent necessary in order for any such Transaction Document to be the legal, valid and binding obligation of such Other Stockholder), execute and deliver or cause to be executed and delivered the Transaction Documents to which it or its Affiliates are or will be a party to the other signatories thereto on or before the Closing Date.  Each Stockholder agrees to, and shall use commercially reasonable efforts to cause the Other Stockholders to, take such actions as reasonably necessary to carry out and make effective, in the most expeditious manner practicable the transactions contemplated by the Merger Agreement.

ARTICLE XIX
MISCELLANEOUS

Section 19.1                                Termination.  This Agreement shall automatically terminate, and none of Parent or any Stockholder shall have any rights or obligations hereunder and this Agreement shall become null and void and have no further effect, upon the earliest to occur of (a) the Effective Time and (b) the date of termination of the Merger Agreement in accordance with its terms.

Section 19.2                                Non-Survival of Representations and Warranties.  None of the representations and warranties in this Agreement shall survive the termination of this Agreement.  This Section 5.2 shall not limit any covenant or agreement of the parties contained herein which by its terms contemplates performance after the termination of this Agreement.

Section 19.3                                Notices.  Any notices or other communications required or permitted under, or otherwise in connection with this Agreement shall be in writing and shall be deemed to have been duly given when delivered in person or on receipt after dispatch by registered or certified mail, postage prepaid, addressed, or on receipt if transmitted by national overnight courier, in each case as follows:

If to Parent, addressed to it at:

Marquee Holdings Inc.
c/o J.P. Morgan Partners (BHCA), L.P.
1221 Avenue of the Americas
39th Floor
New York, New York  10020-1080
Fax:                           (212) 899-3511
Attn:                    Michael Hannon

with a copy to:

Latham & Watkins LLP

885 Third Avenue

New York, New York  10022

Fax:                           (212) 906-1200

Attn:                    Samuel A. Fishman

David S. Allinson

and a copy to:

Ropes & Gray LLP
One International Place
Boston, Massachusetts  02110
Fax:                           (617) 951-7050
Attn:                    R. Newcomb Stillwell
                                                Howard S. Glazer

and a copy to:

Apollo Management, L.P.
9 West 57th Street
43rd Floor
New York, New York  10019
Fax:                           (212) 515-3251
Attn:                    Marc Rowan
                                                Aaron Stone

and a copy to:

AMC Entertainment Inc.
920 Main Street
Kansas City, Missouri  64105
Fax:                           (816) 480-4617
Attn:                    Kevin M. Connor

If to any Stockholder, to the address listed on Schedule I.

Section 19.4                                Headings.  The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

Section 19.5                                Severability.  If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

Section 19.6                                Entire Agreement.  This Agreement constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

Section 19.7                                Assignment.  Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto, in whole or in part (whether by operation of Law or otherwise), without the prior written consent of the other parties, and any attempt to make any such assignment without such consent shall be null and void.

Section 19.8                                Parties in Interest.  This Agreement shall be binding upon and inure solely to the benefit of each party hereto and their respective successors and assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 19.9                                Mutual Drafting.  This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing this Agreement to be drafted.

Section 19.10                          Governing Law; Consent to Jurisdiction; Waiver of Trial by Jury.

(a)                                  This Agreement and the transactions contemplated hereby, and all disputes between the parties under or related to the Agreement, whether in Contract, tort or otherwise, shall be governed by and construed in accordance with the Laws of the State of Delaware, applicable to contracts executed in and to be performed entirely within the State.

(b)                                 Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Court of Chancery of the State of Delaware in any action or proceeding arising out of or relating to this Agreement or the agreements delivered in connection herewith or the transactions contemplated hereby or thereby or for recognition or enforcement of any judgment relating thereto, and each of the parties hereby irrevocably and unconditionally (i) agrees not to commence any such action or proceeding except in such court, (ii) agrees that any claim in respect of any such action or proceeding may be heard and determined in such court, (iii) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any such action or proceeding in such court, and (iv) waives, to the fullest extent permitted by Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in such court.  Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.  Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 5.3.  Nothing in this Agreement shall affect the right of any party to this Agreement to serve process in any other manner permitted by Law.

(c)                                  EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT MAY INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.  EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (II) IT MAKES SUCH WAIVERS VOLUNTARILY, AND (III) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5.10(c).

Section 19.11                          Amendment: Waiver.  No provision of this Agreement may be waived unless in writing signed by all of the parties to this Agreement, and the waiver of any one provision of this Agreement shall not be deemed to be a waiver of any other provision.  This Agreement may be amended, supplemented or otherwise modified only by a written agreement executed by all of the parties to this Agreement.

Section 19.12                          Further Assurances.  From time to time, at any other party’s request and without further consideration, each party hereto shall execute and deliver such additional documents and take all such further action as may be reasonably necessary to carry out and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

Section 19.13                          Specific Performance.  The parties hereto agree that irreparable damage would occur in the event any of the provisions of this Agreement were not to be performed in accordance with the terms hereof and that the parties shall be entitled to seek specific performance of the terms hereof in addition to any other remedies at Law or in equity.

Section 19.14                          Counterparts.  This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

[Signature page follows.]

IN WITNESS WHEREOF, each of the parties hereto have executed this Agreement as of the date first above written.

MARQUEE HOLDINGS INC.

By:
Name:
Title:

J.P. MORGAN PARTNERS (BHCA), L.P.

BY:	JPMP MASTER FUND MANAGER, L.P.,
ITS GENERAL PARTNER
BY:	JPMP CAPITAL CORP.,
ITS GENERAL PARTNER

By:
Name:
Title:

J.P. MORGAN PARTNERS GLOBAL INVESTORS, L.P.

BY:	JPMP GLOBAL INVESTORS, L.P.,
ITS GENERAL PARTNER
BY:	JPMP CAPITAL CORP.,
ITS GENERAL PARTNER

By:
Name:
Title:

J.P. MORGAN PARTNERS GLOBAL INVESTORS (CAYMAN), L.P.

BY:	JPMP GLOBAL INVESTORS, L.P.,
ITS GENERAL PARTNER
BY:	JPMP CAPITAL CORP.,
ITS GENERAL PARTNER

By:
Name:
Title:

J.P. MORGAN PARTNERS GLOBAL INVESTORS (CAYMAN) II, L.P.

BY:	JPMP GLOBAL INVESTORS, L.P.,
ITS GENERAL PARTNER
BY:	JPMP CAPITAL CORP.,
ITS GENERAL PARTNER

By:
Name:
Title:

J.P. MORGAN PARTNERS GLOBAL INVESTORS (SELLDOWN), L.P.

BY:	JPMP GLOBAL INVESTORS, L.P.,
ITS GENERAL PARTNER
BY:	JPMP CAPITAL CORP.,
ITS GENERAL PARTNER

By:
Name:
Title:

AMCE (GINGER), L.P.

BY:	JPMP GLOBAL INVESTORS, L.P.,
ITS GENERAL PARTNER
BY:	JPMP CAPITAL CORP.,
ITS GENERAL PARTNER

By:
Name:
Title:

AMCE (LUKE), L.P.

BY:	JPMP GLOBAL INVESTORS, L.P.,
ITS GENERAL PARTNER
BY:	JPMP CAPITAL CORP.,
ITS GENERAL PARTNER

By:
Name:
Title:

AMCE (SCARLETT), L.P.

BY:	JPMP GLOBAL INVESTORS, L.P.,
ITS GENERAL PARTNER
BY:	JPMP CAPITAL CORP.,
ITS GENERAL PARTNER

By:
Name:
Title:

APOLLO INVESTMENT FUND V, L.P.

BY:	APOLLO ADVISORS V, L.P.,
ITS GENERAL PARTNER
BY:	APOLLO CAPITAL MANAGEMENT V, INC.
ITS GENERAL PARTNER

By:
Name:
Title:

APOLLO OVERSEAS PARTNERS V, L.P.

BY:	APOLLO ADVISORS V, L.P.,
ITS GENERAL PARTNER
BY:	APOLLO CAPITAL MANAGEMENT V, INC.
ITS GENERAL PARTNER

By:
Name:
Title:

APOLLO NETHERLANDS PARTNERS V(A), L.P.

BY:	APOLLO ADVISORS V, L.P.,
ITS GENERAL PARTNER
BY:	APOLLO CAPITAL MANAGEMENT V, INC.
ITS GENERAL PARTNER

By:
Name:
Title:

APOLLO NETHERLANDS PARTNERS V(B), L.P.

BY:	APOLLO ADVISORS V, L.P.,
ITS GENERAL PARTNER
BY:	APOLLO CAPITAL MANAGEMENT V, INC.
ITS GENERAL PARTNER

By:
Name:
Title:

APOLLO GERMAN PARTNERS V GMBH & CO KG

BY:	APOLLO ADVISORS V, L.P.,
ITS GENERAL PARTNER
BY:	APOLLO CAPITAL MANAGEMENT V, INC.
ITS GENERAL PARTNER

By:
Name:
Title:

Exhibit A to Parent

Consent and Support Agreement

CONSENT

June 20, 2005

Reference is made to that certain Consent and Support Agreement, dated as of the date hereof (the “Consent Agreement”), by and among Marquee Holdings Inc. (“Parent”) and the stockholders of Parent named therein (the “Stockholders”).  Terms used but not defined herein shall have the meanings set forth in the Consent Agreement.

Each Stockholder hereby irrevocably consents to and approves the Merger Agreement, the Transaction Documents, the Merger and each of the other transactions contemplated thereby.  Any vote, consent or other action by such Stockholder that is not in accordance with this Consent shall be considered null and void.  Such Stockholder shall not enter into any agreement or understanding with any Person prior to the termination of this Agreement to consent, vote, give instructions or take any other action in a manner inconsistent with this Consent.

This Consent shall be irrevocable; provided that this Consent shall automatically terminate and be of no further force and effect at such time as the Consent Agreement shall terminate in accordance with the terms thereof.

[Signature page follows.]

IN WITNESS WHEREOF, each of the Stockholders have executed this Consent as of the date first above written.

J.P. MORGAN PARTNERS (BHCA), L.P.

BY:	JPMP MASTER FUND MANAGER, L.P.,
ITS GENERAL PARTNER
BY:	JPMP CAPITAL CORP.,
ITS GENERAL PARTNER

By:
Name:
Title:

J.P. MORGAN PARTNERS GLOBAL INVESTORS, L.P.

BY:	JPMP GLOBAL INVESTORS, L.P.,
ITS GENERAL PARTNER
BY:	JPMP CAPITAL CORP.,
ITS GENERAL PARTNER

By:
Name:
Title:

J.P. MORGAN PARTNERS GLOBAL INVESTORS (CAYMAN), L.P.

BY:	JPMP GLOBAL INVESTORS, L.P.,
ITS GENERAL PARTNER
BY:	JPMP CAPITAL CORP.,
ITS GENERAL PARTNER

By:
Name:
Title:

J.P. MORGAN PARTNERS GLOBAL INVESTORS (CAYMAN) II, L.P.

BY:	JPMP GLOBAL INVESTORS, L.P.,
ITS GENERAL PARTNER
BY:	JPMP CAPITAL CORP.,
ITS GENERAL PARTNER

By:
Name:
Title:

J.P. MORGAN PARTNERS GLOBAL INVESTORS (SELLDOWN), L.P.

BY:	JPMP GLOBAL INVESTORS, L.P.,
ITS GENERAL PARTNER
BY:	JPMP CAPITAL CORP.,
ITS GENERAL PARTNER

By:
Name:
Title:

AMCE (GINGER), L.P.

BY:	JPMP GLOBAL INVESTORS, L.P.,
ITS GENERAL PARTNER
BY:	JPMP CAPITAL CORP.,
ITS GENERAL PARTNER

By:
Name:
Title:

AMCE (LUKE), L.P.

BY:	JPMP GLOBAL INVESTORS, L.P.,
ITS GENERAL PARTNER
BY:	JPMP CAPITAL CORP.,
ITS GENERAL PARTNER

By:
Name:
Title:

AMCE (SCARLETT), L.P.

BY:	JPMP GLOBAL INVESTORS, L.P.,
ITS GENERAL PARTNER
BY:	JPMP CAPITAL CORP.,
ITS GENERAL PARTNER

By:
Name:
Title:

APOLLO INVESTMENT FUND V, L.P.

BY:	APOLLO ADVISORS V, L.P.,
ITS GENERAL PARTNER
BY:	APOLLO CAPITAL MANAGEMENT V, INC.
ITS GENERAL PARTNER

By:
Name:
Title:

APOLLO OVERSEAS PARTNERS V, L.P.

BY:	APOLLO ADVISORS V, L.P.,
ITS GENERAL PARTNER
BY:	APOLLO CAPITAL MANAGEMENT V, INC.
ITS GENERAL PARTNER

By:
Name:
Title:

APOLLO NETHERLANDS PARTNERS V(A), L.P.

BY:	APOLLO ADVISORS V, L.P.,
ITS GENERAL PARTNER
BY:	APOLLO CAPITAL MANAGEMENT V, INC.
ITS GENERAL PARTNER

By:
Name:
Title:

APOLLO NETHERLANDS PARTNERS V(B), L.P.

BY:	APOLLO ADVISORS V, L.P.,
ITS GENERAL PARTNER
BY:	APOLLO CAPITAL MANAGEMENT V, INC.
ITS GENERAL PARTNER

By:
Name:
Title:

APOLLO GERMAN PARTNERS V GMBH & CO KG

BY:	APOLLO ADVISORS V, L.P.,
ITS GENERAL PARTNER
BY:	APOLLO CAPITAL MANAGEMENT V, INC.
ITS GENERAL PARTNER

By:
Name:
Title:

Exhibit B to Parent

Consent and Support Agreement

CONSENT AND JOINDER TO CONSENT

             , 2005

Reference is made to that certain Consent and Support Agreement, dated as of June 20, 2005 (the “Consent Agreement”), by and among Marquee Holdings Inc. (“Parent”) and the stockholders of Parent named therein (the “Stockholders”) and to the Consent by the Stockholders, dated as of June 20, 2005 (the “Consent”), executed in connection with the Consent Agreement.  Terms used but not defined herein shall have the meanings set forth in the Consent Agreement.

Each Other Stockholder hereby irrevocably consents to, approves, and elects to receive, Capital Stock of the Surviving Corporation consisting solely of Surviving Class N Common Stock, pursuant to Section 2.1(c) and Section 2.2 of the Merger Agreement and covenants and agrees to so specify in an Election Form delivered to Parent prior to the Closing Date.

Each Other Stockholder hereby agrees that it will be deemed to be a party to the Consent and shall have all the rights and obligations of a Stockholder thereunder as if such Other Stockholder had executed the Consent.

This Consent and Joinder To Consent shall be irrevocable; provided that this Consent and Joinder to Consent shall automatically terminate and be of no further force and effect at such time as the Consent Agreement shall terminate in accordance with the terms thereof.

[Signature page follows.]

IN WITNESS WHEREOF, each of the Other Stockholders have executed this Consent and Joinder to Consent as of the date first indicated above.

[OTHER STOCKHOLDER]

By:
Name:
Title:

[OTHER STOCKHOLDER]

By:
Name:
Title:

[OTHER STOCKHOLDER]

By:
Name:
Title:

[OTHER STOCKHOLDER]

By:
Name:
Title:

EXHIBIT C

TERM SHEET

MARQUEE HOLDINGS INC.

SUMMARY OF TERMS OF PROPOSED STOCKHOLDERS ARRANGEMENTS

The following is a description of certain material terms of (i) the second amended and restated stockholders agreement (the “Stockholders Agreement”) by and among Marquee Holdings Inc., a Delaware corporation (“Parent”) and the stockholders set forth below, that shall amend and restate that certain Amended and Restated Stockholders Agreement, dated as of October 29, 2004 and amended and restated as of December 23, 2004, by and among Parent and the stockholders of Parent party thereto (the “Existing Stockholders Agreement”), (ii) a second amended and restated certificate of incorporation of Parent (the “Amended and Restated Charter”), (iii) a voting agreement (the “Marquee Voting Agreement”) by and among the Former Marquee Investors (as defined below), (iv) a voting agreement (the “LCE Voting Agreement” and, together with the Stockholders Agreement and the Marquee Voting Agreement, the “Governance Agreements”) by and among the Former LCE Investors (as defined below) and (v) an amendment to that certain Management Fee Agreement, dated as of December 23, 2004, among Parent, AMC Entertainment Inc. and certain of the Former Marquee Investors (as amended, the “Management Fee Amendment”).  The Governance Agreements and the Management Fee Amendment will be entered into, and the Amended and Restated Charter shall become effective, immediately prior to the Effective Time, as defined in that certain Agreement and Plan of Merger (the “Merger Agreement”) by and among Parent and LCE Holdings, Inc. (“LCE Holdings”), dated as of June 20, 2005, provided, that each of the Governance Agreements, the Management Fee Amendment and the Amended and Restated Charter shall have such terms and conditions as set forth in this term sheet, with such other terms and conditions as shall be reasonably satisfactory to the Requisite Stockholder Majority.

Stockholders

Stockholders:

•     J.P. Morgan Partners (BHCA), L.P., J.P. Morgan Partners Global Investors, L.P., J.P. Morgan Partners Global Investors (Cayman), L.P., J.P. Morgan Partners Global Investors (Cayman) II, L.P., J.P. Morgan Partners Global Investors (Selldown), L.P., AMCE (Ginger), L.P., AMCE (Luke), L.P. and AMCE (Scarlett), L.P. (together with any of their respective Permitted Transferees (as defined below), the “JPMP Investors”)

•     Apollo Investment Fund V, L.P., Apollo Overseas Partners V, L.P., Apollo Netherlands Partners V(A), L.P., Apollo Netherlands Partners V(B), L.P. and Apollo German Partners V GmbH & Co KG (together with any of their respective Permitted

Transferees, the “Apollo Investors”)
• the entities listed on Schedule 1 attached hereto (and together with any of their respective Permitted Transferees, the “Other Marquee Investors”)
• TC Group III, L.P., Carlyle Partners III Loews, L.P. and CP III Coinvestment, L.P. (together with any of their respective Permitted Transferees, the “Carlyle Investors”)
• Bain Capital Holdings (Loews) I, L.P. and Bain Capital AIV (Loews) II, L.P. (together with any of their respective Permitted Transferees, the “Bain Investors”)

•                  Spectrum Equity Investors IV, L.P. Spectrum Equity Investors Parallel IV, L.P. and Spectrum IV Investment Managers’ Fund, L.P. (together with any of their respective Permitted Transferees, the “Spectrum Investors”)

Each of the JPMP Investors, the Apollo Investors, the Other Marquee Investors, the Carlyle Investors, the Bain Investors and the Spectrum Investors are referred to herein as an “Investor”. The JPMP Investors, the Apollo Investors and the Other Marquee Investors are collectively referred to herein as the “Former Marquee Investors”. The Carlyle Investors, the Bain Investors and the Spectrum Investors are collectively referred to herein as the “Former LCE Investors”. All shares of capital stock of Parent to be held by the Investors are the “Investor Shares”. The number of Investor Shares held by an Investor as of the Effective Time (subject to adjustment for stock splits, stock combinations, stock dividends, and pro rata sell-downs) are such Investor’s “Initial Investor Shares”.

Principal Investor Group:

“Principal Investor Group” means any one of (i) the JPMP Investors, collectively, (ii) the Apollo Investors, collectively, (iii) the Carlyle Investors, collectively, and (iv) the Bain Investors, collectively; provided, however, that any such Principal Investor Group shall cease to be a Principal Investor Group at such time as such Principal Investor Group ceases to hold Investor Shares representing at least 25% of the Initial Investor Shares held by such Principal Investor Group.

Requisite Stockholder Majority:

As set forth elsewhere in this term sheet, prior to an Initial Public Offering so long as the Investors continue to hold at least a majority of the outstanding voting shares of Parent, certain rights may only be exercised and certain actions must be approved by the Requisite Stockholder Majority.

The “Requisite Stockholder Majority” will mean:

(a) the consent of three of the Principal Investor Groups so long as there are four Principal Investor Groups, provided, however, if two of the Principal Investor Groups (the “Approving Principal Investor

Parties”) consent to the exercise of any right or the taking of any action but the other two Principal Investor Groups (the “Opposing Principal Investor Parties”) do not consent to the exercise of such right or the taking of such action and

(A) a Former Marquee Investor is an Approving Principal Investor Party and another Former Marquee Investor is an Opposing Principal Investor Party,

(B) a Former LCE Investor is an Approving Principal Investor Party and another Former LCE Investor is an Opposing Principal Investor Party, and

(C) the Spectrum Investors hold Investor Shares representing at least 25% of the Initial Investor Shares held by the Spectrum Investors,

then the “Requisite Stockholder Majority” shall mean the consent of the Approving Principal Investor Parties plus the consent of the Spectrum Investors,

(b) the consent of two of the Principal Investor Groups, so long as there are two or three Principal Investor Groups,

(c) the consent of one Principal Investor Group, so long as there is only one Principal Investor Group, or

(d) the consent of holders of a majority of the issued and outstanding shares of Class A Common Stock (as defined below) and Class L Common Stock (as defined below), voting together as a single class, so long as there is no Principal Investor Group.

The taking of any action or the exercise of any right (including the granting of any consent or approval) by any Principal Investor Group or by the Spectrum Investors shall be determined by the holders of a majority of the shares held by such Principal Investor Group or the Spectrum Investors (as applicable).

Capitalization and Governance

Authorized Capital Stock:

Upon the filing of the Amended and Restated Charter with the Secretary of State of Delaware (the “Charter Effective Time”), the authorized capital stock of Parent shall consist of: (i) 1,500,000 shares of Class A-1 Common Stock, $0.01 par value per share (the “Class A-1 Common Stock”), (ii) 1,500,000 shares of Class A-2 Common Stock, $0.01 par value per share (the “Class A-2 Common Stock” and together with the Class A-1 Common Stock, the “Class A Common Stock”), (iii) 1,500,000 shares of Class L-1 Common

Stock, $0.01 par value per share (the “Class L-1 Common Stock”), (iv) 1,500,000 shares of Class L-2 Common Stock, $0.01 par value per share (the “Class L-2 Common Stock” and together with the Class L-1 Common Stock, the “Class L Common Stock”), (v) 375,000 shares of Class N Common Stock, $0.01 par value per share (the “Class N Common Stock”) and (vi) 7,000,000 shares of Common Stock, $0.01 par value per share (the “Residual Common Stock”).

Rights, Privileges and Limitations of the Shares of Class A Common Stock, Class L Common Stock and Class N Common Stock:

The Class A Common Stock, the Class L Common Stock and the Class N Common Stock shall be identical in all respects, share for share, except that (i) the shares of Class N Common Stock shall not have any voting rights and shall not be included in the Requisite Stockholder Majority and (ii) the shares of Class A Common Stock and Class L Common Stock shall have the right to vote for the board of directors of Parent (the “Parent Board”) as described below. For the avoidance of doubt, Parent shall agree for purposes of calculating the fair market value provisions of Parent’s management stockholders agreement, the fact that the shares of Class N Common Stock are non-voting will not be considered in any such calculations.

The Residual Common Stock will be authorized, but shall remain unissued until the closing of an Initial Public Offering (as defined below). After an Initial Public Offering, the Residual Common Stock shall have the same rights, privileges and limitations as traditional common stock with the right to vote on any action on a one-for-one basis.

Except as otherwise provided by applicable law, the Amended and Restated Charter or the Stockholders Agreement, if the Parent’s stockholders are entitled to vote on any action, the holders of Class A Common Stock and Class L Common Stock shall vote together as a single class.

Conversion of Common Stock:

The shares of Class A Common Stock, Class L Common Stock and Class N Common Stock shall automatically convert into shares of Residual Common Stock (on a one-for-one basis) (i) upon the written consent of each Principal Investor Group or (ii) upon the closing of an Initial Public Offering.

Re-designation of Parent Shares:

As provided in the Merger Agreement, immediately following the Charter Effective Time, all of the issued and outstanding shares of Parent’s common stock, $0.01 par value per share (the “Old Common Stock”) that are held by the Former Marquee Investors shall be automatically re-designated (without any further action by the holders thereof) as shares of Class A-1 Common Stock and Class A-2 Common Stock.

Parent Shares Issued in Merger:	Pursuant to the Merger Agreement, each of the Former LCE Investors shall receive shares of both Class L-1 Common Stock and Class L-2 Common Stock as merger consideration.

Management Shares and Options:	Provision shall be made such that shares held by management shall be shares of Class N Common Stock and management options shall be exercisable to purchase shares of Class N Common Stock.

Certain Actions:

The following actions (the “Material Actions”) that are proposed to be taken will require the approval of the Requisite Stockholder Majority if at such time the Investors collectively hold at least a majority of the voting shares of Parent:

•     sale of all or substantially all of Parent, AMC Entertainment, Inc., a Delaware corporation and wholly-owned subsidiary of Parent (the “Company”) or LCE Intermediate Holdings, Inc., a Delaware corporation and, at the Effective Time, wholly-owned subsidiary of Parent, whether by merger, consolidation, sale of all or substantially all of the assets of Parent, the Company, LCE Intermediate Holdings, Inc. or otherwise (a “Company Sale”);

• acquisition or disposition transactions in excess of $10.0 million;
• approval, amendment or modification of the annual budget or annual plan (including the annual expenditure budget) (the “Annual Budget”);
• capital expenditures not specifically included in Annual Budget and in excess of $5.0 million;
• other than as contemplated in the Annual Budget, enter into any contract with a value in excess of $5.0 million or requiring payments in excess of $2.0 million per annum;
• settlement of any claim or litigation for an amount in excess of $2.5 million;

•     establishment of any subsidiary, other than a wholly-owned subsidiary, in which Parent and/or its wholly-owned subsidiaries invest (commit to invest), or becomes liable for, an aggregate amount in excess of $2.0 million;

•     entering into or becoming subject to any joint ventures or alliances in which Parent and/or its wholly-owned subsidiaries invests (commits to invest), or becomes liable for, an aggregate amount in excess of $5.0 million;

• causing or effecting an Initial Public Offering or any public offering of equity securities of any subsidiary of Parent;
• hiring or firing of CEO, CFO or COO (including setting or amending the salary, benefits or other terms of employment) of Parent or any significant subsidiary of Parent;
• equity issuances (or issuances of securities exercisable or convertible into equity);

•     dissolution, liquidation, recapitalization (including any stock split, stock dividend, reverse stock split or otherwise) or reorganization of Parent or any subsidiary of Parent (other than a combination of any wholly-owned subsidiary of Parent with any other wholly-owned subsidiary of Parent);

•     repurchase of securities, declaration or payment of cash or other dividend or any other distribution on the capital stock of Parent or any subsidiary, and other than dividends or other distributions by a wholly-owned subsidiary to Parent and its wholly-owned subsidiaries;

• adoption of, or amendment to or termination of, any equity incentive or other material benefit program of Parent or any of its subsidiaries (except for any amendment required by law);

•     incurrence of indebtedness (other than ordinary course borrowings under revolving credit facilities), or making any amendment to the maturity date, aggregate principal amount or interest rate of any indebtedness, in each case, with recourse to any Investor or in excess of $5.0 million or any refinancing of any existing indebtedness; provided, that the incurrence of indebtedness with recourse to any Investor shall also require the consent of such Investor;

• any change to tax elections or accounting methods;
• selection of, or change in, Parent’s certified public accountant;

•     any waiver or amendment of the (i) charter or by-laws of Parent, or (ii) the debt financing documents relating to indebtedness in excess of $5.0 million, other than amendments that would discriminate against a particular Investor, which will also require the consent of each such Investor;

• materially change the nature of the business of Parent and its subsidiaries; and

•     any affiliate transaction, provided, that, in the case where such affiliate transaction (i) has an aggregate value in excess of $5.0 million, (ii) is not a permitted “affiliate transaction” pursuant to any of financing documents evidencing material indebtedness of Parent and its subsidiaries, and (iii) involves a Principal Investor Group or any of their affiliates, such affiliate transaction must be on terms that are no less favorable to the Parent or its subsidiaries, as the case may be, than would be available at the time of such affiliate transaction in a comparable transaction on an arm’s-length basis with any unaffiliated third party, provided  further that neither an interested Investor nor such Investor’s representatives on the board of directors of Parent or its subsidiaries will participate in the relevant approvals.

In the event that any action is approved by the Requisite Stockholder Majority, the Company and each Investor agree to take any and all actions as are reasonably necessary to effect any such action.

Parent Board:	The Amended and Restated Charter shall provide that for so long as an Initial Public Offering has not occurred:

•     The holders of Class A-1 Common Stock, shall be entitled, voting as a separate class, to elect at any annual or special meeting of Parent’s stockholders or by written consent, four (4) members of the Parent Board (the “Class A-1 Directors”), subject to the reduction of such number as provided below.

•     The holders of Class A-2 Common Stock (including the JPMP Investors and the Apollo Investors for so long as they are both Investors), shall be entitled, voting as a separate class, to elect at any annual or special meeting of Parent’s stockholders or by written consent, one (1) member of the Parent Board (the “Class A-2 Director”).

•     The holders of Class L-1 Common Stock, shall be entitled, voting as a separate class, to elect at any annual or special meeting of Parent’s stockholders or by written consent, three (3) members of the Parent Board (the “Class L-1 Directors”), subject to the reduction of such number as provided below.

•     The holders of Class L-2 Common Stock (including the Carlyle Investors and the Bain Investors for so long as they are both Investors), shall be entitled, voting as a separate class, to elect at any annual or special meeting of Parent’s stockholders or by written consent, one (1) member of the Parent Board (the “Class L-2 Director”).

Marquee Voting Agreement; Class A-1 Directors; Class A-2 Director:

Each of the Former Marquee Investors shall enter into the Marquee Voting Agreement, under which the Former Marquee Investors shall agree to vote all of their shares of Class A Common Stock to cause the election to the Parent Board of the following Class A Directors:

• two Class A-1 Directors designated by the JPMP Investors;
• two Class A-1 Directors designated by the Apollo Investors; and
• the Chief Executive Officer of Parent as the Class A-2 Director.

LCE Voting Agreement; Class L-1 Directors; Class	Each of the Former LCE Investors shall enter into a LCE Voting Agreement, under which the Former LCE Investors shall agree to

L-2 Director:	vote all of their shares of Class L Common Stock to cause the election to the Parent Board of the following Class L Directors:

• one Class L-1 Director designated by the Carlyle Investors;
• one Class L-1 Director designated by the Bain Investors;
• one Class L-1 Director designated by the Spectrum Investors; and
• one Class L-2 Director designated by holders of a majority of the shares of Class L-2 Common Stock.

Board Voting Rights:	The directors of the Parent Board shall have the following votes:

Director Class	Number of Votes Per Director
Class A-1 Director	3
Class A-2 Director	1
Class L-1 Director	3
Class L-2 Director	1

Reduction in Right to Designate Board of Directors:	The right of each of the JPMP Investors and Apollo Investors to designate Class A-1 Directors will be subject to reduction as follows:

Shares Held by Such		Number of Class A-
Investor as a Percentage		1 Directors
Of Initial Investor Shares		Designated by
Held by Such Investor		Such Investor
at least	25%	2
at least	5%	1
less than	5%	0

Each of the Carlyle Investors, Bain Investors and the Spectrum Investors will lose their respective right to designate a Class L-1 Director at such time as such Investor ceases to hold Investor Shares representing at least 5% of the Initial Investor Shares held by such Investor.

The size of the Parent Board will be correspondingly reduced upon any reduction in the number of directors that any Investor has a right to designate.

Rights to any Investor’s board seats will be transferable only with the consent of the Requisite Stockholder Majority, other than to affiliated funds of such Investor; provided, that such transferee remains an affiliated fund of such transferor following the transfer.

Board Observation Rights:

The Carlyle Investors, Bain Investors and Spectrum Investors shall have the right to appoint, in the aggregate, four (4) non-voting observers to the Parent Board (each, an “Observer”). The Observers may be present at all meetings of the Parent Board, including any telephonic meetings, and Parent will give each Observer notice of such meetings and copies of all minutes, consents, correspondence and other material that are sent to members of the Parent Board. The Observers may only excluded from any meeting or portion thereof or from receiving any such materials, if in each such case, Parent reasonably believes, upon advice of counsel, that such exclusion is reasonably necessary to preserve attorney-client privilege.

Each of the management rights agreements between Parent and (i) the JPMP Investors and the Apollo Investors, (ii) Co-Investment Partners, L.P. and (iii) Weston Presidio Capital IV, L.P. and WPC Entrepreneur Fund II, L.P. shall survive consummation of the transactions contemplated by the Merger Agreement.

Board Vacancies and Removal:

The holders of the Class A-1 Common Stock, Class A-2 Common Stock, Class L-1 Common Stock and the Class L-2 Common Stock will have the sole right to remove and replace its director-designees and the holders of the Class A-1 Common Stock, Class L-1 Common Stock and the Class L-2 Common Stock may do so at any time and for any reason, and to fill any vacancies otherwise resulting in such director positions; provided, however, the position of the Class A-2 Director shall be held by the Chief Executive Officer of Parent at all times.

Board Quorum and Approval:

Except as may be otherwise specifically provided by law, (i) at all meetings of the Parent Board, a majority of the votes comprising the entire Parent Board so long as it includes at least one Class A-1 Director and at least one of the Class L-1 Directors designated by the Bain Investors or the Carlyle Investors shall constitute a quorum for the transaction of business and (ii) (A) with respect to any action that is a Material Action, the approval of at least such number of directors equal to the majority of the votes present at any meeting at which there is a quorum shall be sufficient to approve such Material Action and (B) with respect to any action that is not a Material Action, the approval of directors holding at least 13 votes of the entire Parent Board shall be sufficient to approve any such action.

Board Committees and Subsidiary Boards:

Subject to approval by the Requisite Stockholder Majority, the Parent Board and the boards of subsidiaries of Parent, will appoint audit, compensation and such other committees as will be necessary to comply with any applicable legal or securities exchange requirements or as otherwise desired by such board.

For so long as an Initial Public Offering has not occurred, the composition of the board of directors of AMC Entertainment, Inc. will be identical to the Parent Board and the boards of directors of all other subsidiaries will be subject to the approval of the Requisite Stockholder Majority.

Amendments and Waivers of the Amended and Restated Charter:	In addition to any other vote or consent provided in the Amended and Restated Charter or required by applicable law:

•                  any amendment, alteration, modification, waiver or repeal of any provision of the Amended and Restated Charter, including any filing of a certificate of designation, or the by-laws of Parent, including by means of merger, consolidation or otherwise, shall require the affirmative vote or written consent of the Requisite Stockholder Majority;

•                  any amendment, alteration, modification, waiver or repeal of any provision of the Amended and Restated Charter, including any filing of a certificate of designation, or the by-laws of Parent, including by means of merger, consolidation or otherwise, that adversely affects the voting powers, preferences, or other special rights or privileges, or restricts the rights, privileges, powers or immunities of any class of common stock of Parent shall require the affirmative vote or written consent of the holders of a majority of the outstanding shares of such class; and

•                  any increase or decrease (other than by conversion or recapitalization which are permitted without an applicable class vote pursuant to the immediately preceding paragraph) in the authorized number of shares of any class of common stock shall require the affirmative vote or written consent of the holders of a majority of the outstanding shares of such class.

Additional Provisions of the Marquee Voting Agreement:

The Marquee Voting Agreement shall provide (in addition to the election of the Class A-1 Directors and Class A-2 Directors described above) that as to any matter or action that requires a vote or written consent of the stockholders of Parent, whether by law or pursuant to any agreement, for so long as either the JPMP Investors and the Apollo Investors are considered Principal Investor Groups, each Former Marquee Investor agrees to vote (or to provide its written consent with respect to such matter or action) such number of Investor Shares held by such Former Marquee Investors in favor of such matter or action during the Blockout Period (as defined below) as is equal to the same proportion of Investor Shares held by the JPMP Investors and the Apollo Investors that are voted in favor of such matter or action, provided, however, that no Former Marquee Investor shall be required to vote in favor of, or provide its written consent to, any action that would disproportionately affect such Former Marquee Investor relative to the other Investors in any material and adverse manner.

Additional Provisions of the LCE Voting Agreement:	The LCE Voting Agreement shall provide (in addition to the election of the Class L-1 Directors and Class L-2 Directors described above)

that as to any matter or action that requires a vote or written consent of the stockholders of Parent, whether by law or pursuant to any agreement, for so long as each of the Carlyle Investors, the Bain Investors and the Spectrum Investors continue to hold Investor Shares representing at least 25% of the Initial Investor Shares held by such Investor, each Former LCE Investor agrees to vote its Investor Shares, or to provide its written consent with respect to such matter or action, during the Blockout Period, as directed by any two of the (i) Carlyle Investors, (ii) Bain Investors and (iii) Spectrum Investors, provided, however, that no Former LCE Investor shall be required to vote in favor of, or provide its written consent to, any action that would disproportionately affect such Former LCE Investor relative to the other Investors in any material and adverse manner.

Amendments and Waivers of Voting Agreements:

Amendments or waivers require the vote of each Principal Investor Group subject to such voting agreement, with customary exceptions for amendments and waivers that discriminate by share designation or against particular Investors.

Termination of Voting Agreements:

Each of the Marquee Voting Agreement and the LCE Voting Agreement will terminate upon the earliest to occur of (i) unanimous approval of each Principal Investor Group subject to such voting agreement, (ii) an Initial Public Offering and (iii) the date on which the Principal Investor Groups and the Spectrum Investors subject to such voting agreement no longer have the right to designate at least one Class A-1 Director or one Class L-1 Director to the Parent Board.

Transfer Restrictions; Stockholders Agreement

Limitations on Transfer:	Except as provided below, the Investors shall not, directly or indirectly, transfer any economic or voting interest in any Investor Shares except for any Permitted Transfers.

“Permitted Transfer” means: (i) a transfer approved by the Requisite Stockholder Majority, (ii) a transfer to an affiliated fund of such Investor; provided such transferee remains an affiliated fund of such transferor following the Transfer; (iii) following the initial public offering of shares of capital stock of Parent registered on Form S-1 (or any equivalent or successor form under the Securities Act of 1933, as amended) (an “Initial Public Offering”), a transfer by an Investor made as part of a distribution by an Investor to its respective general or limited partners or members in accordance with such Investor’s fund documents, as the case may be; (iv) in connection with or after the Initial Public Offering, transfer by any Investor to charities that shall not exceed 20% of the Initial Investor Shares held by such Investor; (v) a transfer made by a JPMP Investor pursuant to and in accordance with the Amended and Restated Regulatory Sideletter, by and among Parent and the JPMP Investors, dated as of

December 23, 2004 (as amended) (the “Regulatory Sideletter”) or (vi) a transfer made pursuant to the registration rights provisions set forth in the Stockholders Agreement; provided that such transferee, in the case of clauses (i), (ii) and (v) above shall agree in writing with the parties to be bound by, and to comply with, all applicable provisions of and to be deemed to be an Investor for purposes of the Stockholders Agreement; and provided, further, that such transferee in the case of clause (iv) above shall agree in writing with the parties to be bound by, and to comply with, all of the transfer restriction and registration rights provisions of the Stockholders Agreement.

“Permitted Transferee” means any person who acquires Investor Shares pursuant to clauses (i) and (ii) of the definition of Permitted Transfer.

In addition, no Investor shall be permitted without the prior written consent of the Requisite Stockholder Majority to (i) transfer any Investor Shares to an entity that competes with Parent, the Company or LCE Holdings in any material respect (except a transfer to the public under Rule 144 or in a registered offering), (ii) pledge, hypothecate or grant any security interest in any Investor Shares, or (iii) prior to the Initial Public Offering, transfer any Investor Shares in any manner that would violate, cause a default, or constitute a change of control under Parent’s or any of Parent’s subsidiaries’ material debt agreements, provided, that clauses (i) and (iii) shall not apply to a Company Sale; provided, further, that clause (iii) shall not apply, if in connection with such transfer of Investor Shares, the material indebtedness of Parent or any of its subsidiaries is amended, modified or refinanced such that there does not exist a violation, default or change of control pursuant to such material indebtedness.

In addition, without limiting the provisions of the preceding paragraphs:

(i) after the Blockout Period and prior to the Initial Public Offering, Investors may transfer Investor Shares subject to the Rights of First Offer provisions below;
(ii) after the Blockout Period, Investors may transfer Investor Shares subject to the Tag-Along Rights provisions below;
(iii) at any time, Investors may transfer Investor Shares in a drag-along sale described below; and

(iv)           at any time after the Initial Public Offering, Investors may transfer Investor Shares in registered public offerings and to the public under Rule 144; provided that the Investors will coordinate Rule 144 sales and distributions to their partners in order to give each Investor an opportunity to participate.

The “Blockout Period” shall be the period from the Effective Time until the fifth anniversary of the Effective Time.

VCOC Rights:

VCOC management rights agreements substantially in the form to which the JPMP Investors and the Apollo Investors are now party will be entered into by certain operating subsidiaries of Parent granting certain management rights to each of the Yankee Investors. Caisse de Depot et Placement du Quebec’s consultation rights agreement with Parent shall survive consummation of the transactions contemplated by the Merger Agreement.

Rights of First Offer:

If, prior to the Initial Public Offering, any of the Investors propose to sell Investor Shares (other than with respect to a Permitted Transfer of any Investor Shares within the meaning of clauses (ii), (iii), (iv) or, in the event the sale is pursuant to a registration involving an Initial Public Offering, (v) of the definition of Permitted Transfer), Parent will have a right of first offer to purchase the shares proposed to be sold. In the event that Parent elects not to exercise its right of first offer, then each of the other Investors, on a pro rata basis, as the case may be, will have a right of first offer to purchase the shares proposed to be sold. If any of the Investors elects to purchase less than its pro rata share pursuant to its right of first offer, the other non-selling Investors will be entitled to purchase such remaining shares on a pro rata basis.

The right of first offer will be void if the offers by the non-selling Investors (including any offers pursuant to the last sentence of the prior paragraph) are for less than all of the Investor Shares proposed to be sold.

No Investor shall be entitled to purchase shares pursuant to the right of first offer, (i) at any time that it collectively owns Investor Shares representing less than 5% of the Initial Investor Shares held by such Investor, (ii) in connection with any Company Sale that is a merger, consolidation, business combination or similar transaction involving the sale of all or substantially all of the entire Parent and (iii) in connection with a drag-along sale described below.

After complying with the right of first offer provisions, the selling Investor will comply with the tag-along rights provisions described below.

Tag-Along Rights:

Investors may participate on a pro rata basis, on equivalent terms and conditions, in any transfer or series of related transfers by any of the Investors of Investor Shares other than pursuant to (i) Permitted Transfers of any Investor Shares within the meaning of clauses (ii) or (iii) of the definition of Permitted Transfer, (ii) a transfer to the public under Rule 144 or in a registered offering or (iii) any drag-along sale described below.

The tag-along rights provisions to be included in the Stockholders Agreement shall survive the consummation of an Initial Public Offering.

Drag-Along Rights:

Prior to the Initial Public Offering, Investors constituting a Requisite Stockholder Majority may exercise a drag-along right on the other Investors and other shareholders in order to cause a Company Sale pursuant to which such Investors are selling to any independent third party 90% or more of their interests in Parent and the Company for cash.

Participation Rights on Issuances:

On customary terms and conditions, on or prior to an Initial Public Offering, Investors will have the pro rata right to subscribe to any issuance by Parent or any subsidiary of shares of its capital stock or any securities exercisable, convertible or exchangeable for shares of its capital stock, subject to the following exceptions:

•                  issuances of Parent stock pursuant to options, warrants, convertible securities or agreements outstanding at the Effective Time or issued in compliance with the Participation Rights provisions of the Stockholders Agreement;

• issuance of shares at the Effective Time;

•                  issuances of shares, options or convertible securities to employees, officers, directors and consultants of Parent pursuant to any plan or arrangement adopted by the Parent Board in accordance with the Amended and Restated Charter;

•                  issuances, in each case to the extent approved by the Parent Board, (i) to stockholders and management of any target entity in connection with business combination or acquisition transaction or (ii) in connection with any joint venture or strategic partnership;

• issuances in connection with Parent Board approved stock splits, stock dividends or recapitalizations;
• issuances pursuant to an exchange for debt securities;
• issuances pursuant to an Initial Public Offering; and
• issuances by a subsidiary of Parent to Parent or a wholly-owned subsidiary of Parent.

Demand Registration Rights:

Subject to the last sentence of this paragraph and the terms of any applicable underwriter lock up agreements, during the first two years after an Initial Public Offering the consent of at least two of the Principal Investor Groups will be required prior to any Investor exercising a demand registration of registrable securities. Thereafter, subject to the last sentence of this paragraph and the terms of any applicable underwriter lock up agreements, (i) each Principal Investor Group and the Spectrum Investors shall be entitled to two demand registrations on Form S-1, (ii) each Principal Investor Group and the Spectrum Investors shall be entitled an unlimited number of demand registrations on Form S-3 and (iii) the others Investors that are not either part of any Principal Investor Group or a Spectrum Investor, as a group, shall have the right to one demand registration on Form S-3. Parent will not be required to file a demand registration on behalf of Investors that are not either part of any Principal Investor Group or a Spectrum Investor except in connection with a demand by such Investors for registration of at least $200 million in value of Parent stock.

Piggyback Registration Rights:	Each Investor shall be entitled to piggyback registration rights on all public offerings of Parent’s stock pursuant to customary terms and conditions.

Selection of Underwriters:

Underwriters will be chosen by the Requisite Stockholder Majority for the Initial Public Offering. Thereafter holders of a majority of shares to be registered by the Investors in connection with the relevant demand offering shall select the Underwriters.

Underwriter Cutbacks:

In connection with any exercise of demand registration rights or piggyback registration rights, if the managing underwriter (if applicable) advises Parent in writing that the inclusion of all securities entitled to participate in such offering exceeds the number of securities that can be sold without having a material adverse effect on the success of the offering, then the amount of securities included in the offering will be prioritized in the offering will be prioritized as follows:

• In connection with any exercise of piggyback registration rights:

• First, to Parent;

• Second, to the Investors exercising registration rights, pro rata among all Investors on the basis of the relative number of shares then held by all such Investors; and

•                  Third, to all other holders of securities of Parent requesting to have securities included in such offering, pro rata among all such holders on the basis of the relative number of shares then held by all such holders.

• In connection with any exercise of demand registration rights:

• First, to the Investors exercising registration rights, pro rata among all Investors on the basis of the relative number of shares then held by all such Investors;

•                  Second, to all other holders of securities of Parent requesting to have securities included in such offering, pro rata among all such holders on the basis of the relative number of shares then held by all such holders; and

• Third, to Parent.

Market Standoff:

The Investors will agree to be bound by (i) a customary underwriter lock-up agreement entered into by Parent which prohibits sales for up to 180 days following an Initial Public Offering and (ii) a customary underwriter lock-up agreement entered into by a majority of the Investors that participate in the offering which prohibits sales for up to 90 days following any other public offering.

Termination of Registration Rights:

Registration rights expire as to any share: (i) when the share ceases to be subject to the Stockholders Agreement, (ii) sold under an effective registration statement, (iii) sold under Rule 144, or (iv) when the share has been otherwise transferred, an unlegended certificate for the share has been issued and the share can thereafter be sold without registration.

Investor Expenses:	Reasonable expenses incurred by Investors in connection with transactions contemplated by the Stockholders Agreement will be paid by Parent.

Other Registration Rights Provisions:

The Stockholders Agreement will contain such other customary registration rights provisions, including, without limitation, provisions relating to registration procedures, indemnification and contribution.

Regulatory Matters for JPMP Investors:	Parent and the JPMP Investors shall enter into an amendment to the Regulatory Sideletter that amends Schedule 1 thereto and reflects the changes agreed by counsel.

The Stockholders Agreement will contain such provisions relating to regulatory matters involving the JPMP Investors that are substantially similar to the provisions contained in Section 11 of the Existing Stockholders Agreement.

Amendments and Waivers of the Stockholders Agreement:

Amendments or waivers of the Stockholders Agreement shall require the vote of the Requisite Stockholder Majority, with customary exceptions for amendments and waivers that discriminate by share designation or against particular Investors.

For the avoidance of doubt, subject to exceptions for amendments that discriminate by share designation or against particular Investors, the Requisite Stockholder Majority may amend the Stockholders Agreement to provide that agreements which would terminate upon an Initial Public Offering will continue in full force following the Initial Public Offering (e.g., Requisite Stockholder Approval of Material Actions)

Information Rights:	The Stockholders Agreement will contain customary provisions under which the Investors will be provided with financial and other information regarding Parent and its subsidiaries.

Corporate Opportunity:

The Stockholders Agreement (or other appropriate agreement) will contain a provision that the Investors and non-employee directors will have no obligation to present corporate opportunities outside the United States to the Company.

Termination of the Stockholders Agreement:

The Stockholders Agreement will terminate upon the earliest to occur of (i) unanimous approval of all of the Principal Investor Groups and (ii) the date on which the Principal Investor Groups and the Spectrum Investors no longer have the right to designate at least one Class A-1 Director or one Class L-1 Director to the Parent Board.

Management Agreement Amendment:

Immediately prior to consummation of the transactions contemplated by the Merger Agreement, the Former LCE Investors shall terminate the existing management fee agreement with LCE. The Former LCE Investors and the Former Marquee Investors shall negotiate the Management Agreement Amendment in good faith on terms and conditions reasonably satisfactory to the Former LCE Investors and the Former Marquee Investors.

Termination of Term Sheet:	This term sheet will terminate and have no further force or effect upon termination of the Merger Agreement in accordance with its terms.